Exhibit 99.(a)(3)

[DISCLOSURE DOCUMENT]

[MAGSTAR LETTERHEAD]

                           , 2007

Dear Shareholder,

We intend to engage in a transaction that will result in the termination of the registration of our common stock under the federal securities laws. This will eliminate the significant expense required to comply with the reporting and related requirements under these laws. Often referred to as a “going-private transaction,” the transaction is a reverse split of our common stock whereby each 2,000 shares of our common stock will be converted to one share of our common stock, with holders of less than one whole share after completion of the reverse split entitled to receive cash in lieu of fractional interests in an amount equal to $0.425 per share for each pre-split share that becomes a fractional interest. As a result, shareholders owning fewer than 2,000 shares of our common stock on a pre-split basis at the close of business on [                  , 2007] (the “Record Date”) will no longer be shareholders of the Company. The $0.425 per share price to be paid for fractional shares represents the fair value for a share of our common stock as determined by the Special Committee based upon, among other things, the fairness opinion of Craig-Hallum Capital Group LLC, our financial advisor. Shareholders owning 2,000 or more shares of our common stock on a pre-split basis on the Record Date will not be entitled to receive cash in lieu of whole or fractional shares of our common stock resulting from the reverse split.

After careful consideration, the Special Committee concluded that the costs associated with being a “public” company are not justified by the benefits. The Special Committee reviewed the proposed transaction and considered its fairness to unaffiliated shareholders who own fewer than 2,000 shares as well as those shareholders owning 2,000 or more shares. The Special Committee also received a fairness opinion from Craig-Hallum Capital Group LLC with regard to the per share cash amount to be paid to the shareholders that receive cash in lieu of fractional shares in the transaction. After careful consideration, the Special Committee determined that the transaction is fair and in the best interests of MagStar and our shareholders.

Under Minnesota law, our Board may amend our Articles of Incorporation to conduct the reverse split without the approval of the shareholders. Therefore, we are not seeking shareholder approval for this action and no vote is sought in connection with this action. Under Minnesota law, shareholders are not entitled to dissenters’ rights in connection with this type of going-private transaction. The attached document contains details on the proposed transaction and we urge you to read it very carefully.

Thank you for your continued support.

Jon L. Reissner
President and Chief Executive Officer

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE TRANSACTION DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF THE PROPOSED TRANSACTION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL AND A CRIMINAL OFFENSE. NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS DOCUMENT OR RELATED SCHEDULE 13E-3, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US.

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SUMMARY TERM SHEET

This summary term sheet highlights selected information from this Disclosure Document. This summary term sheet may not contain all of the information that is important to you. For a more complete description of the transaction, you should carefully read this Disclosure Document and all of its exhibits. For your convenience, we have directed your attention to the location in this Disclosure Document where you can find a more complete discussion of each item listed below.

As used in this Disclosure Document, “MagStar,” “we,” “our” and “us” refer to MagStar Technologies, Inc., and the “Transaction” refers to the reverse split discussed below, together with the related cash payments to the shareholders in lieu of fractional shares of our common stock.

The Transaction is considered a “going private” transaction as defined in Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because it is intended to, and, if completed, it will enable us to terminate the registration of our common stock under Section 12(g) of the Exchange Act and terminate our duty to file periodic reports with the Securities and Exchange Commission (“SEC”). In connection with the Transaction, we have filed with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3.

Reverse Split

We will effect a share combination or “Reverse Split” of our common stock whereby each 2,000 outstanding shares of common stock will be converted into one whole share, and in lieu of our issuing fractional shares to shareholders owning less than one whole share of common stock after effectiveness of the share combination, we will pay cash equal to $0.425 multiplied by the number of pre-split shares held by a shareholder who owns fewer than 2,000 shares immediately prior to the split. Shareholders with fewer than 2,000 shares immediately prior to the split will have no further equity interest in MagStar and will become entitled only to a cash payment equal to $0.425 times the number of pre-split shares. See “Background—Structure of the Transaction” starting on page 23.

Record Date	, 2007.

Effective Date	, 2007

Purpose of Transaction

The primary purpose of the Transaction will be to reduce the number of our shareholders of record to less than 300, thereby allowing us to “go private.” We would do so by promptly filing a Certificate of Termination of Registration with the SEC under Section 12(g)(4) of the Exchange Act as soon as possible after consummation of the Transaction so that we would no longer be required to file annual, quarterly or current reports, and we would not be required to comply with the SEC’s proxy rules, which require us to distribute proxy statements to our shareholders. See “Special Factors—Purpose of the Transaction” starting on page 7, and “Background—Structure of the Transaction” starting on page 23.

Fairness of Cash Payments

A special committee (the “Special Committee”) of our board of directors (the “Board”) retained the firm of Craig-Hallum Capital Group LLC, an independent investment banking firm, to render an opinion to the Special Committee as to the fairness, from a financial point of view, to our shareholders owning less than one whole share of our common stock after the

Reverse Split, of the cash amount to be paid to such shareholders in the Transaction. The Special Committee considered and relied upon the opinion, a copy of which is appended to this Disclosure Document. See “Special Factors—Background of the Transaction” starting on page 5.

Opinion of Financial Advisor to the Special Committee

Craig-Hallum Capital Group LLC, which served as a financial advisor to the Special Committee, has delivered to the Special Committee a written opinion that, as of October 3, 2007, the consideration to be paid to shareholders who will receive cash payments in lieu of the issuance of fractional shares resulting from the Reverse Split, is fair from a financial point of view to such shareholders. A copy of Craig-Hallum’s opinion, which includes a discussion of the information reviewed, assumptions made and matters considered, is appended to this Disclosure Document. You should carefully review this opinion in its entirety, as well as other information contained in this Disclosure Document. See “Special Factors—Reports, Opinions or Appraisals” starting on page 13.

Approval of Special Committee

The Special Committee has determined that the Transaction is fair to and in the best interest of all of our unaffiliated shareholders, including those shareholders owning shares being cashed out pursuant to the Transaction and those who will retain shares of common stock following the consummation of the Transaction. See “Special Factors—Factors Considered by Special Committee” starting on page 8.

Effect of Transaction

Following the completion of the Transaction, each remaining shareholder, including affiliates and members of management owning common stock, will own an increased percentage of our outstanding common stock than such shareholder held prior to the Transaction. We do not anticipate any changes in our board or management following the Transaction. We have no intention to change our business operations as a result of the Transaction, or to engage in any extraordinary transactions, such as a merger or sale of assets. See “Special Factors—Effect of the Transaction” starting on page 11.

Source of Funds

The funds for the Transaction will come from our currently available cash and, potentially, from our line of credit provided by U.S. Bank. See “Special Factors—Effect of the Transaction” starting on page 11.

Tax Consequences

A shareholder who receives no cash payment as a result of the Transaction will not recognize any gain or loss for federal income tax purposes. A shareholder who receives a cash payment for a fractional share of our common stock as a result of the Transaction and who does not continue to hold our shares directly or indirectly immediately following the Transaction, will recognize capital gain or loss for federal income tax purposes, equal to the difference between the cash received for the common stock and the aggregate adjusted tax basis in such stock. See “Federal Income Tax Consequences of the Transaction” starting on page 26.

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Shareholder Rights

Under Minnesota law, the Transaction does not require approval by our shareholders. Further, shareholders will not have dissenters’, or so-called appraisal rights, under the Minnesota Business Corporation Act (the “MBCA”). See “Special Factors—Shareholder Approval” starting on page 21 and “Special Factors—Appraisal Rights” starting on page 21.

Reservation of Right to Terminate or Change Transaction

The Special Committee retains the right to terminate the Transaction if it determines that the Transaction is not in the best interest of MagStar and its shareholders, or if the Special Committee determines that the Transaction will result in the cancellation of more than 20% of the outstanding shares of our common stock. If we determine to cancel the Transaction, we may pursue other strategies which will result in our going private, including a change in the ratio of our Reverse Split.

Payment and Exchange of Shares

As soon as practicable after the Transaction, our exchange agent will send each shareholder owning fewer than 2,000 pre-Reverse Split shares an instruction letter describing the procedure for surrendering stock certificates in exchange for the cash payment. Upon receipt of properly completed documentation and stock certificates, each such shareholder will be entitled to receive the cash payment, without interest, from the exchange agent. See “Special Factors—Effect of the Transaction” starting on page 11.

Continuing Shareholders

Shareholders owning 2,000 or more shares of our common stock on the Record Date will continue to be a shareholder after the Reverse Split becomes effective. Such shareholders will not receive any cash payment for their whole or fractional shares. See “Special Factors—Effect of the Transaction” starting on page 11.

Shareholders With Shares Held in Street Name

We intend that the Transaction apply to shareholders holding shares in street name through a nominee (such as a bank or broker) in the same manner as shareholders whose shares are registered in their names. However, shareholders holding fewer than 2,000 shares of common stock in street name through a nominee immediately prior to the Reverse Split will need to notify us on or before                    , 2007 to ensure that their shares will be cancelled and converted into the right to receive cash payment in the Transaction and that we comply with the requirements of the MBCA.

Reduction of Cancelled Shares

In the event the Reverse Split would result in more than 20% of our common stock being cancelled, which is not permitted by the MBCA, we will take action to suspend or withdraw the Reverse Split. In such event, it is our intent to take all action necessary to reduce the number of shares that would be cancelled and entitled to receive a cash payment in lieu of a fractional share to comply with the MBCA by adjusting the split ratio used in the Reverse Split or, in the alternative, taking corporate action to obtain shareholder approval of the proposed Reverse Split.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document contains certain statements of a non-historical nature constituting “forward-looking statements.” Such forward-looking statements may be identified by the use of terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “should,” or “continue” or the negative thereof or other variations thereof or comparable terminology. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those results currently anticipated or projected. Such factors include, among other things, the following: our ability to expand sales and product offerings, to develop a reputation in manufacturing products for select industries such as medical industries and factory and laboratory automation, to manufacture and ship in a timely manner and to the ability to acquire raw materials and similar matters discussed in our “Risk Factors” set forth in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 and subsequent public filings. We undertake no obligation to release publicly the result of any revisions to these forward-looking statements, except as required by law. The “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, however, do not apply to going-private transactions.

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SPECIAL FACTORS

Background of the Transaction

In recent years, we have derived minimal benefits from being a reporting company. Our common stock has failed to attract institutional investors or market research attention which could have created a more active and liquid market for our common stock. Relatively low trading volume and low market capitalization have reduced the liquidity benefits to our shareholders.

Our Board of Directors does not presently intend to raise capital through sales of securities in a public offering or to acquire other business entities using stock as consideration. Accordingly, we are not likely to make use of the advantages (for raising capital, effecting acquisitions or other purposes) that our status as a reporting company may offer. For a more detailed discussion of the ways in which we have not enjoyed the benefits typically afforded public company status, please see “Special Factors—Reasons for the Transaction.”

We incur direct and indirect costs associated with compliance with the Exchange Act’s filing and reporting requirements imposed on public companies. The cost of this compliance has increased significantly with the implementation of the provisions of the Sarbanes-Oxley Act of 2002. We are seeking to undertake the Transaction at this time because of the significant costs and burdens associated with compliance with the internal control audit requirements of Section 404 of Sarbanes-Oxley. The cost of implementing Section 404’s internal control procedures is unduly burdensome and costly considering our size, because we do not have adequate personnel to implement the new requirements of Section 404 and would incur substantial costs to enact such procedures. We also incur substantial indirect costs as a result of, among other things, the executive time expended to prepare and review our public filings. As we have relatively few executive personnel, these indirect costs can be substantial.

In light of these circumstances, our Board of Directors contemplated the deregistration of our common stock with the view that such deregistration would relieve us of the administrative burden, cost and competitive disadvantages associated with filing reports and otherwise complying with the requirements imposed under the Exchange Act. After discussion of its growing concern with our ability to comply with, and the expense of compliance with, Sarbanes Oxley regulations as compared to the benefit we obtained from being a publicly registered company, our Board commenced an investigation into a going-private transaction in August 2006 by requesting that Joe Petrich and Jon Reissner meet with a representative of Maslon Edelman Borman & Brand, LLP (“Maslon”), which serves as our legal counsel, to discuss the process of deregistration of our common stock. Following the initial meeting with the Maslon representative on August 31, 2006 and a general update to the Board by Messrs. Reissner and Petrich thereafter, the Board continued to informally discuss the topic at subsequent board meetings.

The matter was formally introduced to the Board of Directors in a meeting of the Board held on March 13, 2007. A Maslon representative was asked to attend the meeting and provide the Board a summary of the process relating to deregistration of our common stock and available alternatives to achieve deregistration. The Maslon representative provided a summary of the process and discussed various types of going-private transactions, and participated in a question and answer session with the Board regarding those topics. After discussion, the Board unanimously agreed to further investigate a going-private transaction, and appointed Dr. James Zavoral and Mr. Robert Stehlik, who are the independent directors on our Board, to serve on the Special Committee to review and approve or disapprove any such going-private transaction. The Board placed no restrictions on the authority of the Special Committee to consider and approve a going-private proposal. The Special Committee was directed to continue to explore the reverse split method and other alternative methods to going private and to engage in discussions with professional advisors relating to the going-private transaction, including the

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possible engagement of an investment bank with regard to a fairness opinion relative to consideration to be paid to shareholders who would receive a cash payment in lieu of fractional shares.

On March 28, 2007, the Special Committee met with a representative of Maslon to review the preliminary minutes from the March 13, 2007 meeting, and to discuss the purpose of the Special Committee and considerations for the Special Committee in contemplation of a proposed going-private transaction. The discussion included issues relating to the advantages and disadvantages of going private, the alternative methods of going private, and the fairness to both shareholders cashed out in such a transaction and the remaining shareholders. Additionally, the Special Committee and the Maslon representative discussed the involvement of professional advisors in the transaction, including legal counsel and the retention of an investment bank for purposes of a fairness opinion.

On April 11, 2007, the Special Committee met with a representative of Maslon in attendance and reviewed proposals from three investment banks with respect to completion of a fairness opinion for the potential going-private transaction. At the meeting, the Special Committee concluded that it was in the best interests of the company and its shareholders to obtain a fairness opinion with respect to shareholders to be cashed out as part of any going-private transaction to be completed by the company. At this meeting, the Special Committee determined that the completion of a going-private transaction was in the best interests of the company and its shareholders, and that the preferred method was the completion of a 2,000-to-1 reverse stock split to reduce the number of shareholders of the company to less than 300, with the subsequent filing of a Form 15 to deregister the common stock.

On May 3, 2007, the Special Committee met with the remainder of the Board and representatives from Maslon and Virchow Krause & Company, LLP, our auditor. The Special Committee identified its considerations and determinations with respect to the proposed going-private transaction, and engaged in a question and answer session with the remaining members of the Board, permitting the other members of the Board to ask questions of both the Special Committee and professional advisors. The Board raised several questions regarding the proposed transaction and similar transactions completed by other companies. The representatives from Virchow Krause and Maslon presented the Board with examples of other similar transactions. The Virchow Krause representative also discussed with the Board certain other considerations in completing a going-private transaction, including a discussion as to the estimated cost savings to the company by completing the transaction and the timing of the transaction as compared to the timeline for compliance with Sarbanes Oxley.

On May 17, 2007, following our Annual Shareholders’ Meeting, the Special Committee met with the remainder of the Board to discuss the potential transaction, including a discussion as to the fairness and appropriateness of the transaction to the company and the shareholders, and discussed the potential completion of an annual valuation of the company by the audit committee for the purpose of facilitating the administration of the Company’s stock option plan.

On May 29, 2007, the Special Committee met with the Board, representatives from Virchow Krause and Maslon, and representatives of Craig-Hallum Capital Group LLC to discuss the retention of an independent firm to conduct a fairness opinion. At the meeting, Craig-Hallum presented the Special Committee and others present with examples of similar transactions in which it had been involved and a summary of its process and timeline in preparing a fairness opinion. Craig-Hallum is an independent investment banking firm with expertise in business and security valuations, rendering fairness opinions in connection with mergers, acquisitions and other corporate transactions, and is familiar with our business. At the conclusion of the meeting, the Special Committee directed management to engage Craig-Hallum to provide an opinion as to the fairness, from a financial perspective, to the shareholders whose shares were to be purchased in the Transaction, of the consideration to be paid to such shareholders in the Transaction.

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On August 2, 2007, the Special Committee met with the Board to discuss the status of the going-private transaction. On August 15, 2007, Craig-Hallum presented the Special Committee and other Board members with preliminary valuation analyses that Craig-Hallum intended to use in rendering a fairness opinion with respect to a going-private transaction, and allowed the Board to ask questions regarding its analyses. After the meeting, the Special Committee met independently, and determined that the price of $0.425 per share was a fair valuation for the shareholders whose fractional shares were to be purchased in the Transaction, subject to receipt of a fairness opinion from Craig-Hallum. At this meeting, the Special Committee also initiated the drafting of a Schedule 13E-3 to be filed with the Securities and Exchange Commission with respect to the going-private transaction.

On September 27, 2007, the Special Committee met with representatives of Maslon and Craig-Hallum to discuss the status of the going-private transaction. At the meeting, Craig-Hallum presented the Special Committee and other present parties with preliminary valuation analyses.

On October 3, 2007, the Special Committee met with representatives of Maslon and Craig-Hallum to discuss the status of the going-private transaction. At the meeting, Craig-Hallum presented the Special Committee and other present parties with its fairness opinion and supporting materials.

Purpose of the Transaction

The purpose of the Transaction is to reduce the number of record holders of our common stock to fewer than 300 so that we will be eligible to terminate the public registration of our common stock under the Exchange Act. Provided that the Transaction has the intended effect, we will file to deregister our common stock, the effect of which will be to terminate the eligibility of our common stock for quotation on the Over-The-Counter Bulletin Board (“OTCBB”).

The total number of authorized shares of common stock that we may issue pursuant to our Restated Articles of Incorporation will be reduced proportionally to reflect our Reverse Split from 30,000,000 shares of common stock to 15,000 shares. The total number of shares of our common stock issued and outstanding will decrease on a similar basis, and will further be decreased upon our payment in cash for the fractional shares of the shareholders owning fewer than 2,000 shares prior to the Reverse Split. We anticipate that the number of shares of common stock issued and outstanding will be reduced from 9,137,223 to approximately 4,569 pursuant to the Reverse Split. After completion of the proposed acquisition of fractional share interests of all shareholders owning less than one whole share after the Reverse Split, we anticipate that the number of record shareholders of our common stock will be reduced from approximately 1,367 to 225, and the number of shares of common stock issued and outstanding to be further reduced to 4,441. The cash out of fractional shareholder interests represents, on a pre-Reverse Split basis, the anticipated cancellation of 254,751 shares of common stock, or approximately 3% of our outstanding shares of common stock on the Record Date.

We estimate that the total cash to be paid to shareholders holding less than one whole share as a result of the Transaction will be approximately $108,269. In addition, the expenses incurred to effect the Transaction are estimated to be $140,250. These costs and expenses are expected to be paid out of our currently available cash, but we may be required to borrow money under our credit facility to finance all or a portion of the costs of the Transaction. The fractional shares acquired in the Transaction will be retired and returned to the status of authorized but unissued shares of common stock.

Other than as described herein, we do not have any plans or proposals that would relate to or result in:

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•              an extraordinary corporate transaction, such as a merger, reorganization, liquidation or sale or transfer of a material amount of assets;

•              any purchase, sale or transfer of a material amount of our assets;

•              any material change in our present dividend rate or policy, or indebtedness or capitalization;

•              any change in our present board or management, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board; or

•              any other material change in our business or corporate structure.

Reasons for the Transaction

We have derived only minimal benefits from being a reporting company. Our common stock has failed to attract institutional investors or market research attention. This has resulted in a relatively low trading volume and market capitalization, which has limited the liquidity benefit to our shareholders. Additionally, we are not currently contemplating a capital raise or other significant transaction through issuance of equity.

The legal requirements of public companies, including those recently enacted pursuant to the Sarbanes-Oxley Act of 2002, create large administrative and financial burdens for any public company. If we cease to be subject to the reporting requirements under the Exchange Act, we estimate that our savings will be at least $218,000 per year, including legal, accounting and printing fees attributable to such reporting requirements. These savings are exclusive of additional costs we would incur to comply with Section 404 of the Sarbanes-Oxley Act and other disclosure requirements of the Exchange Act to take effect in 2008. We would also expect reductions in other administrative costs associated with being a public company, including investor relation expenses and annual meeting costs.

Our management does not believe that we can prudently pay the expense of complying with these legal requirements in light of the fact that we have not realized many of the benefits normally presumed to result from being a publicly traded company (such as the development or existence of an active trading market for and liquidity of our common stock, enhanced corporate image, and the ability to use our common stock to attract, retain and grant incentives to employees).

We expect to benefit from substantial cost savings as a result of the Transaction and “going private,” primarily from avoiding various Exchange Act compliance costs. The Transaction will also allow our management and employees to devote more time and effort to improving our operations by eliminating the time spent complying with our financial reporting requirements under the Exchange Act and managing shareholder relations.

Moreover, the Transaction will provide shareholders with fewer than 2,000 pre-Reverse Split shares with an efficient way to cash out their investment because we will pay all transaction costs in connection with the Transaction. Otherwise, shareholders with small holdings would likely incur brokerage fees that are disproportionately high relative to the market value of our common stock.

Factors Considered by the Special Committee

In the course of reaching its decision to implement the Transaction, the Special Committee considered various factors that would affect both shareholders who retain their shares of our common

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stock and those that would be cashed-out. The Special Committee made its determination that the Transaction was fair to (i) our unaffiliated shareholders that will be cashed-out and (ii) our unaffiliated shareholders that will continue to hold our common stock after the Transaction. The following factors favoring the Transaction as fair to our unaffiliated shareholders that will be cashed out were considered by the Special Committee:

•              the opinion of Craig-Hallum Capital Group LLC that, as of October 3, 2007, the date of its opinion, and based upon and subject to the assumptions made, matters considered and limitations of its review described in its written opinion, the consideration to be paid to shareholders who receive a cash payment in lieu of fractional shares in the Reverse Split is fair, from a financial point of view, to such shareholders;

•              the valuation of our common stock on the OTCBB for the past three years, as well as the valuations that have been ascribed to other companies in our same market segment;

•              the value being paid to the owners of fewer than 2,000 pre-Reverse Split shares is higher than the market value, based on the $0.20 closing price on October 2, 2007 (the date immediately preceding the date of the most recent determination by the Special Committee of the fairness of the Transaction);

•              the ability of smaller shareholders to receive cash for their shares without being burdened by disproportionately high service fees or brokerage commissions; and

•              the ability of shareholders wishing to remain shareholders to purchase sufficient shares in advance of the Record Date to cause them to own more than 2,000 pre-Reverse Split shares.

The following factors favoring the Transaction as fair to our unaffiliated shareholders that will continue to hold our shares after the Transaction were considered by the Special Committee:

•              anticipated reductions in the expenses of compliance with the reporting, proxy statement disclosure and internal controls compliance requirements of U.S. securities laws and the associated drain on management time and attention;

•              the anticipated difficulty of recruiting and retaining officers and directors necessary for our continued progress as a result of public company regulatory complexity and potential individual personal exposure, exacerbated by the directors’ belief that the higher cost of meaningful insurance coverage to mitigate this exposure, was not justified in view of our other financial obligations; and

•              the disproportionate current and expected increased cost of regulatory compliance and other necessary public company expenses relative to our current size and its negative impact on our competitiveness and potential long-term success.

The most weight was given to our pre-announcement historical stock price performance. Approximate equal weighting was given to the other factors. The Special Committee also considered the following potential adverse factors of the Transaction:

•              following the Transaction, the shareholders owning fewer than 2,000 shares of common stock before the Reverse Split will cease to hold any equity interest and will lose their ability to participate in our future growth, if any, or benefit from increases, if any, in the

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value of our common stock. This factor is somewhat mitigated by the fact that these shareholders may purchase shares of our common stock before the Reverse Split in order to exceed the 2,000 share threshold and avoid being cashed out;

•              the Transaction is being effected under the MBCA without shareholder consent;

•              the Board did not select an independent representative to act solely on behalf of the independent shareholders. This, coupled with the lack of shareholder vote, gave unaffiliated shareholders no say in negotiating the terms of the Transaction;

•              the market for our common stock will become extremely illiquid or even non-existent after the Transaction; and

•              the payment for fractional shares is a taxable transaction for shareholders.

MBCA Section 302A.402(2) provides that the board of directors alone, without shareholder approval, may authorize a share combination if, as a result of the share combination:

(1)           the rights or preferences of the holders of outstanding shares of any class or series will not be adversely affected; and

(2)           the percentage of authorized shares of any class or series remaining unissued after the combination will not exceed the percentage of authorized shares of that class or series that were unissued before the combination.

With respect to the requirements of paragraph (1) above, Section 302A.402(4) provides that “an increase or decrease in the relative voting rights of the shares that are the subject of the division or combination that arises solely from the increase or decrease in the number of shares outstanding is not an adverse effect on the outstanding shares of any class or series.”  We will file amendments to our Articles of Incorporation adjusting our authorized common stock to reflect the effects of the Reverse Split so that the requirements of paragraph (2) above are met. In addition, Section 302A.402(4) of the MBCA provides that “any increase in the percentage of authorized shares remaining unissued arising solely from the elimination of fractional shares under Section 302A.423 must be disregarded.”

MBCA Section 302A.423(1)(b) expressly provides that, in lieu of issuing fractional shares, a corporation may “pay in money the fair value of the fractions of a share as of the time when persons entitled to receive the fractions are determined.”  The Special Committee has determined that the consideration to be paid to shareholders owning fractional shares after the Reverse Split is fair, from a financial point of view, to such shareholders. Further, any shareholder who would otherwise be cashed out in the Transaction but who wishes to remain a shareholder following the Transaction may make the decision to purchase sufficient shares in advance of the Record Date to cause it to own more than 2,000 pre-Reverse Split shares.

Further, although the Transaction is being effected without shareholder consent and without an independent representative to act solely on behalf of the unaffiliated shareholders, in an effort to ensure procedural fairness to the unaffiliated shareholders, the Board appointed Dr. Zavoral and Mr. Stehlik, as the independent directors on the Board, to constitute the Special Committee to evaluate and approve or disapprove a going-private transaction and to determine a fair price to be paid to the shareholders to be cashed out should we complete a going-private transaction. The Board placed no restrictions on the authority of the Special Committee to consider and approve or disapprove a going-private transaction.

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With respect to the fairness of the Transaction to unaffiliated shareholders whose stock would not be cashed out in the Transaction, the Special Committee and the Board also relied on the fact that the amount being paid to shareholders whose stock would be cashed out was fair. In addition, the Special Committee and Board noted that voting control over approximately 31% of the shares, including convertible securities, held by shareholders who would remain shareholders after the Transaction was held by members of the Board so that the interests of such holders were aligned with the interests of the members of the Board. The procedural fairness to unaffiliated shareholders is also supported by the fact that a shareholder can decide whether to remain a shareholder or be cashed out by buying or selling shares so as to hold more or less than 2,000 shares on the Record Date. Finally those shareholders who will not be cashed out in the Transaction have the opportunity to benefit from any possible future increase in the value of their shares.

The opinion of Craig-Hallum Capital Group LLC will be made available for inspection and copying at our principal executive offices during its regular business hours by any interested shareholder or representative of such shareholder who has been so designated in writing. We will also send a copy of the opinion by regular, first-class mail or email to any interested shareholder or representative of such shareholder who has been so designated in writing upon written request and at our expense. Additionally, the opinion has also been filed with the SEC as an exhibit to our Transaction Statement on Schedule 13E-3.

Alternatives to the Transaction

Our Board of Directors has considered alternatives to the Transaction. Our management has proposed our sale to third parties and pursued mergers with and acquisitions of other manufacturers in an effort to expand and strengthen our product line and improve our manufacturing capabilities to reach a broader market segment and improve operating margins. Since 2004, we have entered into negotiations with a total of seven different manufacturing companies, but have terminated negotiations with each of them for varied reasons, the predominant reason being a determination by our Board that the prospective transaction would not be in the best interests of our company or our shareholders at the terms discussed. In 2005, our management also entered into discussions with an investment banking firm based in the Eastern United States with respect to locating suitable prospects for a merger, acquisition or similar transaction, but after considerable investigation, with the assistance of the investment bank, determined that there were not sufficient prospects relevant to potential costs for us to pursue such a transaction.

Effect of the Transaction

Effect of the Transaction on our Shareholders. Based on information available to us, we estimate that the Transaction will reduce the total number of record shareholders of our common stock from approximately 1,367 to approximately 225. The reduction in the number of our record shareholders below 300 will enable us to terminate the registration of our common stock under the Exchange Act and will substantially reduce the information required to be furnished by us the SEC and to the public, including our shareholders.

We intend to apply for termination of registration of our common stock under the Exchange Act as soon as practicable following completion of the Transaction. However, the Special Committee reserves the right, in its discretion, to abandon the Transaction prior to the proposed Effective Date if it determines that abandoning the Transaction is in our best interests and the best interests of our shareholders. In particular, if we believe that as of the Record Date the Reverse Split would result in more than 20% of our common stock being cancelled, which is not permitted by Minnesota law, we will take action to suspend or withdraw the Reverse Split. In such event, it is our intent to take all action necessary to reduce the number of shares that would be cancelled and receive a cash payment in lieu of a fractional share to

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comply with the MBCA, including, by adjusting the split ratios used in the Reverse Split or, in the alternative, taking corporate action to obtain shareholder approval of the proposed split transaction.

When the Transaction is consummated, shareholders owning fewer than 2,000 shares of common stock will no longer have any equity interest and will not participate in our future earnings or any increases in the value of our assets or operations. Thus, only our executive officers, directors and continuing shareholders will benefit from any future increase in our earnings. The shareholders that will continue to have an equity interest after the Transaction will own a security, the liquidity of which will be severely restricted.

Shareholders owning fewer than 2,000 shares of common stock immediately prior to the Reverse Split will, following the Transaction, have their pre-Reverse Split shares cancelled and converted into the right to receive cash payment. As soon as practicable after the Effective Date of the Transaction, we will send these shareholders a letter of transmittal with instructions as to how such shareholders will be paid the cash payment. The letter of transmittal will include instructions on how to surrender stock certificates to our exchange agent. Shareholders owning 2,000 or more shares of common stock immediately prior to the Reverse Split will not receive any cash payment for their whole or fractional shares of common stock resulting from the Reverse Split.

We intend that the Transaction apply to shareholders owning shares in street name through a nominee (such as a bank or broker) in the same manner as shareholders whose shares are registered in their names. However, shareholders owning fewer than 2,000 shares of common stock in street name through a nominee immediately prior to the Reverse Split will need to notify us on or before            , 2007 to ensure that their shares will be cancelled and converted into the right to receive cash payment in the Transaction and that we comply with the requirements of the MBCA.

Potential Disadvantages of the Transaction to Shareholders. While we believe that the Transaction will result in the benefits described above, several disadvantages should also be noted:

•                                          after the Transaction, our common stock will not be eligible for trading on the OTCBB, and our shareholders will experience reduced liquidity for their shares of common stock, and this reduced liquidity may adversely affect the market price of the common stock;

•                                          after the Transaction, we will terminate the registration of our common stock under the Exchange Act and we will no longer be subject to the reporting requirements under the Exchange Act, such as periodic filings of financial statements and proxy or information statement disclosures in connection with shareholder meetings;

•                                          we will no longer report our quarterly or annual results of operations or activities in reports filed with the SEC under the Exchange Act;

•                                          because the reporting requirements of the Exchange Act will no longer apply, less information about us will be required to be furnished to our remaining shareholders. It is expected that all but approximately 225 of our current shareholders of record will be fully cashed out in the Transaction. Remaining shareholders will retain their rights to inspect our books and records and financial statements in accordance with the terms of Section 302A.461 of the MBCA;

•                                          the reporting and short-swing profit recapture provisions of Section 16 of the Exchange Act will no longer apply to our executive officers, directors and 10% shareholders;

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•                                          we will no longer engage our independent accountants to audit our company, but may engage them to conduct a review of our financial statements;

•                                          our working capital and assets will be decreased to fund the purchase of fractional shares and the transaction costs of the Transaction;

•                                          the shareholders owning fewer than 2,000 shares of common stock on the Record Date will, after giving effect to the Transaction, no longer have any equity interest and therefore will not participate in our future earnings or growth, if any;

•                                          the Transaction will require shareholders who own fewer than 2,000 shares of common stock on the Record Date to involuntarily surrender their shares in exchange for cash, rather than choosing their own time and price for disposing of their common stock;

•                                          as a result of the termination of our reporting obligations under the Exchange Act, we will not have the ability to raise capital in the public capital markets; and

•                                          we may have less flexibility in attracting and retaining executives and employees since equity-based incentives (such as stock options) tend not to be as attractive in a privately held company.

Financial Effect of the Transaction. Completion of the Transaction will require us to spend approximately $140,250, which includes legal, financial, accounting and other fees and costs related to the transaction. This estimate does not include the cost of the aggregate cash payment to shareholders holding fewer than 2,000 shares of common stock prior to the Reverse Split, which we estimate will be approximately $108,269. These costs will be offset by the costs we would otherwise incur as a public company to comply with SEC reporting requirements, which we estimate to be at least $218,000 per year, exclusive of additional costs we would incur to comply with Section 404 of the Sarbanes-Oxley Act and other disclosure requirements of the Exchange Act that are set to take effect in 2007. As a result, we may have decreased working capital following the Transaction and this could have a material adverse effect on our liquidity, results of operations and cash flow. We may be required to borrow money under our credit facility to finance all or a portion of the costs of the Transaction, including the cash payments to holders of fewer than 2,000 pre-Reverse Split shares of our common stock.

Reports, Opinions or Appraisals

Opinion of Craig-Hallum Capital Group LLC. In connection with the proposed transaction, the Special Committee engaged Craig-Hallum Capital Group LLC to render an opinion as to the fairness, from a financial point of view, to the shareholders whose shares we would acquire in the “going private” transaction of the consideration such shareholders would receive in the transaction. On October 3, 2007, at a meeting of the Special Committee, Craig-Hallum delivered its opinion, that as of October 3, 2007, the cash consideration to be paid by us in the proposed going-private transaction is fair, from a financial point of view, to our shareholders who will receive cash in the transaction in lieu of receiving fractional shares of common stock. Subsequently, Craig-Hallum confirmed its fairness opinion in writing.

Upon written request, we will furnish a copy of the report to any interested shareholder or any representative designated by the shareholder in writing, at our expense. The report has also been filed with the SEC as an exhibit to our Transaction Statement on Schedule 13E-3. Craig-Hallum consented to the filing of its report with the Schedule 13E-3.

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The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Nevertheless, the following is a brief summary of Craig-Hallum’s written opinion addressed to the Special Committee on October 3, 2007 that, subject to the assumptions, qualifications and limitations set forth in its opinion, the cash consideration to be paid by us in the proposed going-private transaction is fair, from a financial point of view, to our shareholders who will receive cash in the proposed going-private transaction.

The full text of Craig-Hallum’s written opinion is attached to the Schedule 13E-3 as Exhibit (c)(ii), and the summary of the opinion set forth below is qualified in its entirety by reference to such opinion. Our shareholders are urged to, and should, read the Craig-Hallum opinion carefully in its entirety for a complete statement of the considerations and procedures followed, factors considered, findings, assumptions and qualifications made, the bases for and methods of arriving at such findings, limitations on the review undertaken in connection with the opinion, and judgments made or conclusions undertaken by Craig-Hallum in reaching its opinion. The opinion was furnished for the use and benefit of the Special Committee in connection with its consideration of the proposed going-private transaction. Craig-Hallum believes, and so advised the Special Committee, that its analysis must be considered as a whole and that selecting portions of its analysis and of the factors considered by it, without considering all factors and analysis, could create an incomplete view of the process underlying the opinion.

Craig-Hallum’s opinion addresses only the fairness, from a financial point of view, of the cash consideration to be paid in the going-private transaction to our shareholders. Craig-Hallum was not requested to opine as to, and its opinion does not address:

•                                          the underlying business decision of the Special Committee or the Board or any other party to proceed with or effect the proposed going-private transaction;

•                                          the fairness of any portion or aspect of the proposed going-private transaction not expressly addressed in its opinion;

•                                          the fairness of any portion of the proposed going-private transaction to the holders of any class of our securities, our creditors or to our other constituencies, or any other party other than those set forth in its opinion;

•                                          the relative merits of the proposed going-private transaction as compared to any alternative business strategies that might exist or the effect of any other transaction in which we might engage;

•                                          the tax or legal consequences of the proposed going-private transaction to us, our security holders, or any other party;

•                                          the fairness of any portion or aspect of the proposed going-private transaction to any class or group of our security holders compared to any other class or group of our other security holders; and

•                                          the financing of the proposed going-private transaction.

Furthermore, no opinion, counsel or interpretation was intended with respect to matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. In connection with its opinion, Craig-Hallum made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Craig-Hallum has:

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•                                          reviewed the draft dated October 3, 2007 of the Schedule 13E-3;

•                                          reviewed and analyzed certain publicly available financial and other data of ours;

•                                          reviewed and analyzed certain financial forecasts of ours prepared by our management;

•                                          reviewed and analyzed certain internal financial information of ours prepared by the our management;

•                                          discussed our past and present operations and financial condition and prospects with our management;

•                                          reviewed the historical prices and trading activity for our common stock and analyzed its implied valuation multiples;

•                                          compared our financial performance with that of certain other publicly traded companies deemed by Craig-Hallum to be comparable;

•                                          reviewed certain publicly available financial data for reverse split transactions;

•                                          reviewed certain publicly available financial data for certain merger and acquisition transactions involving companies operating in industries deemed by Craig-Hallum to be comparable;

•                                          performed a discounted cash flow analysis, based on estimates of projected financial performance prepared by our management; and

•                                          performed such other analyses and considered such other factors as they deemed appropriate.

In rendering its opinion, Craig-Hallum relied upon and assumed, without independent verification, the accuracy and completeness of the financial statements and other information provided by us or otherwise made available to it and has not assumed responsibility independently to verify such information. Craig-Hallum further relied upon the assurances made by us that the information provided has been prepared on a reasonable basis in accordance with industry practice, and, with respect to financial forecasts, reflects the best currently available estimates and judgment of our management and that we are not aware of any information or facts that would make the information provided to Craig-Hallum incomplete or misleading. Craig-Hallum expressed no opinion regarding such financial forecast or the assumptions on which it is based. Without limiting the generality of the foregoing, in arriving at its opinion, Craig-Hallum relied on our management’s assumptions regarding cost savings and other pro forma effects anticipated to result from the Transaction.

In arriving at its opinion, Craig-Hallum did not perform any appraisals or valuations of any of our specific assets or liabilities (contingent or otherwise) and have not been furnished with any such appraisals or valuations. Craig-Hallum has not expressed an opinion regarding the our liquidation value.

Craig-Hallum’s opinion was necessarily based upon the information available to it and facts and circumstances as they existed as of the date of the opinion, and are subject to evaluation as of such date; events occurring after the date of its opinion could materially affect the assumptions used in preparing the opinion. No company or transaction used in Craig-Hallum’s analyses for comparative purposes is identical to Magstar or the proposed Transaction. While the results of each analysis were taken into

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account in reaching its overall conclusion with respect to fairness, Craig-Hallum did not make separate or quantifiable judgments regarding individual analyses.

Craig-Hallum expressed no opinion with respect to the prices at which shares of our common stock have traded or may trade following announcement or consummation of the Transaction or at any future time. Craig-Hallum did not consider any benefits that may inure to any of our shareholders as a result of the Transaction or any related transaction other than in such party’s capacity as a shareholder who receives cash in the Transaction.

The following is a summary of the material analyses and other information that Craig-Hallum prepared and relied on in delivering its opinion to the Special Committee. This summary includes information presented in tabular format. In order to understand fully the financial analyses used by Craig-Hallum, these tables must be read together with the text of each summary.

Historical Stock Trading Analysis. Craig-Hallum reviewed and analyzed recent and historical trading in our common stock, which is very thinly traded on the OTCBB. Craig-Hallum noted that over the past 52 weeks, an average of approximately 5,040 shares have traded each day. Craig-Hallum noted that the closing price of our common stock over this period ranged from $0.20 to $0.58. Based on the closing stock price of $.20 on October 2, 2007, our market capitalization was approximately $1.8 million which, together with the principal balance of the interest-bearing debt of $3.5 million (we held no excess cash), implied an enterprise value of approximately $5.3 million.

Because our shares of common stock are not listed on any exchange (such as the New York Stock Exchange or Nasdaq) and has a relatively small public float and low trading volume, Craig-Hallum informed the Special Committee that the quoted market prices may not represent a reliable indication of market value for the common stock. However, Craig-Hallum’s analysis indicated that the consideration to be received by the fractional shareholders of $0.425 per share represented the following premiums to market prices:

•                                          a premium of 112.5% based on the closing market price on October 2, 2007 of $0.20 per share.

•                                          a premium of 112.5% based on the average price of $0.20 per share over the one week period ended October 2, 2007.

•                                          a premium of 63.5% based on the one-month average market price of $0.26 per share.

•                                          a premium of 57.4% based on the sixty-day average market price of $0.27 per share.

•                                          a premium of 41.7% based on the ninety-day average market price of $0.30 per share.

•                                          a premium of 25.0% based on the six-month volume weighted average market price of $0.34 per share.

•                                          A premium of 11.8% based on the 12-month volume weighted average market price of $0.38 per share.

Comparable Public Company Analysis. Craig-Hallum reviewed certain of our financial and stock market information and compared such information to the corresponding information, financial ratios and valuation multiples of a selected group of public companies deemed by Craig-Hallum to be comparable to us. In selecting comparable public companies, Craig-Hallum considered lines of business,

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markets, customers, financial characteristics and other factors. As part of its selection process, Craig-Hallum excluded companies with market capitalizations in excess of $500 million. The companies selected for the comparable public companies analysis were:

•                                          Allied Motion Technologies, Inc.

•                                          Constar International, Inc.

•                                          Core Molding Technologies, Inc.

•                                          CyberOptics Corp.

•                                          Hardinge, Inc.

•                                          Hawk Corp.

•                                          Highway Holdings Ltd.

•                                          Hurco Companies, Inc.

•                                          K-Tron International, Inc.

•                                          LS Starrett Co.

•                                          NN, Inc.

•                                          SigmaTron International, Inc.

•                                          Simclar, Inc.

•                                          Thermodynetics, Inc.

•                                          TriMas Corp.

•                                          Twin Disc, Inc.

•                                          WSI Industries, Inc.

For each of the selected companies, Craig-Hallum used publicly available financial data and published research estimates to calculate certain valuation multiples and compared these valuation multiples to valuation multiples for our company derived from the enterprise value implied by the $.425 per share price to be paid to shareholders in lieu of fractional shares in the Transaction. The following data is based on Craig-Hallum’s comparable public company analysis:

	Comparable Public Companies								Transaction Consideration
	Low		Mean		Median		High		Multiples(1)
Enterprise Value to LTM Revenue	.26	x	.86	x	.71	x	1.81	x	.84	x
Enterprise Value to LTM EBITDA	2.7	x	8.3	x	8.1	x	14.7	x	19.5	x

Enterprise Value to CFY Estimated EBITDA (2)	5.2	x	7.4	x	7.0	x	9.8	x	17.7	x

(1)           Based on the enterprise value of MagStar implied by a $0.425 per share common stock price.

(2)           Based on MagStar’s management estimate for 2007 EBITDA. CFY estimates were only available for the following comparable public companies: CyberOptics Corp., Hardinge, Inc., Hawk Corp., Hurco Companies, Inc., NN, Inc. and TriMas Corp.

Craig-Hallum noted that (i) the transaction consideration multiple based on the latest twelve months (LTM) revenue approximated the mean multiple and slightly exceeded the median multiple of the comparable public companies, (ii) the transaction consideration multiple based on LTM earnings before interest, taxes, depreciation and amortization (EBITDA) was above the high multiple of the comparable public companies and (iii) the transaction consideration multiple based on current fiscal year (CFY) estimated EBITDA was above the high multiple of the comparable public companies

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Merger and Acquisition Transaction Analysis. Craig-Hallum reviewed merger and acquisition transactions involving public companies that it deemed generally comparable to our company. The transactions were selected from a broad set of publicly disclosed transactions that closed since 2005 and with enterprise values less than $500 million. It should be noted that in employing the merger and acquisition transaction analysis, Craig-Hallum did not seek to evaluate Rule 13e-3 transactions in particular. Rather, Craig-Hallum sought to evaluate transactions specific to industry segments similar to our business. Craig-Hallum also noted that a key difference between the merger and acquisition transaction analysis and the comparable public company analysis is that the multiples used in the merger and acquisition transaction analysis are based upon change-of-control transactions compared to public market prices that represent minority interest values. Based on this analysis, Craig-Hallum selected ten transactions as set forth in the table below:

Target	Acquirer
Bairnco Corp.	Steel Partners II, L.P.
TB Woods Corp.	Altra Industrial Motion, Inc.
Rotonics Manufacturing, Inc	Spell Capital Partners Fund III, L.P.
The Oilgear Company	Mason Wells Buyout Fund II, L.P.
MPW Industrial Services Group, Inc.	Noir Acquisition Corporation
Summa Industries	Habasit Holding AG
Woodhead Industries, Inc.	Molex Incorporated
Knape & Vogt Manufacturing Co.	Wind Point Partners
Chart Industries, Inc.	First Reserve Fund X, L.P.
Thomas Industries, Inc.	Gardner Denver, Inc.

	Merger and Acquisition Transactions								Transaction Consideration
	Low		Mean		Median		High		Multiples (1)
Enterprise Value to LTM Revenue	.40	x	.92	x	.90	x	1.32	x	.84	x
Enterprise Value to LTM EBITDA	4.1	x	7.8	x	7.4	x	11.9	x	19.5	x

(1)           Based on the enterprise value of MagStar implied by a $0.425 per share common stock price.

Craig-Hallum noted that (i) the transaction consideration multiple based on the LTM revenue was slightly lower than the mean and median of the merger and acquisition transaction multiples and (ii) the transaction consideration multiple based on LTM EBITDA was above the high multiple of the merger and acquisition transactions.

Discounted Cash Flow Analysis. Craig-Hallum performed a discounted cash flow analysis to derive indications of enterprise value. Craig-Hallum based its discounted cash flow analysis on projections of debt-free cash flows of MagStar for years ending December 31, 2007 through 2012. These projections were provided by our management and were not independently verified by Craig-Hallum. In its analysis, Craig-Hallum used discount rates ranging from 18.0% to 22.0% based on our estimated weighted average cost of capital. The weighted average cost of capital was determined using the build-up method which factored in capital markets data on equity rates of return and relevant industry sector returns, interest rates and risk factors specific to our company included our relatively small market capitalization. Based on its analysis and judgment, Craig-Hallum considered our projected long-term capital structure as well as the capital structure of the comparable public companies. Craig-Hallum

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calculated a terminal value at the end of 2012 using a perpetuity growth model assuming constant growth rates of free cash flow of 4.5% to 6.5%. Craig-Hallum’s discounted cash flow analysis yielded an implied reference range per share of our common stock of $0.08 to $0.30 as compared to the cash-out price of $.425 per share of our common stock.

Summary Analysis of Recent Going-Private Transactions. Craig-Hallum reviewed publicly available information, including SEC filings and databases, related to 20 recent “going private” transactions that were effectuated by means of a reverse stock split and that occurred since 2004. Craig-Hallum analyzed the premiums paid in these transactions relative to the one week average price, the one month average price, the 60 day average price and the 90 day average price of the underlying shares of common stock prior to the announcement of the transaction. The low, mean, median and high premiums observed were as follows:

	Premiums Paid in Reverse Stock Split Transactions
	Low	Mean	Median	High
One Week Average Price	4.2%	30.0%	23.5%	85.8%

One Month Average Price	2.6%	31.4%	22.9%	94.0%

60 Day Average Price	5.4%	32.0%	22.5%	108.1%

90 Day Average Price	6.3%	32.1%	22.1%	101.7%

Based on the $0.425 cash-out price of our common stock in the Transaction, the corresponding one week average, one month average, 60 day average and 90 day average premiums for our common stock were 112.5%, 63.5%, 57.4%, and 41.7%, respectively. Compared to the reverse stock split transactions, our one week average premium was above the high premium paid in the reverse stock split transactions and our one month, 60 day average and 90 day average premiums exceeded the average premiums paid in the reverse stock split transactions.

Other. Craig-Hallum, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. Craig-Hallum has not previously provided us with any financial advisory services.

We have agreed to pay Craig-Hallum a fee of $45,000 in connection with the services provided by it under an engagement agreement, of which $15,000 was paid upon execution of the engagement agreement, and $30,000 became due upon Craig-Hallum informing the Special Committee that it was prepared to deliver its opinion. No portion of Craig-Hallum’s fee is contingent upon consummation of the Transaction or the conclusion reached by Craig-Hallum in its fairness opinion. We have agreed to indemnify Craig-Hallum against certain liabilities and expenses, including certain liabilities under federal securities laws, related to or arising out of Craig-Hallum’s engagement and any related transactions.

Related Party Transactions

We have notes payable to three related parties:  Activar, Inc., Activar Properties, Inc. and Richard McNamara. Pursuant to a promissory note dated April 1, 2004 in favor of Activar, Inc., we have an outstanding obligation to Activar, Inc. of $500,000 as of September 27, 2007. Pursuant to an extension with Activar, Inc., the note currently has a maturity date of July 1, 2008. Although the note accrues interest at 3% per annum, Activar forgave accrued interest in the amount of $15,000 each for the fiscal

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years ended December 31, 2006 and 2005. The forgiveness of accrued interest was recorded to additional paid in capital.

In addition, we entered into a promissory note dated January 24, 2005 with Activar in the principal amount of $285,000. Pursuant to an extension with Activar, the note currently has a maturity date of July 1, 2008. Although the note accrues interest at 3% per annum, Activar forgave accrued interest in the amounts of $8,550 and $7,213 for the fiscal years ended December 31, 2006 and 2005, respectively. The forgiveness of accrued interest was recorded to additional paid in capital. The outstanding balance of this note as of December 31, 2006 and December 31, 2005 was $285,000. James Reissner, a director of the Company, held all of the equity interest of Activar, Inc. as of the end of the fiscal periods referenced above.

Pursuant to a promissory note dated April 1, 2004 in favor of Richard McNamara, we have an outstanding obligation to Mr. McNamara of $1,946,154 as of September 27, 2007. The outstanding balance of this note as of December 31, 2006 and December 31, 2005 was $58,885. Pursuant to an extension with Mr. McNamara, the note currently has a maturity date of July 1, 2008. Although the note accrues interest at 3% per annum, Mr. McNamara forgave accrued interest in the amount of $35,782 in each of the fiscal years ended December 31, 2006 and 2005. The forgiveness of accrued interest was recorded to additional paid in capital. Mr. McNamara was a director of the Company until April 2007, and remains a beneficial holder of in excess of 10% of our voting shares.

Pursuant to a promissory note dated April 1, 2004 in favor of Activar Properties, Inc., we have an outstanding obligation to Activar Properties, Inc. of $340,000 as of September 27, 2007. The outstanding balance of this note as of December 31, 2006 and December 31, 2005 was $340,000. Pursuant to an extension with Activar Properties, Inc., the note currently has a maturity date of July 1, 2008. Although the note accrue interest at 3% per annum, Activar Properties forgave accrued interest in the amounts of $10,200 and $31,603 relating to the fiscal years ended December 31, 2006 and 2005, respectively. The forgiveness of accrued interest was recorded to additional paid in capital. Mr. McNamara holds all of the equity interest in Activar Properties.

On March 21, 2001, we entered into two sale-leaseback agreements with Activar Properties. On February 25, 2003, we sold the building to Hopkins Eleventh Avenue LLC, an entity wholly owned by Activar Properties, and entered into a sale-leaseback arrangement with Hopkins Eleventh. Since 2001, the leases have been modified, most recently on July 1, 2006. The amended lease combined the former building and equipment lease agreements into one lease. The new lease term is month to month, with monthly payments totaling $16,250. As part of the new lease agreements, Hopkins Eleventh agreed to forgive all deferred rent totaling $942,792 which was recorded to additional paid in capital.

We have determined that the amended lease is in substance a term lease based on our intent to continue to use the equipment and building under the lease for an extended period of time. Since we now lease only a portion of the building, we recognized $494,094 of the deferred gain on sale-leaseback immediately into income. The remaining gain on sale-leaseback related to the building as of July 1, 2006 totaling $557,169 will be amortized over thirty-eight months. The gain on sale-leaseback of equipment will continue to be amortized over the remaining life of the previous term which had eighteen months remaining as of July 1, 2006.

Rent expense on the lease was $213,319 and $343,392 for the years ended December 31, 2006 and 2005, respectively. Included in rent expense is deferred rent of ($29,792) and $343,392 for the years ended December 31, 2006 and December 21, 2005 respectively.

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Joseph Petrich, our Chief Financial Officer, is the Chief Financial Officer for Activar, Inc., an affiliated entity. Mr. Petrich does not receive a salary from us for his services, but is eligible for bonuses and option awards in line with our other employees and executives. In 2006, Mr. Petrich received a bonus of $10,000 and an option to purchase 10,000 shares of our common stock at an exercise price of $0.61 per share. Mr. Petrich is not compensated by Activar, Inc. for services he provides to us, nor is his compensation from Activar, Inc. in any way based upon our performance.

Shareholder Approval

The Transaction has been approved by the Special Committee, with the authority of our Board of Directors. No vote of our shareholders is required to effectuate the Transaction. Pursuant to Section 302A.402 of the MBCA, we may effect a share combination without shareholder approval so long as (i) the rights or preferences of the holders of outstanding shares of any class or series will not be adversely affected and (ii) the percentage of authorized shares of any class or series remaining unissued after the combination will not exceed the percentage of authorized shares of that class or series that were unissued before the combination. For purposes of the requirement set forth in paragraph (ii), the MBCA provides that any increase in the percentage of authorized common stock remaining unissued arising solely from a corporation’s cancellation of fractional shares in accordance with Section 302A.423 of the MBCA will be disregarded. In addition, Section 302A.423 of the MBCA provides that a corporation shall not pay money for fractional shares if that action would result in the cancellation of more than 20% of the outstanding shares of a class or series. Based upon our review of our list of shareholders of record furnished to us by American Stock Transfer Trust Company, our transfer agent, as well as an analysis we have conducted taking into account information furnished to us by American Stock Transfer Trust Company concerning shareholders who beneficially own their stock in street name, referred to as non-objecting beneficial owners and objecting beneficial owners, we have determined that the Reverse Split will not result in the cancellation of more than 20% of the outstanding shares of any class or series. In the event the Reverse Split would result in more than 20% of our common stock being cancelled, which is not permitted by the MBCA, we will take action to suspend or withdraw the Reverse Split. In such event, it is our intent to take all action necessary to reduce the number of shares that would be cancelled and receive a cash payment in lieu of a fractional share to comply with the MBCA, including by adjusting the split ratio used in the Reverse Split, or, in the alternative, taking corporate action to obtain shareholder approval of the proposed Reverse Split.

The Articles of Amendment to our Restated Articles of Incorporation to be filed in connection with the Transaction will contain a statement that the amendment will not adversely affect the rights or preferences of the holders of outstanding shares of any class or series and will not result in the percentage of authorized shares of any class or series that remains unissued after the combination exceeding the percentage of authorized shares of that class or series that were unissued before the combination.

Appraisal Rights

No dissenters’ rights or other rights to appraisal are available to any shareholder under either the MBCA or our Restated Articles of Incorporation, as amended.

Access Rights

We have made no provision in connection with the Transaction to grant our unaffiliated shareholders access to our corporate files or to obtain counsel or appraisal services at our expense.

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Source and Amount of Funds

The following is an estimate of the costs that we have incurred or expect to incur in connection with the Transaction, but does not include the cost of the aggregate cash payment to shareholders holding fewer than 2,000 shares of our common stock prior to the Reverse Split, which we estimate will be approximately $108,269. Final costs of the Transaction may be more or less than the estimates shown below. We may be required to borrow money under our credit facility to finance all or a portion of the costs of the Transaction.

Legal fees	$50,000
Transfer and exchange agent fees	$25,000
Printing and mailing costs	$10,000
SEC filing fees	$75
Accounting fees	$4,000
Investment bank fees	$50,000
Shareholder list fees	$250
Miscellaneous	$925
Total	$140,250

We expect to pay the estimated costs, including the amounts to be paid to shareholders holding fewer than 2,000 shares of our common stock, out of our currently available cash. In the event our currently available cash is insufficient to pay such costs, we may draw from our current credit facility with U.S. Bank. The terms and conditions of our credit facility are sent forth in that certain Second Amended and Restated Credit Agreement dated as of June 30, 2005, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated June 30, 2006, Second Amendment to Second Amended and Restated Credit Agreement dated as of July 2, 2007, and Third Amendment to Second Amended and Restated Credit Agreement dated as of August 7, 2007 with U.S. Bank National Association, each of which is incorporated herein by reference. The Second Amended and Restated Credit Agreement has been filed as Exhibit 10.1 to our Quarterly Report on Form 10-QSB for the period ended June 30, 2005 and the First Amendment to Second Amended and Restated Credit Agreement has been filed as Exhibit 10.1 to our Current Report on Form 8-K filed on June 30, 2006, while the Second and Third Amendment are filed as exhibits to the Transaction Statement. Each of these agreements is available on the SEC’s website, which can be found at www.sec.gov.

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BACKGROUND

The Company

MagStar Technologies, Inc. is the subject company. Our principal executive office is located at 410 11th Avenue, Hopkins, Minnesota 55343, and our telephone number is (952) 935-6921.

Structure of the Transaction

The Special Committee, on the authority of the Board, has authorized the Transaction. The Transaction consists of a 1-for-2,000 reverse split, such that shareholders owning fewer than 2,000 shares of common stock on the Record Date will have such shares cancelled and converted into the right to receive the cash consideration set forth herein. The Transaction is intended to take effect on the date we file certain certificates of amendment to our Articles of Incorporation with the Secretary of State of the State of Minnesota, or on any later date that we may specify in such certificates of amendment, which we will refer to as the Effective Date. At 6:00 p.m. Minneapolis, Minnesota Time on the Effective Date, we will effect a 1-for-2,000 reverse split of the common stock, pursuant to which a holder of 2,000 shares of our common stock on the Record Date will hold one share of the common stock immediately after the reverse split. Any shareholder owning fewer than 2,000 shares of the common stock on the Record Date will receive the right to receive cash in exchange for the resulting fractional share thereof and will no longer be a shareholder. A shareholder owning 2,000 or more shares of common stock immediately before the Transaction will not receive any cash payment for whole or fractional shares resulting from the reverse split.

The Special Committee has set the cash consideration to be paid to cashed out shareholders owning fewer than 2,000 pre-split shares at $0.425 per share for each pre-split share of common stock. The Special Committee determined this value in good faith, based upon factors the Special Committee deemed relevant. We currently estimate that cashed out shareholders will receive cash consideration for their cancelled shares within approximately three weeks after such shareholders submit their cancelled shares in accordance with the instruction letter to be sent by our exchange agent following the Transaction.

The Transaction is considered a “going private” transaction as defined in Rule 13e-3 promulgated under the Exchange Act because it is intended to and, if completed, will likely terminate the registration of our common stock under Section 12(g) of the Exchange Act and suspend our duty to file periodic reports with the SEC. In connection with the Transaction, we have filed with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3.

The Company’s Securities

On October 1, 2007, there were approximately 845 record holders of our common stock, not including holders in street name, and 9,137,223 shares outstanding. Our common stock is not listed on an exchange; however, market quotes for our common stock are available on the OTCBB under the symbol “MGST”. We also have 3 record holders of our Series A Preferred Stock, which will not be directly affected by or be a part of the Transaction.

The following table shows the range of high and low closing prices per share of our common stock for the fiscal year periods indicated. The prices in this table represent prices between dealers, and do not include adjustments for retail mark-ups, markdowns or commissions and may not represent actual transactions.

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		High	Low
2007:	First Quarter	$0.51	$0.25
	Second Quarter	$0.44	$0.35
	Third Quarter	$0.41	$0.20

		High	Low
2006:	First Quarter	$1.00	$0.60
	Second Quarter	$0.89	$0.52
	Third Quarter	$0.80	$0.55
	Fourth Quarter	$0.58	$0.33

On October 2, 2007, the closing price of our common stock on the OTCBB was $0.20 per share.

We did not declare or pay any cash dividends during 2006 or 2005, and we do not intend to pay dividends on our common stock or Series A Preferred Stock in the foreseeable future. The declaration or payment of dividends, if any, on our capital stock in the future is subject to the discretion of our Board of Directors and will depend on our earnings, financial condition, capital requirements and other relevant factors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us with respect to the beneficial ownership of each class of our capital stock as of October 3, 2007 for (1) each person known by us to beneficially own more than 5% of any class of our voting securities, (2) each of our named executive officers, (3) each of our directors and (4) all of our named executive officers and directors as a group. Except as otherwise indicated, we believe that each of the beneficial owners of our capital stock listed below, based on information provided by these owners, has sole investment and voting power with respect to its shares, subject to community property laws where applicable. Unless otherwise indicated, each natural person is a citizen of the United States, and the address for each listed shareholder is c/o MagStar Technologies, Inc., 410 11th Avenue South, Hopkins, Minnesota  55343. All share amounts as set forth below are prior to the completion of the Transaction.

	Common Stock			Series A Preferred Stock		Total Voting Stock Beneficially	Percent of Total Voting
Name	Number		Percent	Number	Percent	Owned (1)	Power

Jon L. Reissner	233,334	(2)	2.5%	—	0.0%	233,334	2.2%

Joseph A. Petrich	206,667	(3)	2.2%	—	0.0%	206,667	2.0%

Duane R. Bryngelson	180,000	(4)	1.9%	—	0.0%	180,000	1.7%

David Helgerson	116,667	(5)	1.3%	—	0.0%	116,667	1.1%

James L. Reissner 7808 Creekridge Circle, Suite 200 Minneapolis, MN 55439	957,327	(6)	10.4%	250,000	25.0%	1,207,327	11.8%

Michael J. Tate	759,372	(7)	8.2%	125,000	12.5%	884,372	8.7%

Robert Stehlik	22,027	(8)	*	—	0.0%	22,027	*

Dr. James R. Zavoral	22,277	(9)	*	—	0.0%	22,277	*

All named executive officers and directors as a group (8 persons)	2,497,671	(10)	24.8%	375,000	37.5%	2,872,671	25.9%

Richard F. McNamara 7808 Creekridge Circle, Suite 200 Minneapolis, MN 55439	2,535,000	(11)	23.6%	625,000	62.5%	3,160,000	26.9%

Perkins Capital Management, Inc. 730 East Lake Street Wayzata, MN 55391-1769	684,900	(12)	6.4%	—	0.0%	684,900	5.8%

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* less than 1%.

(1)       Represents number of shares of voting capital stock of the Company held by the shareholder, including shares of common stock and shares of Series A Preferred Stock (on an as-converted basis).

(2)       Includes 233,333 shares of common stock that Mr. Reissner has the right to acquire within 60 days upon the exercise of options, but does not include options to acquire 56,667 shares of common stock that do not vest within such period.

(3)       Includes 206,667 shares of common stock that Mr. Petrich has the right to acquire within 60 days upon the exercise of options, but does not include options to acquire 28,333 shares of common stock that do not vest within such period.

(4)       Includes 180,000 shares of common stock that Mr. Bryngelson has the right to acquire within 60 days upon the exercise of options, but does not include options to acquire 30,000 shares of common stock that do not vest within such period.

(5)       Includes 116,667 shares of common stock that Mr. Helgerson has the right to acquire within 60 days upon the exercise of options, but does not include options to acquire 28,333 shares of common stock that do not vest within such period.

(6)       Does not include (i) 250,000 shares of Series A Preferred Stock which are convertible into 250,000 shares of common stock or (ii) options to acquire 25,000 shares of common stock that have not vested and will not vest within the next 60 days, but does include options to purchase 80,000 shares of common stock that Mr. Reissner has the right to acquire within 60 days.

(7)       Does not include (i) 125,000 shares of Series A Preferred Stock which are convertible into an aggregate of 125,000 shares of common stock or (ii) options to acquire 25,000 shares of common stock that have not vested and will not vest within the next 60 days, but does include options to purchase 80,000 shares of common stock that Mr. Tate has the right to acquire within 60 days.

(8)       Includes 20,000 shares of common stock that Mr. Stehlik has the right to acquire within 60 days upon the exercise of options, but does not include options to acquire 25,000 shares of common stock that do not vest within such period.

(9)       Includes 20,000 shares of common stock that Dr. Zavoral has the right to acquire within 60 days upon the exercise of options, but does not include options to acquire 25,000 shares of common stock that do not vest within such period.

(10)     Includes an aggregate of 371,061 shares of common stock and 250,000 shares of common stock that executive officers and directors have the right to acquire within 60 days upon the exercise of options and warrants, respectively.

(11)     Does not include 625,000 shares of Series A Preferred Stock held by Mr. McNamara, which are convertible into 625,000 shares of common stock or options to acquire 10,000 shares of common stock that have not vested and will not vest within the next 60 days, but does include (i) 80,000 shares of common stock that Mr. McNamara has the right to acquire within 60 days upon the exercise of options, (ii) 250,000 shares of common stock that Mr. McNamara has the right to acquire within 60 days upon the exercise of warrants, and (iii) 7,500 shares held by Activar Properties, Inc. Mr. McNamara served as a director until April 2007. Mr. McNamara is a principal and Chief Executive Officer of Activar Properties, Inc.

(12)     According to a Schedule 13G/A, dated January 12, 2007, as filed with the Securities and Exchange Commission, Perkins Capital Management, Inc. has sole voting power with respect to 155,000 of such shares, and sole dispositive power over all such shares.

Management

Information regarding our Board of Directors and executive officers is located at “Item 9: Directors, Executive Officers, Promoters and Control Persons, Compliance with Section 16(a) of the Exchange Act” of our Form 10-KSB for the fiscal year ended December 31, 2006, which is included as Exhibit A to this Disclosure Document. Additionally, our Form 10-KSB for the fiscal year ended December 31, 2006 and other public filings can be found on the SEC website, located at www.sec.gov.

None of our directors or executive officers has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), nor has any such person been party to any judicial or administrative proceeding during such time that has resulted in a judgment, decree or

25

final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of a violation of federal or state securities laws.

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FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION

Summarized below are certain material federal income tax consequences to us and our shareholders resulting from the Transaction. This summary is based upon United States federal income tax law, as currently in effect, which is subject to differing interpretations or change, possibly on a retroactive basis. This summary addresses only those shareholders who have held their shares as capital assets. This summary does not discuss all aspects of federal income taxation that may be important to shareholders in light of their individual circumstances. In addition, this summary does not discuss any state, local, foreign, or other tax considerations. This summary assumes that each shareholder is a United States citizen and has held, and will hold, shares of common stock as capital assets under the Internal Revenue Code of 1986, as amended. Each shareholder should consult its tax advisor as to the particular federal, state, local, foreign, and other tax consequences, in light of their specific circumstances.

Tax Consequences to MagStar

We believe that the Transaction will be treated as a tax-free “recapitalization” for federal income tax purposes and, accordingly, it should not result in any material federal income tax consequences to us. We will not apply for any ruling from the Internal Revenue Service, nor will we receive an opinion of counsel with respect to the tax consequences of the Transaction.

Tax Consequences to Shareholders Who Do Not Receive Cash for Fractional Shares

A shareholder who receives no cash payment as a result of the Transaction, but continues to hold shares of our common stock directly immediately after the Transaction, will not recognize any gain or loss for United States federal income tax purposes. The aggregate adjusted tax basis of the shares held immediately after the Transaction will equal the aggregate adjusted tax basis of the shares held immediately prior to the Transaction, and the holding period of the shares will be the same as immediately prior to the Transaction.

Tax Consequences to Shareholders Whose Entire Interest in our common stock, Both Directly and Indirectly, is Terminated

A shareholder who receives a cash payment for a fractional share of our common stock as a result of the Transaction and does not continue to hold our shares directly, or indirectly by virtue of being related to a person who continues to hold share of our common stock directly, immediately after the Transaction, will recognize capital gain or loss, for United States federal income tax purposes, equal to the difference between the cash received for the common stock and the aggregate adjusted tax basis in such stock.

Tax Consequences to Shareholders Whose Entire Interest in our common stock, Directly but Not Indirectly, is Terminated

A shareholder that receives cash for a fractional share as a result of the Transaction, but is treated as a continuing shareholder by virtue of being related to a person who continues to hold our shares directly immediately after the Transaction, will recognize capital gain or loss in the same manner as set forth in the previous paragraph, provided that the receipt of cash either (1) is  “not essentially equivalent to a dividend,” or (2) constitutes a “substantially disproportionate redemption of stock,” as described below.

(1)           Not Essentially Equivalent to a Dividend. The receipt of cash is “not essentially equivalent to a dividend” if the reduction in the shareholder’s proportionate interest in us

27

resulting from the Transaction (taking into account for this purpose the stock owned by persons to whom the shareholder is related) is considered a “meaningful reduction” given the shareholder’s particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority shareholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will satisfy this test.

(2)           Substantially Disproportionate Redemption of Stock. The receipt of cash in the Transaction will be a “substantially disproportionate redemption of stock” if (a) the shareholder owns less than 50% of the total combined voting power of all classes of stock entitled to vote, and (b) the percentage of our voting stock owned by the shareholder (and by persons to whom the shareholder is related) immediately after the Transaction is less than 80% of the percentage of shares of voting stock owned by the shareholder immediately before the Transaction.

In applying the foregoing “Not Essentially Equivalent to a Dividend” and “Substantially Disproportionate Redemption of Stock” tests, the shareholder will be treated as owning shares of common stock actually or constructively owned by certain individuals and entities related to the shareholder. If the receipt of cash in exchange for a fractional share is not treated as capital gain or loss under either of the tests, it will be treated first as ordinary dividend income to the extent of the shareholder’s ratable share of our current and accumulated earnings and profits, then as a tax-free return of capital to the extent of the shareholder’s aggregate adjusted tax basis in the shares, and any remaining amount will be treated as capital gain. Capital gain or loss recognized will be long-term if the shareholder’s holding period with respect to the stock surrendered is more than one year at the time of the Transaction. The deductibility of capital loss is subject to limitations. In the case of a shareholder who is an individual, long-term capital gain and dividend income should generally be subject to United Stated federal income tax at a maximum rate of 15%.

The foregoing discussion summarizing certain federal income tax consequences does not refer to the particular facts and circumstances of any specific shareholder. Shareholders are urged to consult their own tax advisors for more specific and definitive advice as to the federal income tax consequences to them of the Transaction, as well as advice as to the application and effect of state, local and foreign income and other tax laws.

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FINANCIAL AND OTHER INFORMATION

Historical Financial Information

Our historical financial information is located at “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Item 8—Financial Statements and Supplementary Data” of our Annual Report on Form 10-KSB for the year ended December 31, 2006, which is included as Exhibit A to this Disclosure Document and in our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007, which is included as Exhibit B to this Disclosure Document.

Pro Forma Consolidated Financial Statements (Unaudited)

The following unaudited pro forma financial information presents the effect on our historical financial position of the $248,519 in fees and expenses to be incurred by MagStar in connection with the transaction. Our unaudited pro forma consolidated balance sheet as of June 30, 2007 reflects the transaction as if it occurred on that balance sheet date. Our book value per share is also as of June 30, 2007, the most recent balance sheet presented. The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2007 and the year ended December 31, 2006 reflect the transaction as if it occurred as the beginning of each period.

The following unaudited pro forma financial information is not necessarily indicative of what our actual financial position would have bee had the cash merger been consummated as of the above-referenced sates or of the financial position that may be reported by us in the future.

	June 30, 2007	Pro Forma Adjustments		Pro Forma June 30, 2007
Balance Sheet
Assets
Cash	$600			$600
Accounts Receivable	952,172			952,172
Inventories	1,430,574			1,430,574
Other Assets	262,458			262,458
Total Assets	$2,645,804			$2,645,804

Liabilities and Stockholders’ Equity
Senior Debt	$345,000	$248,519	(1)	$593,519
Other Current Liabilities	1,670,679			1,670,679
Long-term Liabilities	3,276,429			3,276,429
Stockholder’ Equity	(2,646,304)	$(248,519)		(2,894,823)
Total Liabilities and Stockholders’ Equity	$2,645,804			2,645,804

(1)   Effect of the transaction, estimated to be $248,519.

Pro Forma Condensed Consolidated Six Months Statement of Operations (Unaudited)

	Six Months Ended June 30, 2007	Pro Forma Adjustments		Pro Forma Six Months Ended June 30, 2007
Statement of Operations
Net Sales	$4,870,643			$4,870,643
Cost of Sales	3,856,599			3,856,599
Gross Profit	1,014,044			1,014,044
Selling, General, and Admin. Expenses	1,081,636	$(46,000	)(1)	1,035,636
Other Expenses	(59,844)			(59,844	)(2)

Net Income (loss)	$(127,436)			$(81,436)

Net income per share - diluted	$(0.02)			$(0.01)
Weighted average shares - diluted	9,137,223			9,137,223

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(1)   Assumes that the fees of the transaction are not expensed in this period, estimated to be a one time charge of $248,519. Assuming the savings of $46,000 in costs and expenses related to our public reporting and compliance obligations during the above referenced period; if transaction expense is netted against the $46,000 in savings, the impact in the period would be $(202,519). The savings are assumed based on reductions in our Directors and Officers Insurance Premium, reduced legal and accounting expenses, reduced shareholder relations expenses, and reduced stock transfer agent fees.

(2)   Due to our Loss Carry Forwards, we generally do not pay income taxes.

Pro Forma Condensed Consolidated Year-End Statement of Operations (Unaudited)

	Year Ended December 31, 2006	Pro Forma Adjustments		Pro Forma Year Ended December 31, 2006
Statement of Operations
Net Sales	$9,983,086			$9,983,086
Cost of Sales	7,710,100			7,710,100
Gross Profit	2,272,986			2,272,986
Selling, general, and admin. Expenses	1,352,274	$(88,000	)(1)	1,264,274
Other Expenses	(107,010)			(107,010	)(2)

Net Income (loss)	$813,702			$901,702

Net income per share - diluted	$0.08			$0.09
Weighted average shares - diluted	10,504,893			10,504,893

(1)   Assumes that the fees of the transaction are not expensed in this period, estimated to be a one time charge of $248,519. Assuming the savings of $88,000 in costs and expenses related to our public reporting and compliance obligations during the above referenced period; if transaction expense is netted against the $88,000 in savings, the impact in the period would be $(106,519). The savings are assumed based on reductions in our Directors and Officers Insurance Premium, reduced legal and accounting expenses, reduced shareholder relations expenses, and reduced stock transfer agent fees.

(2)   Due to our Loss Carry Forwards, we generally do not pay income taxes.

Book Value Per Share

Our Book Value Per Share as of June 30, 2007 was $(0.28) based on a Stockholder’s Deficiency of $(2,559,341) and 9,137,223 shares of common stock outstanding.

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Exhibit A:               MagStar Technologies, Inc. Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.

Exhibit B:               MagStar Technologies, Inc. Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2007.

Exhibit A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-KSB

☒      ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Fiscal Year Ended December 31, 2006

☐      TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                              to                             .

Commission File No.:  0-1561

MAGSTAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-0780999
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

410 11th Avenue South
Hopkins, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 935-6921

Securities registered pursuant to Section 12(b) of the Act:  None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.1875 per share

Check whether the issuer is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act.      ☐

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.      YES   ☒         NO   ☐

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of Registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB.      ☐

Indicate by check mark whether the registrant is a shell company as defined in Rule 12b-2 of the Securities Exchange Act.

YES   ☐         NO   ☒

The Registrant’s revenues for the fiscal year ended December 31, 2006 were $9,983,086.

The aggregate market value of the common stock of the Company held by non-affiliates as of March 19, 2007 was approximately $2,420,229 (based on the last sale price of the common stock on that date).

The total number of shares of the Company’s common stock outstanding on March 19, 2007 was 9,137,223 shares.

Transitional Small Business Disclosure Format (Check one): YES   ☐         NO   ☒

PART I

Forward Looking Statements

The information in this discussion may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements involve risks and uncertainties, including statements regarding the Company’s capital needs, business strategy and expectations.  Any statements that are not of historical fact may be deemed to be forward-looking statements.  These forward-looking statements involve substantial risks and uncertainties.  In some cases you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue”, or the negative of such terms or other comparable terminology.  Forward-looking statements in this Report also include references to anticipated sales volume and product margins, efforts aimed at establishing new or improving existing relationships with customers, other business development activities, anticipated financial performance, business prospects and similar matters.  Actual events or results may differ materially from the anticipated results or other expectations expressed in the forward-looking statements.  In evaluating these statements, you should consider various factors, including the risks included from time to time in other reports or registration statements filed with the United States Securities and Exchange Commission.  These factors may cause the Company’s actual results to differ materially from any forward-looking statements.  The Company disclaims any obligation to publicly update these statements, or disclose any difference between actual results and those reflected in these statements. Such information constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which provides a safe harbor for forward-looking statements.

In addition, the Company has historically had a high concentration of business with one major customer.  The risks and uncertainties the Company faces include, but are not limited to, the ability to expand sales and product offerings, to develop a reputation in manufacturing products for select industries such as medical industries and factory and laboratory automation, to manufacture and ship in a timely manner and to the ability to acquire raw materials, as well as the risks and uncertainties described in “Management’s Discussion and Analysis or Plan of Operations” in this Report.

ITEM 1.  DESCRIPTION OF BUSINESS.

Business Overview

MagStar Technologies, Inc. (“MagStar” or the “Company”) is a leading global provider of products, technologies, solutions, and services to businesses of all sizes.  Our offering includes:

•                  Quickdraw Conveyors

•                  Spindles and Motion Control

•                  Industrial Centrifuges

•                  Contract Manufacturing

MagStar is a publicly owned company headquartered in Hopkins, Minnesota that trades over the counter on the Bulletin Board (“OTCBB”) under the symbol “MGST.”

The Company was established in 1948 as Reuter Manufacturing, Inc., and specialized in precision machining and assemblies.  In late 2000, the Company acquired the assets of MagStar Technologies, Inc., a private high-energy magnet and magnetic assembly company.  In early 2001, the

Company changed its name to MagStar Technologies, Inc.  In February 2001, the Company acquired the assets of Quickdraw Conveyors, a provider of conveyers and technology for factory, laboratory and equipment automation.

The Company is a Minnesota corporation.  The principal executive offices of the Company are located at 410 Eleventh Avenue South, Hopkins, Minnesota 55343.  The Company’s telephone number is (952) 935-6921.

See “Item 2. Description of Property” below for information regarding the sale and leaseback of the Company’s executive office and manufacturing facilities in February 2003.

Products and Services

MagStar is a manufacturer of material handling, motion control, magnetic assemblies, and contract manufactured parts and devices.  MagStar’s primary product is Quickdraw brand conveyor systems, used in factory and laboratory automation.  MagStar also manufactures customized motion control products, spindles, medical devices, and its other proprietary product, oil centrifuges.  MagStar offers engineering, precision machining, and assembly strengths.  Products include conveyors for high tech manufacturing, assembly, and laboratory processes, custom servo motors and spindles, motion control devices, linear slides, disposable-based medical centrifuges, and oil centrifuges.

PROPRIETARY PRODUCTS

Conveyors

MagStar’s Quickdraw Conveyor product line is marketed to automation integrators, process upgrades, and OEMs seeking to automate a process that had been previously accomplished manually in factories and laboratories. Typical processes include factory assembly, inspection, laboratory analysis, testing, and packaging.  Industries using these products include high-tech manufacturers, semi-conductor, academic and research institutions, microelectronics, biotech, and automotive. These industries are continually striving to increase productivity, decrease rejected products, and minimize workers exposure to strenuous and tedious operations or hazardous environments.  MagStar makes five types of modular, low profile conveyor systems, three with slip roller accumulation, one with a belt edge drive, and one with individual drives. Each provides electrostatic discharge protection, low power consumption, and are clean room certified.

Spindles/Motion Controlled Devices:

Spindles and motion control devices are predominantly manufactured per customer specification for assemblies whose uses range from medical centrifuges to silicon wafer saws to printed circuit board saws, routers, and optical inspection systems. The Company’s spindles are used to position various devices which allow for greater flexibility in the customer’s designated processes.  One customer’s spindle application includes electronically controlled feedback devices and is used in optical inspection systems.  Another spindle manufactured for a customer controls various medical nuclear imaging devices on gantry-mounted systems.  Blood centrifuge spindle assemblies and devices allow for high-speed separation of blood into various components and are used in operating rooms, laboratories and blood banks.

Industrial centrifuges

Industrial oil centrifuges facilitate increased drain intervals and oil purification for engine operation.  Oil centrifuges are used in marine engines, over the road trucking, power generation, and oil and gas production. Current centrifuge product projects include blood centrifuges, proprietary oil centrifuges, private label oil centrifuges, water centrifuges, gaseous/vapor centrifuges, fuel line centrifuges, and industrial centrifuges (coolants/lubrication).

CONTRACT MANUFACTURING

Precision Magnet Assemblies

The Company builds precision magnet assemblies for aerospace, medical, and motion controlled applications.  These assemblies generally include high-energy permanent magnetic material that may be components of machined parts or sub assemblies of rotors, pumps, stators, motors, and directional control devices.

Production machining

The Company designs and machines metal parts for a small number of customers.  The Company has unique expertise in CNC machining precision, close tolerance components.

Technology

MagStar has technical abilities in the following areas:

Conveyor Design and Manufacturing

Conveyor and robotic movement devices tend to require fast orientation and movement, minimum surface contrast and high-density boards and chips.  MagStar aims to meet these needs with its high tolerance machining and assembly skills, its edge belt handling technology, and its skills in servomotor control feedback.  Production of unwanted particulate can be a side effect of using conveyor devices in manufacturing.  MagStar’s patent pending clean room conveyor technology is designed to solve customers’ problems in dealing with clean room requirements.

Spindle Design and Manufacturing

Spindles are precision electrical motor-based devices.  MagStar manufactures and designs spindles that rotate from 1,000 up to 40,000 RPMs.  Spindles are similar to motors used to power its centrifugal devices and typically include a DC brushless electric motor, bearings, and a feedback/control device all driving a shaft that engages something else.  For example, in a centrifuge, the motor-driven shaft engages the container holding fluid to which centrifugal force is being applied.  MagStar’s spindles are especially well known for generating minimal noise, vibration, and heat.  The skills and technology that this type of manufacturing requires include strong engineering, precision, and specialized assembly.

New Generation High Energy Magnetic Materials

New generation high energy magnetic materials require higher speed performance, improved torque transmission and improved holding power.  MagStar’s magnet assemblies use bonding capabilities and custom matching of materials to specific applications enhancing performance for its customers.

High Tech Centrifugal Separation Design and Manufacturing

High tech centrifugal separation design and manufacturing involve high-speed electrical motors, precision manufacturing, and precision assembly abilities.  This knowledge is applied to design and manufacture technological applications.  These applications generally involve high-speed rotation while generating minimal noise, heat, and vibration.

Markets

MagStar supplies its products and services to OEMs in the following markets:

High Tech Manufacturing and Laboratory Automation

MagStar’s conveyor line provides solutions for a variety of markets, usually integrated into larger manufacturing solutions for markets such as automated assembly of electronics and medical devices, semiconductors, wafer boards, flat screen monitor components, fluid analysis, pharmaceuticals, and medical devices.  The conveyor line also is frequently used in laboratory automation.

Motion Control

MagStar is a supplier of custom spindle/electric motor assemblies for high technology applications.  These applications require state of the art capabilities for large OEM market leaders.  Precision magnet assemblies and magnetizing capabilities along with precision movement and placement systems from Quickdraw technology contribute to and broaden the Company’s capabilities.

Medical

MagStar is a manufacturer of blood separation spindle devices used in analysis and component isolation of whole blood.  MagStar’s primary customer is a leading supplier of automated blood processing systems which provides readily available blood components for pharmaceutical use or patient transfusions.  These products are used in operating rooms and in many of the world’s blood banks and laboratories.  Other blood centrifuge applications include the market for thrombin-based orthobiologics.  The Company also manufactures medical components used in blood circulatory devices.

Combustion Engines

MagStar manufactures an engine oil centrifuge used primarily by OEMs on stationary and non-stationary engines of 150 hp and above.  The centrifuges are also an after market addition to oil field engines and power generators.  The centrifuge is designed to provide filtration to .5 micron, the ability to recover and analyze particulate for preventive maintenance, and the Company is developing the centrifuge’s efficiency for soot removal.  The oil centrifuge also uses MagStar’s centrifuge technology.  Markets that use this technology include power generation, gas and oil production, marine engines, over the road trucking, and off road and construction equipment.

Filtration/High Tech Separation

MagStar is a manufacturer of centrifugal separation and filtering spindle devices used with a variety of liquids including water and gaseous streams.  These devices are used to remove a variety of mineral particulate and biological material.

Strategy

The Company is strategically focused on growing its Quickdraw Conveyors and establishing itself as a premiere manufacturer of custom and standard spindles.  While the Company intends to continue its contract manufacturing businesses, the Company views Quickdraw Conveyors, spindles, and motion control as its primary growth opportunities.  MagStar is also developing the distribution channels for its proprietary oil and industrial centrifuge products.

Sales and Marketing

The Company’s sales and marketing effort is focused on the strategic markets outlined above.  The Company uses both an outside sales team and regional representatives.  The sales force is supported by an applications design and manufacturing engineering team.

The Company’s products are sold directly to OEMs, integrators, academic and research institutions, end users and master dealers who market to other distributors.

Marketing efforts focus on MagStar’s reputation for high quality, precision assemblies that include blood and industrial centrifuges, conveyor systems, spindles, and magnetic assemblies.  MagStar uses paid advertising and trade shows, among other methods, to market its products. MagStar’s website (www.magstar.com) provides in-depth descriptions of MagStar’s sales and products.

Customers

In 2006, the Company had sales to its largest customer of $4,283,009, approximately a 27% increase from sales of $3,373,257 to the same customer in 2005.  This customer accounted for approximately 43% of the Company’s sales in 2006, compared to 42% of the Company’s sales in 2005.  It is reasonable to assume that a large portion of the sales growth from this customer was due to unique opportunities during the first quarter of 2006.  Management anticipates that these unique opportunities were exceptions above and beyond the Company’s business plan.  Sales with this customer are expected to remain at levels consistent with the third and fourth quarters of 2006 and possibly increase during 2007.  Sales in 2006 to the Company’s second largest customer were $1,222,046, compared to $1,039,926 in 2005.  This accounted for approximately 12% of the Company’s 2006 sales.  The increase of $182,120, or 18%, from 2005 sales to the customer is due to cyclical demand from this customer originating in the semiconductor industry.  The Company anticipates sales to this customer to remain at current levels and possibly increase in 2007.  The Company has no intention of issuing any specific performance guidance for future periods.  The Company’s backlog of orders and releases on December 31, 2006 was approximately $3.3 million, compared to approximately $4.2 million on December 31, 2005.

Supplies

The raw materials used by the Company in its manufacturing operations are reasonably available in the competitive market.  The Company seeks to maintain multiple sources of the parts and materials; however, certain significant customers limit the number of or designate specific suppliers to be used by MagStar.  The availability of such parts and materials could affect the Company’s ability to fill customers’ orders on a timely basis.  The Company believes that the interruption of existing relationships with suppliers would not have a material adverse effect over the long term, as parts and materials suitable for the production of our products would be available from other suppliers.

The Company generally manufactures products to customer specifications on a contract basis, and as a result carries minimal amounts of inventory.

Competition

With regard to the Quickdraw Conveyor product group, there are many manufacturers of parts and components used in these systems.  However, the Company is not aware of any other manufacturers that also have the ability to engineer and manufacture high performance, precision, custom designed and highly cosmetic conveyors for these markets to the satisfaction of its customers.  The Company believes that its high speed, high precision and high performance products give it the ability to compete effectively in the conveyor market.

The contract manufacturing, machining, and magnetic business in which the Company engages is highly competitive.  Many of the Company’s competitors have greater sales volume and resources than the Company.  The principal elements of competition are quality, service, delivery, price and meeting customer requirements.  The Company believes that it accounts for only a small portion of aggregate national sales of the manufacturing service it provides.  The Company believes, however, that its strong engineering and manufacturing capabilities give it a competitive advantage.

There are many OEM manufacturers of medical and industrial centrifuges.  However, the Company is not aware of any other contract manufacturers that also have the ability to engineer and manufacture high speed, precision, custom designed and highly cosmetic centrifuges for these markets to the satisfaction of its customers.  It believes that its high speed, high precision products give it the ability to compete effectively in the centrifuge market.

The Company faces competition from several national manufacturers of precision magnets, many of which are capable of supplying magnet assemblies.  With its complete engineering and manufacturing capabilities, the Company can play a more significant role in its customers’ supply programs and benefit more directly from all of the value that is created in the manufacturing process.

Research and Development

There were no significant research and development expenses that were not customer funded in 2006 or 2005, nor does the Company anticipate significant expenses of this nature in 2007.

Intellectual Property

The Company has four patents on its Quickdraw Conveyor products.  The Company has trademarks on its oil centrifuge product and conveyor products.

The Company has its employees sign confidentiality and nondisclosure agreements at the time of hiring.  The Company also requires certain vendors to sign such agreements.

Backlog

The Company makes product forecasts for future delivery based upon frequently updated information from customers; such forecasts are then adjusted or replaced by actual purchase orders or production releases.  The Company’s backlog of orders and releases on December 31, 2006 was approximately $3.3 million, compared to approximately $4.2 million on December 31, 2005. The Company’s backlog often fluctuates because of blanket orders placed by customers who schedule delivery of the product over future months.  The usual period between receipt of an order for a new assembly and the first delivery of the product by the Company is 2 to 6 months.  The delivery period for subsequent orders generally is shorter.  The Company believes its backlog is firm.

Employees

As of December 31, 2006, the Company had 59 employees, which includes 58 full time employees and 1 part time employee.  As of December 31, 2005, the Company had 57 employees, which included 56 full time employees and 1 part time employee.

ITEM 2. DESCRIPTION OF PROPERTY.

The Company’s executive offices and manufacturing facilities are located at 410 Eleventh Avenue South, Hopkins, Minnesota.  The Company currently leases 57,545 square feet of the building from Hopkins Eleventh Avenue LLC (a related party through common ownership).  The new lease term is month to month, with monthly payments totaling $16,250.

ITEM 3.  LEGAL PROCEEDINGS.

None.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

No matter was submitted to a vote of security holders during the fourth quarter of the fiscal year covered by this Annual Report on Form 10-KSB, through the solicitation of proxies or otherwise.

PART II

ITEM 5. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

The Company’s common stock is not listed on an exchange; however, market quotes for the Company’s common stock are available on the Over-The-Counter Bulletin Board (“OTCBB”) under the symbol “MGST.”  The following table sets forth, for each of the calendar periods indicated, the quarterly high and low bid quotations for the Company’s common stock quoted on the OTCBB.  The prices in this table represent prices between dealers, and do not include adjustments for retail mark-ups, markdowns or commissions and may not represent actual transactions.

		High	Low
2006:	First Quarter	$1.00	$0.60
	Second Quarter	$0.89	$0.52
	Third Quarter	$0.80	$0.55
	Fourth Quarter	$0.58	$0.33

		High	Low
2005:	First Quarter	$0.65	$0.45
	Second Quarter	$0.45	$0.40
	Third Quarter	$0.75	$0.40
	Fourth Quarter	$0.65	$0.45

Holders

As of March 19, 2007 there were approximately 1,250 registered record holders of the Company’s common stock and 3 record holders of the Company’s Series A preferred stock.

Dividends

No cash dividends were declared or paid by the Company during 2006 or 2005, and the Company does not intend to pay dividends on its common stock or Series A preferred stock in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans.

See “Item 11. Security Ownership of Certain Beneficial Owners and Management” below for Equity Compensation Plan Information.

ITEM 6. MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

General

During 2006 compared to 2005, the Company experienced increased sales for its blood centrifuge spindles and conveyors to the Company’s largest customers.  Quickdraw Conveyor and spindle orders account for the majority of the December 31, 2006 backlog.  The Company sees continued conveyor and spindle sales growth as the key areas to the Company’s strategic growth.  There can be no assurance that sales to the Company’s largest customers or sales of other products will be sufficient to allow the Company to maintain positive cash flow or profitability.

Critical Accounting Policies

Note 2 of the Notes to the Financial Statements includes a summary of the significant accounting policies and methods used in the preparation of our Financial Statements.  The following is a brief discussion of the more significant accounting policies and methods used by the Company.

General

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires general management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and reported amounts of revenues and expenses during the reporting periods.  The most significant estimates and assumptions relate to the valuation of inventory and the recognition of revenue.  Actual amounts could differ from these estimates.

Inventory Valuation

The Company considers recent historic usage and future demand in estimating its net realizable value of its inventory.  Inventory at December 31, 2006 reflects write-downs of $51,116.  Should it be determined that write downs are insufficient, then the Company would be required to record additional inventory write-downs, which would have a negative impact on gross profit.

Revenue Recognition

The Company recognizes sales when products are shipped, collectability is probable and the sales price is fixed or determinable.

Results of Operations

Total revenues for 2006 were $9,983,086, compared to $8,104,646 for 2005.  Net sales by classifications were as follows:

	2006	2005
Quickdraw Conveyors	$2,826,729	$1,937,525
Spindles and Motion Control	5,159,455	3,780,717
Industrial Centrifuges	1,097,321	918,952
Contract manufacturing	885,263	1,410,467
Other revenue	14,318	56,985
Total	$9,983,086	$8,104,646

The Company’s net sales increased by approximately 23% in 2006 from 2005, compared to an increase in net sales of 10% in 2005 from 2004. Sales are not subject to seasonal volatility.  The increase in sales from 2006 over 2005 was due to a unique opportunity with a significant spindle customer during the first two quarters of 2006.  The increase in Quickdraw conveyor sales was attributable to changing the Company’s strategic focus from contract manufacturing to conveyor sales.

Cost of sales was $7,710,100 for 2006, compared to $6,552,155 in 2005, an increase in the cost of sales of approximately 18%.  While the cost of sales increased in 2006 over 2005, gross profit dollars and percentages also increased.  The increase in the cost of sales reflects increased sales and proportional improvements in cost control and management of variable expenses including material, labor, benefits, and process and productivity improvement.

Gross profit was $2,272,986, or 23% for 2006, compared to $1,552,491 or 19% in 2005.  This increase in gross profit was due to the factors discussed above.

Selling, general and administrative expenses were $1,352,274 or 14% of net sales in 2006, compared to $1,217,782 or 15% of net sales in 2005.  The increase in selling, general and administrative expenses of $134,492 or 11% is due primarily to an increase in personnel, trade shows, advertising and sales commissions.  These increased expenses were offset by deferred gain recognition due to restructuring the building and equipment leases in July 2006.

As a consequence of the foregoing factors, the Company had operating income in 2006 of $920,712 or 9% of net sales, compared to operating income of $334,709 or 4% in 2005, an increase of $586,003 or 175% of net sales.

Interest expense in 2006 was $122,616, compared to $149,669 in 2005.  The decrease in interest expense of $27,053 is a result of a lower average outstanding balance of our senior debt during 2006 compared to 2005.  Total other income, net of interest expenses in 2006 was $15,606, compared to $7,804 in 2005, an increase of $7,802 or 100%.

Total other expense, net in 2006 was $107,010, compared to total other expense, net in 2005 of $141,865, a decrease of $34,855 or 25% which was primarily due to a lower average outstanding balance of our senior debt during 2006 compared to 2005.

The effect of inflation on the Company’s results has not been significant.

Net income attributable to common shareholders during 2006, was $741,702, or $.08 per basic and $.07 per diluted share, compared to a net income attributable to common shareholders of $120,844, or $.01 per basic and diluted share for 2005.  Net income or loss is due to the reasons discussed above.

The Company recorded net income for 2006.  Generally, the Company does not pay regular income taxes because of the availability of its net operating loss carry forwards.

Liquidity and Capital Resources

At December 31, 2006, the Company had working capital of $586,603, compared to a working capital deficit of $3,004,467 at December 31, 2005.  The current ratio was 1.42 at December 31, 2006, compared to .44 at December 31, 2005.  The increase in the working capital is due to debt restructuring, modification of lease agreements and as a result of profits during 2006.

The Company had positive cash flows from operations of $805,481 for the year ended December 31, 2006, compared to cash flows from operations of $34,972 for the year ended December 31, 2005. The Company’s ability to meet its continuing cash requirements in the future is dependent on sustaining adequate sales and margins from its manufacturing operations.

Net cash used in investing activities was $127,372 for the year ended December 31, 2006, compared to net cash used in of $85,328 for the year ended December 31, 2005.

Net cash (used in) financing activities was $587,028 for the year ended December 31, 2006, compared to cash provided by financing activities of $50,456 for the year ended December 31, 2005.

Preferred Stock

On October 10, 2000, the Company completed a private financing (the “Financing”) pursuant to the terms of a Securities Purchase Agreement dated October 10, 2000 (the “Securities Purchase Agreement”) by and among the Company, Activar, Inc., James L. Reissner and Michael J. Tate (collectively, the “Investors”).  Pursuant to the Securities Purchase Agreement, the Company sold to the Investors an aggregate of 3,500,000 shares of the Company’s common stock, par value $.1875 per share (“Common Stock”), and an aggregate of 1,000,000 shares of the Company’s Series A convertible preferred stock, par value $.1875 per share (“Series A Preferred”; together with the Common Stock, the “Shares”), all at a purchase price of $.1777778 per share, for an aggregate purchase price of $800,000.  Of the $800,000 total, Activar and Mr. Reissner purchased $700,000.  The shares were sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and are “restricted securities” within the meaning of Securities Act.

The Series A Preferred is convertible at any time, without the payment of any additional consideration, into fully paid and nonassessable shares of common stock on a one for one basis subject to anti-dilution.  The Series A Preferred generally votes with the common stock on matters submitted to the shareholders, with each share of Series A Preferred having that number of votes that is equal to the number of whole shares of common stock into which such share of Series A Preferred is then convertible.  The Series A Preferred is entitled to 9% dividends in preference to any dividends paid on the common stock, but such 9% dividends are payable only if, as and when declared by the Company’s board of directors.

Notes Payable to Related Parties

The Company has notes payable to different entities, all related through common ownership.  The balance outstanding on the related party notes was $3,071,154 at December 31, 2006 and 2005.  All the related party notes accrue interest at 3%.  For the years ended 2006 and 2005, all accrued interest was forgiven which was $92,135 and $89,597, respectively.  The forgiveness of accrued interest was recorded to additional paid-in capital.  On June 30, 2006 the related parties agreed to extend the due dates of the notes to July 1, 2008.

Credit Agreement

On June 30, 2006, the Company entered into its first amendment to the second amended and restated senior credit agreement consisting of an asset-based line of credit with availability of up to $1,200,000, subject to a borrowing base limitation of 85% of the Company’s eligible accounts receivable.  In addition the Company can borrow up to 40% of eligible raw materials and 30% of eligible finished goods for a one time 120-day period.  The asset-based line of credit bears interest at the bank’s reference rate plus one-half percent and matures in June 2007.  At December 31, 2006, the effective rate was 8.75% on the line of credit.

The credit facility is collateralized by all of the Company’s assets, except for certain equipment obtained with purchase-money financing. The bank may at any time apply the funds available in any Company bank account against the outstanding loan balances.  As of December 31, 2006, $0 was outstanding under the credit facilities.  The line of credit is due on demand; accordingly, is classified as a current liability as of December 31, 2006 and 2005.

Building and Equipment Lease Financing

On March 21, 2001, the Company entered into two sale-leaseback agreements with Activar Properties (a related party through common ownership).  On February 25, 2003, the Company sold the building to Hopkins Eleventh Avenue LLC (a related party through common ownership) and entered into a sale-leaseback arrangement.  Since 2001, the leases have been modified with the most recent on July 1, 2006.  The amended lease combined the former building and equipment lease agreements into one lease.  The new lease term is month to month, with monthly payments totaling $16,250.  As part of the new lease agreements, the related party agreed to forgive all deferred rent totaling $942,792 which was recorded to additional paid-in capital.

The Company has determined that the amended lease is in substance a term lease based on the Company’s intent to continue to use the equipment and building under the lease for an extended period of time.  Since the Company now leases only a portion of the building, the Company recognized $494,094 of the deferred gain on sale-leaseback immediately into income related to the portion of the building no longer leased.  The remaining gain on sale-leaseback related to the building as of July 1, 2006 totaling $557,169 will be amortized over the previous remaining term of thirty-eight months. The gain on sale-leaseback of equipment will continue to be amortized over the remaining life of the previous term which was eighteen months as of July 1, 2006.

Expected Capital Needs for 2007

The Company does not expect capital needs in 2007 to exceed the capacity of its asset based line of credit as allowable receivables and inventory borrowings are expected to cover operating requirements.  While the asset based line of credit expires in June 2007, the Company believes it will be able to replace this facility.  The Company believes that cash from operations, and renewal of and advances from its credit facility will provide enough liquidity for the next 12 months of operations.

Business Conditions

The Company recognized net income of $813,702 for the year ended December 31, 2006, and has working capital of $586,603 and stockholders’ deficiency of $2,559,341 at December 31, 2006.

Management’s plans and objectives to improve the financial condition of the Company are based on a strategy to become a technology leader in conveyor, spindle, and motion control design and production by being a product focused company, growing sales, reducing debt, and accumulating cash.

Continued growth may be achieved by identifying the Company’s core business (conveyors, motion control and spindles), seeking relationships that move beyond the manufacturing of specific parts and into the preparation of sub-assemblies and completed assemblies for its customers, developing a focus towards proprietary products and away from contract manufacturing and building long-term, sustainable comparative advantages over competitors.  The Company seeks to become involved with its customers early in their development and design process allowing the Company to participate in the earlier, higher value added stage of product development and to establish a closer working relationship with its customers.

The Company intends to add new conveyor, spindle, and motion control customers by expanding its distribution network, creating strategic alliances, and new marketing initiatives.  The Company seeks to pursue a course investing in market driven research and development that will lead to innovation and new value propositions in the future, establishing a reputation and expertise for product development.  The Company seeks to be identified as a conveyor, motion control, and spindle manufacturer and intends to focus on higher value added products that allow it to use its design, manufacturing, and engineering capabilities.

Cash control, cost management, and margin preservation are fundamental to the Company’s profitability. Any new corporate strategies considered must be accountable to existing headcounts and capital resources meaning the Company must resist strategies that require significant inflows of capital, unless capital can be prudently raised.  Other priorities include recapitalizing the balance sheet, generating liquidity, monitoring and changing processes to increase productivity, and strategically adding key managers and operational expertise as a measured response as required in a prudent and responsible manner.  The Company also has excess capacity.  Through mergers, acquisitions and organic growth, it believes it can increase its revenues while incurring proportionally less additional overhead.  By increasing productivity, improving cost control, reducing expenses and keeping expenses in proportion to the Company’s current sales level, the Company intends to sustain positive cash flow.

There can be no assurance that management will be able to accomplish all of the above plans and objectives or achieve the necessary improvements in its cash flows and financial position to meet its obligations as they become due.  Senior management executive needs and expenses are expected to increase in the future.

Accordingly, there can be no assurance that the Company will continue as a going concern in its current form.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty as this probability is indeterminate.

Summary

Sales increased overall during 2006 compared to the same period in 2005 due to a dramatic increase in sales to the Company’s largest customer.  The improved operating performance for 2006 is the result of operational efficiencies and improvements at a constant and measured pace, debt restructuring, and a balanced approach to the risk management of operations and sales.  With the appropriate managerial policy actions, the upside and downside risks to the attainment of both sustainable growth and operational stability should be kept roughly equal.  Management is cautiously optimistic and intends to respond to changes in economic prospects as needed to fulfill its obligation to prudent fiscal management and stable and fiscally responsible growth, while focusing on its profitable strengths and advantages.

During 2006, the Company had unique sales opportunities with multiple customers.  Management anticipates that these unique opportunities are exceptions above and beyond the Company’s business plan.  Despite this uncertainty, the Company’s business plan will continue to include the execution of strategic plans designed to increase sales and profitability.  The Company has no intention of issuing any specific performance guidance for future periods.  Except for the historical financial information reported above, this report contains forward-looking statements that involve risk and uncertainties, including references to anticipated and projected sales volume, the risk associated with establishing new or improving existing relationships with customers of the Company, other business development activities, anticipated financial performance, business prospects, and similar matters.  In addition, the Company has a high concentration of business with one major customer and any reduction in sales to this customer may affect net income.  Because of these and other uncertainties, actual results could differ materially from those reflected in the forward-looking statements.

Factors That May Affect Future Results

Dependence on Major Customers.  Sales were affected by increases in sales to major medical and conveyor customers in 2006.  These increases were driven by higher demand and reduced customer inventories.  The Company continues to take orders from these major customers and although the Company enjoyed unique sales growth in the first quarter of 2006, the Company expects overall business with such customers to remain steady or increase for 2007 compared to the last six months of 2006.  However, no assurance can be given that sales to these customers will reach or exceed previous levels.  The Company has no production contracts with its major customers and believes that reductions in orders from these customers would have material adverse effects on future operating results.  The Company continues to pursue customer diversification to reduce dependence on sales to its significant customer.

Dependence on New Products and Continued Growth in Sales Volume.  The Company’s future success will depend on its ability to retain current customers and add new customers.  The Company also looks to develop new customers for products manufactured under its own trade names, Quickdraw conveyors and oil centrifuges. The Company looks to obtain production orders for existing conveyor and prototype products including motion control, magnetic, spindle, and centrifuge assemblies, and maintain a satisfactory volume of orders for current customers.

Competition. While the Company believes its engineering capability is a competitive advantage, and that it offers value added assistance and solutions for improved design, manufacturability and reliability of higher-level assemblies, customers with existing products may not change from suppliers of discrete components.  Company management believes the Company represents only a small portion of the aggregate national sales of proprietary product and contract manufacturing services.

Impact of Recent Accounting Pronouncements.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (SAB 108). SAB 108 provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. Under SAB 108, registrants should quantify errors using both a balance sheet and income statement approach (“dual approach”) and evaluate whether either approach results in a misstatement that is material when all relevant quantitative and qualitative factors are considered. The Company adopted SAB 108 on December 31, 2006.

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, Accounting for Income Taxes (“FIN 48”).  FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FASB Statement No. 109.  FIN 48 stipulates a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, and interest and penalties. The provisions of FIN 48 are to be effective for fiscal years beginning after December 15, 2006 and management is currently evaluating the impact, if any, that FIN 48 will have on the results of operations or financial position.

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ITEM 7.  FINANCIAL STATEMENTS.

The following Financial Statements and Report of Independent Registered Public Accountant Firm thereon are included herein (page numbers refer to pages in this Report):

ITEM 8.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

Not applicable.

ITEM 8A.  CONTROLS AND PROCEDURES.

Management of the Company has evaluated, with the participation of the Chief Executive Officer and Chief Financial Officer of the Company, the effectiveness of the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the fiscal year covered by this Annual Report on Form 10-KSB.  Based on that evaluation, the Chief Executive Officer and Chief Financial Officer of the Company have concluded that the Company’s disclosure controls and procedures as of the end of the fiscal year covered by this Annual Report on Form 10-KSB are effective to provide reasonable assurance that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Securities and Exchange Commission.  However, due to the limited number of Company employees engaged in the authorization, recording, processing and reporting of transactions, there is inherently a lack of segregation of duties.  The Company periodically assesses the cost versus benefit of adding the resources that would remedy or mitigate this situation and currently, does not consider the benefits to outweigh the costs of adding additional staff in light of the oversight of the financial statements by senior management.

Management of the Company has also evaluated, with the participation of the Chief Executive Officer and Chief Financial Officer of the Company, any change in the Company’s internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that occurred during the fourth fiscal quarter of the fiscal year covered by this Annual Report on Form 10-KSB.  There was no change in the Company’s internal control over financial reporting identified in that evaluation that occurred during the fourth fiscal quarter of the fiscal year covered by this Annual Report on Form 10-KSB that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

ITEM 8B.                                            OTHER INFORMATION.

Not applicable.

PART III

ITEM 9.  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS, COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.

Directors and Executive Officers of the Registrant

Name	Age	Position

Richard F. McNamara	74	Chairman of the Board and Director

James L. Reissner	67	Director, Former Chief Executive Officer, President, and Secretary

Michael J. Tate	67	Director and Former President, Chief Executive Officer and Chief Financial Officer

Robert L. Stehlik	68	Director

Dr. James H. Zavoral	68	Director

Jon L. Reissner	37	Director, Chief Executive Officer, President, and Secretary

Joseph A. Petrich	46	Treasurer and Chief Financial Officer

Duane R. Bryngelson	45	Chief Operating Officer

David E. Helgerson	44	Chief Technology Officer

Mr. McNamara has served as Chairman of the Board and as a director of the Company since October 2000.  Mr. McNamara has been a director of various other public companies including Rimage Corporation and TCF Financial Corporation and was also member of the University of Minnesota Board of Regents.  Mr. McNamara is a graduate of the University of Minnesota.

Mr. James L. Reissner has served as a director of the Company since October 2000.  From September 2001 to August 2004, Mr. Reissner served as the Chief Executive Officer of the Company and as President of the Company from October 2002 until August 2004.  He served as Secretary of the Company from October 2000 until August 2004.  Mr. Reissner also served as Chief Financial Officer from September 2001 to March 2002.  Mr. Reissner has been President of Activar, Inc. since January 1996 and served as Chief Financial Officer of Activar from 1992 until becoming President.  Mr. Reissner is a director of several other public companies, including the Chairman of the Board of Rimage Corporation and a member of the Board of Winland Electronics.  Mr. Reissner is a graduate of Macalester College in Minnesota.

Mr. Tate has served as a director of the Company since April 1998.  From April 1998 to September 2001, Mr. Tate served as Chief Executive Officer and President of the Company.  From April 1998 to December 1998 and from December 1999 to September 2001, Mr. Tate also served as the Chief Financial Officer of the Company.  Previously, he served as Vice President/Chief Operating Officer of Minnesota Valley Engineering from August 1996 until joining the Company.    Prior to serving at Minnesota Valley Engineering, Mr. Tate was employed in the Consulting divisions of Coopers & Lybrand and KPMG LLP.

Mr. Stehlik has been a director since 2005 and has been an independent Director of Kopp Emerging Growth Fund since September 1997.  Mr. Stehlik is retired and served as Vice President of Peoples Bank of Commerce, Minneapolis, MN, from September 1998 to September 2003.  For four years prior to that, Mr. Stehlik served as the Senior Vice President of Richfield Bank and Trust Co., based in Richfield, MN.  Prior to his service at Richfield Bank, Mr. Stehlik served in various capacities at First Bank (now US Bank) from 1961 to 1994, including as a Senior Vice President and as President of the Southdale Branch from 1982 to 1991.

Dr. Zavoral has been a director since 2005 and is a practicing clinical and research cardiologist.  Dr. Zavoral is a graduate of the University of Minnesota Medical School and University of St. Thomas.  Since 1992, Dr. Zavoral has been the Director of the Preventive Cardiology Institute.  Dr. Zavoral is also an Assistant Professor at the University of Minnesota.  He is the author of 55 peer-reviewed journal articles and is the past President of the Minnesota Chapter of the American Heart Association.  Dr. Zavoral specializes in preventive cardiology, treatment of hypertension, hyperlipidemia, diabetes and obesity.  Dr. Zavoral is a principal investigator for Radiant Research Company conducting Phase I-IV Human Clinical Trials for the biopharmaceutical industry. He has earned international recognition for his achievements in lipids and obesity research.  Dr. Zavoral is a Fellow of the American Heart Association.

Mr. Jon L. Reissner has served as President, Chief Executive Officer and Secretary since August, 2004 and was nominated to the Company’s Board of Directors in 2006.  Formerly and since May 2002, he was the Company’s Director of Finance.  Since May 2002, Mr. Reissner has served on a part-time consulting basis for Activar, Inc., performing corporate and real estate financing services.  Mr. Reissner is also a member of Activar’s Board of Directors.  From November 2001 to May 2002, he was employed by Vermillion State Bank in Hastings, Minnesota, performing commercial lending and general banking functions.  From 1992 to 2000, Mr. Reissner served as a Director of Capital Markets and traded Fixed Income Securities and derivatives and also structured Asset Backed Securities for GMAC-RFC, a division of General Motors.  Mr. Reissner is the Past Chairman of the St. Johns University Private Investment Fund Advisory Board, a member of the Finance Committee for The Association for Laboratory Automation, and a member of the Federal Reserve Bank of Minneapolis’ Advisory Council on Small Business and Labor.  Mr. Reissner received his Bachelor of Science degree in Economics from St. Johns University in Collegeville, Minnesota and his Masters of Business Administration from the University of St. Thomas.

Mr. Petrich has served as Treasurer and Chief Financial Officer since March 2002.  As of November 1, 2005 Mr. Petrich also serves as Chief Financial Officer of Activar, Inc.  He joined Activar in 1997 as the Operations Manager for its Plastics Products Group and became General Manager of that group in 1998. The Activar Plastics Products Group includes Seelye Plastics, Eiler Plastics, Circuit Chemistry, and Afton Plastics.   Prior to joining Seelye, Mr. Petrich was a controller for Frank W. Griswold and Companies from 1980 through 1994.  He has served as General Manger/Vice President of Sentry Technologies and Sentry Metal Forming from 1994 through 1995, and served as Chief Financial Officer for Famous Dave’s of America from 1995 through 1996.  Mr. Petrich is a graduate from Bethel College with a business management degree.

Mr. Bryngelson was appointed Chief Operating Officer on January 3, 2006.  Prior to that, Mr. Bryngelson served as Vice President - Operations of the Company since September 2002.  Mr. Bryngelson was the General Manager of Bending Technologies and Comfort Ride, members of the Activar group from 1995 to 2005.  Mr. Bryngelson joined Bending Technologies in 1995 as the Director of Operations and took over as Director of Sales as well in 1997, before receiving his current and continuing role as General Manager in 1998.  Mr. Bryngelson served as President of D & D Technical Design from 1991 to 1993 before joining Bending Technologies.

Mr. Helgerson has served as Chief Technology Officer since 2004.  Prior to that, Mr. Helgerson had served as the Vice President of Product Development since March, 2001.  Prior to joining MagStar, Mr. Helgerson was the President and CEO of Quickdraw Conveyor Systems, Inc., a Burnsville, Minnesota based manufacturer of proprietary conveyor systems and other factory automation devices. Mr. Helgerson has been awarded two patents in conveyor technology.  He worked as a Test Engineer at Honeywell’s Defense Division (now Alliant Techsystems, Inc.) before joining Quickdraw.  Mr. Helgerson is a graduate of the University of Minnesota with a Bacherlor’s Degree in Mechanical Engineering

Family Relationships

Jon L. Reissner, the current President and Chief Executive Officer of the Company, is the son of James L. Reissner, a director and former President and Chief Executive Officer of the Company.

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Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires the directors and executive officers of the Company and all persons who beneficially own more than 10% of the outstanding shares of common stock of the Company to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the common stock.  Executive officers, directors and greater than 10% beneficial owners are also required to furnish the Company with copies of all Section 16(a) forms they file.  Based upon a review of the copies of such reports furnished to the Company and upon other information known to the Company, the Company believes that all filing requirements applicable to its directors, executive officers and beneficial owners of more than 10% of the Company’s outstanding shares of common stock were complied with during the fiscal year ended December 31, 2006, except for the transaction in the following table:

Name of Filer	Description of Transaction	Transaction Date	Filing Date

Duane Bryngelson	Option Grant	5/12/05	1/11/06

David Helgerson	Option Grant	2/14/06	3/9/06

Richard F. McNamara	Option Grant Option Grant	6/10/05 5/19/06	3/28/06 5/30/06

Joseph A. Petrich	Option Grant	2/14/06	3/9/06

Jon L. Reissner	Option Grant Option Grant	5/12/05 2/14/06	3/9/06 3/9/06

Robert L. Stehlik	Option Grant	5/19/06	5/30/06

Michael Tate	Option Grant Option Grant	5/19/06 10/5/06	5/30/06 2/14/07	(1)

James Zavoral	Option Grant	5/19/06	5/30/06

(1) Reported on a Form 5.

Code of Ethics

The Company has adopted a Code of Ethics and Business Conduct that applies to all directors, officers and employees, including the Company’s Chief Executive Officer, Chief Financial Officer and Controller.  In addition, the Company has a supplemental Code of Ethics for Senior Financial Executives.  The Company’s Code of Ethics and Business Conduct and Code of Ethics for Senior Financial Executives are set forth as exhibits to this Annual Report on Form 10-KSB.  In addition, copies of the Company’s Code of Ethics and Business Conduct and Code of Ethics for Senior Financial Executives may be obtained from the Company upon request to Jon L. Reissner, in his capacity as Secretary of the Company.

Corporate Governance

See Item 12, “Certain Relationships and Related Transactions” for a discussion of corporate governance.

ITEM 10.  EXECUTIVE COMPENSATION.

Summary Compensation Table

The following table provides summary information concerning cash and non-cash compensation paid to or earned by (i) each individual serving as our principal executive officer during the fiscal year ended December 31, 2006 and (ii) the Company’s two most highly compensated executive officers, other than the principal executive officer, at the conclusion of the fiscal year ended December 31, 2006 and who received or earned total compensation of more than $100,000 for the fiscal year ended December 31, 2006 (the “named executive officers”).

Name and principal Position	Year	Salary		Bonus (5)	Option Awards (1)		All Other Compensation		Total
Jon L. Reissner	2006	$158,176		$30,000	$22,500	(6)	$18,972	(10)	$229,648
Joseph A. Petrich	2006	$0	(4)	$10,000	$4,500	(7)	$0		$14,500
Theodore A. Colvin(2)	2006	$127,990		$0	$6,750	(8)	$9,377	(11)	$144,117
Duane Bryngelson(3)	2006	$104,315		$10,000	$6,750	(9)	$21,343	(12)	$142,408

(1)                                 Amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS 123R of stock option awards, and include amounts from awards granted in 2006.  Assumptions used in the calculation of this amount for employees are identified in Note 2 to our financial statements for the fiscal year ended December 31, 2006 of this Annual Report.

(2)                                 Theodore Colvin became the Vice President of Sales in January 2006 and resigned in January 2007.

(3)                                 Duane Bryngelson became Chief Operating Officer in January 2006.

(4)                                 Mr. Petrich is employed (and paid) by Activar, Inc., an affiliated company.  Other than the compensation referenced in the summary compensation table, he does not receive any compensation from the Company for his services as Chief Financial Officer.

(5)                                 Bonuses are determined annually by the Board and are discretionary calculated.  Such bonuses were accrued on the balance sheet at December 31, 2006 and subsequently paid in March 2007.

(6)                                 Mr. Reissner was issued 50,000 options in February 2006, with 16,667 shares vesting immediately, 16,667 shares will vest in February 2007 and 16,667 shares will vest in February 2008.

(7)                                 Mr. Petrich was issued 10,000 options in February 2006, with 3,333 shares vesting immediately, 3,333 shares will vest in February 2007 and 3,334 shares will vest in February 2008.

(8)                                 Mr. Colvin was issued 15,000 options in February 2006, with 5,000 shares vesting immediately, 5,000 shares will vest in February 2007 and 5,000 shares will vest in February 2008.

(9)                                 Mr. Bryngelson was issued 15,000 options in February 2006, with 5,000 shares vesting immediately, 5,000 shares will vest in February 2007 and 5,000 shares will vest in February 2008.

(10)                           Mr. Reissner’s other compensation included a company automobile, auto insurance, gasoline, 401k match and health insurance for $9,788, $1,402, $2,400, $1,882 and $3,500 respectively.

(11)                           Mr. Colvin’s other compensation included 401k match, and health insurance for $1,225 and $8,152 respectively.

(12)                           Mr. Bryngelson’s other compensation included a company automobile, auto insurance, gasoline, 401k match, and health insurance for $7,423, $1,125, $3,600, $1,043 and $8,152 respectively.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding each unexercised option held by each of our named executive officers as of December 31, 2006.  None of our named executive officers received any stock awards during the fiscal year ended December 31, 2006.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Duane Bryngelson	25,000			$0.05	11/06/12
	25,000			$0.05	07/01/13
	100,000			$1.03	04/08/14
	13,333	6,667	(1)	$0.36	05/13/15
	5,000	10,000	(2)	$0.61	02/15/16
Joseph Petrich	25,000			$0.50	01/27/11
	5,000			$0.25	01/05/12
	25,000			$0.05	11/06/12
	25,000			$0.05	07/01/13
	100,000			$1.03	04/08/14
	13,333	6,667	(1)	$0.36	05/13/15
	3,333	6,667	(2)	$0.61	05/15/16
Jon Reissner	25,000			$0.05	11/06/12
	25,000			$0.05	07/01/13
	100,000			$1.03	04/08/14
	33,333	16,667	(1)	$0.36	05/13/15
	16,667	33,333	(2)	$0.61	02/15/16
Theodore Colvin	3,333	1,667	(3)	$0.45	05/21/15
	5,000	10,000	(2)	$0.61	02/15/16

(1)                                 These options were issued on 05/12/05 with one-third vesting immediately, one-third on its first anniversary, and one-third on its second anniversary.

(2)                                 These options were issued on 02/14/06 with one-third vesting immediately, one-third on its first anniversary, and one-third on its second anniversary.

(3)                                 These options were issued on 05/20/05 with one-third vesting immediately, one-third on its first anniversary, and one-third on its second anniversary.

Pursuant to the Company’s 2001 Stock Option Plan (the “Plan”), in the event an optionee’s employment or other service with the Company and all Subsidiaries is terminated by reason of the optionee’s death, Disability or Retirement (as defined in the Plan), the option will remain exercisable, to the extent exercisable as of the date of such termination, for three months in the case of Retirement and one year in the case of death or Disability (but in no event after the Time of Termination).  In the event that the optionee’s employment or other service with the Company and all Subsidiaries is terminated for any reason other than death, Disability or Retirement, or the optionee is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the optionee continues in the employ or service of the Company or another Subsidiary), all rights of the optionee under the Plan will immediately terminate without notice of any kind, and the option will no longer be exercisable; provided, however, that if such termination is due to any reason other than termination by the Company or any Subsidiary for “cause” (as defined in the Plan), the option, to the extent that it is currently exercisable by the optionee as of the time of such termination, will remain exercisable for a period of three months after such termination (but in no event after the Time of Termination).

If a Change in Control (as defined in the Plan) occurs, then, subject to the discretion of the option committee in its sole discretion,, the option will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the optionee remains in the employ or service of the Company or any Subsidiary.  In addition, if a Change in Control of the Company occurs, the option committee, in its sole discretion and without the consent of the Optionee, may determine that the optionee will receive, with respect to some or all of the option shares cash in an amount equal to the excess of the Fair Market Value (as defined in the Plan) of such option shares immediately prior to the effective date of such Change in Control of the Company over the option exercise price per share of the option.

Director Compensation

The following table provides summary information concerning director compensation for fiscal year ending December 31, 2006.

Name	Fees Earned or Paid In Cash	Stock Option Awards (1)	Total
Richard McNamara(2)	$0	$4,074	$4,074
James Reissner(3)	$5,500	$4,074	$9,574
Michael Tate(4)	$5,500	$8,714	$14,214
Robert Stehlik(5)	$5,500	$4,074	$9,574
James Zavoral(6)	$5,000	$4,074	$9,074

(1)                                 Amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS 123R of stock option awards, and include amounts from awards granted in 2006.  Assumptions used in the calculation of this amount for employees are identified in Note 2 to our financial statements for the fiscal year ended December 31, 2006 of this Annual Report.

(2)                                 Mr. McNamara has 90,000 outstanding options, with 70,000 vested and 20,000 unvested.

(3)                                 Mr. Reissner has 90,000 outstanding options, with 70,000 vested and 20,000 unvested.

(4)                                 Mr. Tate has 90,000 outstanding options, with 70,000 vested and 20,000 unvested.

(5)                                 Mr. Stehlik has 30,000 outstanding options, with 10,000 vested and 20,000 unvested.

(6)                                 Mr. Zavoral has 30,000 outstanding options, with 10,000 vested and 20,000 unvested.

Non-employee directors of the Company receive 15,000 options of common stock annually and a $600 fee for each board meeting attended.  The options vest one-third on its first anniversary, one-third on its second anniversary, and one-third on its third anniversary of grant date.  Committee members receive an additional $250 for each meeting attended.  Employee directors do not receive compensation for their services as directors in addition to their compensation received for services as employees.

Employment Contracts/Termination of Employment/Change in Control

The Company does not have any employment contracts in place with any of its employees, nor has it entered into any change in control or severance arrangements with its current employees.

ITEM 11.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

Principal Shareholders and Beneficial Ownership of Management

The following table sets forth information known to the Company with respect to the beneficial ownership of each class of the Company’s capital stock as of March 19, 2007 for (1) each person known by the Company to beneficially own more than 5% of any class of the Company’s voting securities, (2) each of the executive officers named in the Summary Compensation Table under the heading “Executive Compensation,” (3) each of the Company’s directors and (4) all of the Company’s executive officers and directors as a group.  Except as otherwise indicated, the Company believes that each of the beneficial owners of the Company’s capital stock listed below, based on information provided by these owners, has sole investment and voting power with respect to its shares, subject to community property laws where applicable.

	Common Stock			Series A Preferred Stock			Total Voting Stock Beneficially Owned (2)	Percent of Total Voting
Name	Number		Percent	Number		Percent	Number	Power
Jon L. Reissner 410 11th Avenue South Hopkins, MN 55343	250,000	(3)	2.3%	—		0.0%	250,000	2.1%

Joseph A. Petrich 410 11th Avenue South Hopkins, MN 55343	210,000	(4)	2.0%	—		0.0%	210,000	1.8%

Duane R. Bryngelson 410 11th Avenue South Hopkins, MN 55343	185,000	(5)	1.7%	—		0.0%	185,000	1.6%

Theodore A. Colvin 410 11th Avenue South Hopkins, MN 55343	20,000	(6)	0.2%	—		0.0%	20,000	0.2%

Richard F. McNamara 7808 Creekridge Circle Suite 200 Minneapolis, MN 55439	2,535,000	(7)	23.6%	625,000	(7)	62.5%	3,160,000	26.9%

	Common Stock			Series A Preferred Stock			Total Voting Stock Beneficially Owned (2)	Percent of Total Voting
Name	Number		Percent	Number		Percent	Number	Power
James L. Reissner 7808 Creekridge Circle Suite 200 Minneapolis, MN 55439	967,327	(8)	9.0%	250,000	(8)	25.0%	1,217,327	10.4%

Michael J. Tate 410 11th Avenue South Hopkins, MN 55343	769,372	(9)	7.2%	125,000	(9)	12.5%	894,372	7.6%

Robert Stehlik 410 Eleventh Avenue S Hopkins, MN 55343	32,027	(10)	0.3%	—		0.0%	32,027	0.3%

Dr. James R. Zavoral 410 Eleventh Avenue S Hopkins, MN 55343	31,277	(11)	0.3%	—		0.0%	31,277	0.3%

All executive officers and Directors as a group (9 persons)	5,055,003	(12)	47.1%	1,000,000		100.0%	6,055,003	51.6%

Perkins Capital Management, Inc. 730 East Lake Street Wayzata, MN 55391-1769	684,900	(13)	6.4%	—		0.0%	684,900	5.8%

(1)                                 Unless otherwise stated, the principal business address is 410-11th Avenue South, Hopkins, MN 55343.

(2)                                 Represents number of shares of voting capital stock of the Company held by the shareholder, including shares of common stock and shares of Series A Preferred Stock (on an as-converted basis).

(3)                                 Includes 250,000 shares of common stock that Mr. Jon Reissner has the right to acquire within 60 days upon the exercise of options.

(4)                                 Includes 210,000 shares of common stock that Mr. Joe Petrich has the right to acquire within 60 days upon the exercise of options.

(5)                                 Includes 185,000 shares of common stock that Mr. Duane Bryngelson has the right to acquire within 60 days upon the exercise of options.

(6)                                 Includes 20,000 shares of common stock that Mr. Ted Colvin has the right to acquire within 60 days upon the exercise of options.

(7)                                 Does not include 625,000 shares of Series A Preferred Stock held by Mr. McNamara, which are convertible into 625,000 shares of common stock, but does include (i) 115,000 shares of common stock that Mr. McNamara has the right to acquire within 60 days and (ii) 250,000 shares of common stock that Mr. McNamara has the right to acquire within 60 days upon the exercise of warrants, (iii) 2,187,500 shares of common stock and (iv) 7,500 shares held by Activar Properties, Inc.  Mr. McNamara is a principal and Chief Executive Officer of and Activar Properties, Inc.

(8)                                 Does not include 250,000 shares of Series A Preferred Stock which is convertible into 250,000 shares of Common Stock, but includes (i) options to purchase 90,000 shares of common stock that Mr. Reissner has the right to acquire within 60 days.

(9)                                 Does not include 125,000 shares of Series A Preferred Stock, which is convertible into an aggregate of 125,000 shares of common stock, but includes options to purchase 196,058 shares of common stock that Mr. Tate has the right to acquire within 60 days.

(10)                           Includes 30,000 shares of common stock that Mr. Stehlik has the right to acquire within 60 days upon the exercise of options.

(11)                           Includes 30,000 shares of common stock that Dr. Zavoral has the right to acquire within 60 days upon the exercise of options.

(12)                           Includes an aggregate of 281,061 shares of common stock and 250,000 shares of common stock that executive officers and directors have the right to acquire within 60 days upon the exercise of options and warrants, respectively.

(13)                           According to a Schedule 13G/A, dated January 12, 2007, as filed with the Securities and Exchange Commission, Perkins Capital Management, Inc. has sole voting power with respect to 155,000 of such shares, and sole dispositive power over all such shares.

Equity Compensation Plan Information

The following table below presents the Company’s Equity Compensation Plan information as of December 31, 2006.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,602,673	(1)(2)	$0.65	693,327	(3)

Equity compensation plans not approved by security holders	—		—	—
Total	1,602,673		$0.65	693,327

(1)           Includes 2,000,000 shares authorized for issuance pursuant to the 2001 Stock Option Plan and 20,000 shares authorized for issuance pursuant to the 2001 Employee Stock Purchase Plan, both Plans are registered by the Company on Form S-8 dated September 24, 2004.  Under the 2001 Stock Option Plan, eligible recipients include all employees of the Company or any Subsidiary and any non-employee directors, consultants and independent contractors of the Company or any Subsidiary.  Under the 2001 Employee Stock Purchase Plan only employees of the Company are eligible to participate.

(2)           Includes 125,000 shares authorized for issuance pursuant to the 1997 Non-Employee Director Stock Option Plan, registered on Form S-8 dated August 10, 1998.  These shares may only be issued to directors that are not employees of the Company.

(3)           Represents 318,327 shares remaining under the 2001 Stock Option Plan; 250,000 shares remaining under the 2001 Employee Stock Purchase Plan; and 125,000 shares remaining under the 1997 Non-Employee Director Stock Option Plan.

ITEM 12.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

The Company has notes payable to different entities, all related through common ownership.  The balance outstanding on the related party notes was $3,071,154 at December 31, 2006 and 2005.  All the related party notes accrue interest at 3%.  For the years ended 2006 and 2005, all accrued interest was forgiven which was $92,135 and $89,597 respectively.  The forgiveness of accrued interest was recorded to additional paid in capital.  On June 30, 2006 the related parties agreed to extend the due dates of the notes to July 1, 2008.

On March 21, 2001, the Company entered into two sale-leaseback agreements with Activar Properties (a related party through common ownership).  On February 25, 2003, the Company sold the building to Hopkins Eleventh Avenue LLC (a related party through common ownership) and entered into a sale-leaseback arrangement.  Since 2001, the leases have been modified with the most recent on July 1, 2006.  The amended lease combined the former building and equipment lease agreements into one lease.  The new lease term is month to month, with monthly payments totaling $16,250.  As part of the new lease agreements, the related party agreed to forgive all deferred rent totaling $942,792 which was recorded to additional paid in capital.

The Company has determined that the amended lease is in substance a term lease based on the Company’s intent to continue to use the equipment and building under the lease for an extended period of time.  Since the Company now leases only a portion of the building, the Company recognized $494,094 of the deferred gain on sale-leaseback immediately into income.  The remaining gain on sale-leaseback related to the building as of July 1, 2006 totaling $557,169 will be amortized over thirty-eight months. The gain on sale-leaseback of equipment will continue to be amortized over the remaining life of the previous term which had eighteen months remaining as of July 1, 2006.

Rent expense on the lease was $213,319 and $343,392 for the years ended December 31, 2006 and 2005, respectively.  Included in rent expense is deferred rent of ($29,792) and $343,392 for the years ended December 31, 2006 and December 31, 2005 respectively.

Joseph Petrich, the Company’s Chief Financial Officer, is the Chief Financial Officer for Activar, Inc., an affiliated entity.  Mr. Petrich does not receive a salary from the Company for his services, but is eligible for bonuses and option awards in line with the Company’s other employees and executives.  In 2006, Mr. Petrich received from the Company a bonus of $10,000 and an option to purchase 10,000 shares of the Company’s common stock at an exercise price of $0.61 per share.  Mr. Petrich is not compensated by Activar, Inc. for services he provides to us, nor is his compensation from Activar, Inc. in any way based upon our performance.

Independence Of The Board Of Directors

In determining whether the members of our Board and its committees are independent, we have elected to use the definition of “independence” set forth by the The Nasdaq Stock Market, whereby a majority of the members of a listed company’s board of directors must qualify as “independent.” as determined by the board.  Our Board of Directors consults with our legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the applicable listing standards of The Nasdaq Stock Market. Consistent with these considerations, and after review of all relevant transactions or relationships between each director, or any of his family members, and the Company, its senior management and its independent registered public accounting firm, the Board has determined that Mr. Tate, Mr. Stehlik, and Mr. Zavoral are independent directors within the meaning of the applicable listing standard of The Nasdaq Stock Market.

The Board of Directors of the Company has an Audit Committee composed of James L. Reissner, Robert L. Stehlik, James H. Zavoral, and Michael J. Tate.  The Audit Committee provides assistance to the Board in satisfying its fiduciary responsibilities relating to the accounting, auditing, operating and reporting practices of the Company. The Audit Committee reviews the Company’s annual financial statements, the selection and work of the Company’s independent auditors and the adequacy of internal controls for compliance with corporate policies and directives. The Audit Committee does not have a written charter.  Because Mr. Reissner is a former executive officer and is a principal shareholder of the Company, Mr. Reissner would not be considered “independent” under the Securities and Exchange Commission definition of that term.

The Board of Directors has reviewed the education, experience and other relevant qualifications of Mr. Tate and Mr. Stehlik and has determined that these members meet the Securities and Exchange Commission definition of an “audit committee financial expert” and would also be considered “independent” under the Securities and Exchange Commission definition of that term.

The Board and Audit Committee have not yet established procedures for the handling of complaints regarding accounting, internal accounting controls or auditing matters.

The Board of Directors of the Company has a Compensation Committee composed of James L. Reissner, Richard F. McNamara, Robert L. Stehlik, James H. Zavoral, and Michael J. Tate.  The Compensation Committee does not have a written charter.  Because Mr. McNamara is a principal shareholder of the Company and Mr. Reissner is a former executive officer and is a principal shareholder of the Company, Mr. McNamara and Mr. Reissner would not be considered “independent” under the Securities and Exchange Commission definition of that term.  The Compensation Committee approves the performance goals and objectives of the corporation, approves all salary, bonus, and long-term incentive awards for the Chief Executive Office, and other Officers and Directors of the Company, approve the overall bonus pool for the Corporate Bonus Plan, review and approve changes in the corporation’s qualified benefit plans.

The Board of Directors of the Company has a Governance Committee composed of James L. Reissner, Robert L. Stehlik, James H. Zavoral, and Michael J. Tate.  The Governance Committee exercises general oversight with respect to the governance of the Board of Directors.  The Committee reviews the qualifications of and recommends to the Board of Directors proposed nominees for election to the Board.  The Committee reviews annually the size and composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise, diversity and independence required for the Board as a whole.  The Committee is also responsible for evaluating and recommending to the Board corporate governance practices applicable to the corporation and for leading the Board in its annual review of the Board’s performance.

ITEM 13. EXHIBITS AND REPORTS ON FORM 8-K.

(a)           Exhibits

The exhibits to this Report are listed in the Exhibit Index on pages 51 to 54 of this Report.

ITEM 14. PRINCIPAL ACCOUNTING FEES AND SERVICES.

Audit-Related Fees

Audit fees billed to the Company by Virchow Krause & Company, LLP during the fiscal year ended December 31, 2006 and for review of our quarterly report on Form 10-QSB and annual report on Form 10-KSB for the same fiscal year totaled $68,000.  Such fees during the fiscal year ended December 31, 2005 totaled $55,475.

Tax Fees

Tax fees billed to the Company by Virchow Krause & Company, LLP for tax-related services, provided during the fiscal year ended December 31, 2006 totaled $4,300.  Such fees during the fiscal year ended December 31, 2005 totaled $13,050.

Financial Information Systems Design and Implementation Fees

The Company did not engage Virchow Krause & Company, LLP to provide advice regarding financial information systems design and implementation during fiscal year 2006 or 2005.

All Other Fees

Fees billed to the Company by Virchow Krause & Company, LLP for all other non-audit or tax-related services, provided during the fiscal year ended December 31, 2006 totaled $1,740.  Such fees during the fiscal year ended December 31, 2005 totaled $0.

Audit Committee

The audit committee meets prior to filing of any Quarterly Report on Form 10-QSB or Annual Report on Form 10-KSB to approve those filings.  In addition, the committee meets to discuss audit plans and anticipated fees for audit and tax work prior to the commencement of that work.  Approximately 100% of all fees paid to our independent auditors are pre-approved by the audit committee.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 27, 2007	MAGSTAR TECHNOLOGIES, INC.

/s/ Jon L. Reissner
Jon L. Reissner
President and Chief Executive Officer.

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard F. McNamara	Chairman of the Board and	March 27, 2007
Richard F. McNamara	Director

/s/ James L. Reissner	Director	March 27, 2007

/s/ Michael J. Tate	Director	March 27, 2007
Michael J. Tate

/s/ Robert L. Stehlik	Director	March 27, 2007
Robert L. Stehlik

/s/ James H. Zavoral	Director	March 27, 2007
James H. Zavoral

/s/ Jon L. Reissner	Director, President and Chief	March 27, 2007
Executive officer

/s/ Joseph A. Petrich	Treasurer and Chief Financial	March 27, 2007
Joseph A. Petrich	Officer (Principal Financial Officer)

/s/ Jacqueline R. Mitchell	Controller	March 27, 2007
Jacqueline R. Mitchell

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee, Stockholders and Board of Directors

MagStar Technologies, Inc.

Hopkins, Minnesota

We have audited the accompanying balance sheets of MagStar Technologies, Inc., as of December 31, 2006 and 2005 and the related statements of operations, stockholders’ deficiency and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.   The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MagStar Technologies, Inc. as of December 31, 2006 and 2005 and the results of its operations and cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and its total liabilities exceed its total assets.  This raises substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in note 2, on January 1, 2006, the Company adopted the provisions of statement of Financial Accounting Standards No. 123R, Share Based Payment.

/s/ Virchow, Krause & Company, LLP

Minneapolis, Minnesota

March 7, 2007

MagStar Technologies, Inc.

Balance Sheets

At December 31, 2006 and 2005

	2006	2005
ASSETS
Current Assets:
Cash	$91,681	$600
Accounts receivable, net	558,551	1,024,035
Inventories	1,267,477	1,296,321
Other current assets	51,264	71,495
Total current assets	1,968,973	2,392,451

Property, plant and equipment, net	184,315	96,511
Patents	34,142	22,301
Total assets	$2,187,430	$2,511,263

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current Liabilities:
Senior debt	$—	$519,649
Capital lease obligations	—	48,137
Checks issued in excess of cash in bank	—	21,972
Notes payable to related parties	—	3,071,154
Accounts payable	491,302	596,267
Accrued expenses	393,211	408,655
Deposits	166,332	—
Short term deferred gain on sale – leaseback equipment	155,576	155,576
Short term deferred gain on sale – leaseback building	175,949	331,978
Current portion of deferred rent	—	243,530
Total current liabilities	1,382,370	5,396,918

Long-Term Liabilities:
Notes payable to related parties	3,071,154	—
Deferred gain on sale – leaseback equipment, net of current portion	—	155,576
Deferred gain on sale – leaseback building, net of current portion	293,247	885,274
Deferred rent, net of current portion	—	581,413
Deposits	—	2,000
Other liabilities	—	240

Total liabilities	4,746,771	7,021,421

Stockholders’ Deficiency:
Preferred stock, par value $.1875 per share, authorized 2,500,000 shares; 1,000,000 issued and outstanding	187,500	187,500
Common stock, par value $.1875 per share, authorized 30,000,000 shares; issued and outstanding 9,137,223 and 9,130,723 shares at December 31, 2006 and December 31, 2005	1,713,229	1,712,011
Additional paid-in capital	23,665,876	22,557,683
Deferred compensation	—	(27,704)
Accumulated deficit	(28,125,946)	(28,939,648)

Total stockholders’ deficiency	(2,559,341)	(4,510,158)
Total liabilities and stockholders’ deficiency	$2,187,430	$2,511,263

The accompanying notes are an integral part of the financial statements.

MagStar Technologies, Inc.

Statements of Operations

For the years ended December 31, 2006 and 2005

	2006	2005

Net sales	$9,983,086	$8,104,646
Cost of sales	7,710,100	6,552,155

Gross profit	2,272,986	1,552,491

Selling, general and administrative expenses
Gains on sale – leasebacks	(903,632)	(487,554)
Other selling, general and administrative expenses	2,255,906	1,705,336

Total selling, general and administrative expenses, net	1,352,274	1,217,782

Operating income	920,712	334,709

Other income (expense):
Interest expense	(122,616)	(149,669)
Other, net	15,606	7,804

Total other income (expense), net	(107,010)	(141,865)

Net income	813,702	192,844

Deemed dividend on preferred stock	72,000	72,000

Net income attributable to common shareholders	$741,702	$120,844

Net income per share attributable to common shareholders– basic	$0.08	$0.01
Net income per share attributable to common shareholders– diluted	$0.07	$0.01

Weighted average common shares outstanding – basic	9,137,223	9,127,723
Weighted average common shares outstanding – diluted	10,504,893	9,888,323

The accompanying notes are an integral part of the financial statements.

MagStar Technologies, Inc.

Statements of Stockholders’ Deficiency

For the years ended December 31, 2006 and 2005

	Series A Preferred Stock		Common Stock
		Par		Par	Paid-in	Deferred	Accumulated
	Shares	Value	Shares	Value	Capital	Compensation	Deficit	Total

Balances, December 31, 2004	1,000,000	$187,500	9,040,173	$1,695,032	$22,420,483	$(78,000)	$(29,132,492)	$(4,907,477)
Deferred compensation related to options issued to non-employees					35,187	(35,187)		—

Compensation expense on options related to non-employees			7,358	1,380	1,920	85,483		88,783

Forgiveness of related party debt and accrued interest					89,597			89,597

Conversion of long-term debt			54,192	10,161	13,684			23,845

Exercise of options			29,000	5,438	(3,188)			2,250

Net income							192,844	192,844
Balances, December 31, 2005	1,000,000	187,500	9,130,725	1,712,011	22,557,683	(27,704)	$(28,939,648)	$(4,510,158)

Adoption of SFAS 123R					(27,704)	27,704		—

Share based compensation					99,459			99,459

Forgiveness of related party debt and accrued interest					1,034,926			1,034,926

Exercise of stock options			6,500	1,218	1,512			2,730

Net income							813,702	813,702
Balances, December 31, 2006	1,000,000	$187,500	9,137,223	$1,713,229	$23,665,876	$—	$(28,125,946)	$(2,559,341)

The accompanying notes are an integral part of the financial statements.

MagStar Technologies, Inc.

Statements of Cash Flows

For the years ended December 31, 2006 and 2005

	2006	2005
Cash flows from operating activities:
Net income	$813,702	$192,844
Adjustments to reconcile net income to net cash provided by (used in) operating activities:

Depreciation and amortization	42,833	18,037
Forgiveness of accrued interest – related party	92,134	89,597
Gain on disposition of equipment	(15,106)	—
Gain on sale-leaseback equipment	(155,576)	(155,576)
Gain on sale-leaseback building	(748,056)	(331,978)

Share based compensation	99,459	88,783
Deferred equipment leases	—	128,004
Deferred rent	(57,761)	343,392
Changes in operating assets and liabilities:
Receivables	465,484	(440,634)
Inventories	28,844	(121,450)
Other current assets, prepaid expenses	20,231	(6,858)
Accounts payable	70,645	230,845
Accrued expenses	(15,444)	72,038
Accounts payable, related parties	—	(60,205)
Other liabilities and deposits	164,092	(11,867)

Net cash provided by operating activities	805,481	34,972

Cash flows from investing activities:
Purchase of equipment	(129,711)	(76,306)
Proceeds from sales of equipment	16,000	—
Payments for patents	(13,661)	(9,022)

Net cash (used in) investing activities	(127,372)	(85,328)

Cash flows from financing activities:
Net (payments on) line of credit	(519,649)	(188,814)
Net borrowings note-payable – related party	—	325,000
Checks in excess	(21,972)	(55,988)
Proceeds from stock option exercises	2,730	2,250
Payments of capital lease obligations	(48,137)	(31,992)

Net cash provided by (used in) financing activities	(587,028)	50,456
Net increase in cash	91,081	100
Cash, beginning of year	600	500

Cash, end of period	$91,681	$600

Supplemental disclosures of cash flow information:
Cash paid for interest	$44,449	$67,154

Noncash investing and financing activities:
Forgiveness of related party debt and accrued interest recorded to paid-in-capital	$1,034,926	$89,597
Conversion of long-term debt	$—	$23,845

The accompanying notes are an integral part of the financial statements.

1.                                                              Business Description and Conditions

Business Description

MagStar Technologies, Inc. (“MagStar” or the “Company”) is a leading global provider of products, technologies, solutions, and services to businesses of all sizes.  Our offering includes:

•      Quickdraw Conveyors

•      Spindles and Motion Control

•      Industrial Centrifuges

•      Contract Manufacturing

MagStar is a publicly owned company headquartered in Hopkins, Minnesota that trades over the counter on the Bulletin Board (“OTCBB”) under the symbol “MGST.”

The Company was established in 1948 as Reuter Manufacturing, Inc., and specialized in precision machining and assemblies.  In late 2000, the Company acquired the assets of MagStar Technologies, Inc., a private high-energy magnet and magnetic assembly company.  In early 2001, the Company changed its name to MagStar Technologies, Inc.  In February 2001, the Company acquired the assets of Quickdraw Conveyors, a provider of conveyers and technology for factory, laboratory and equipment automation.

The Company is a Minnesota corporation.  The principal executive offices of the Company are located at 410 Eleventh Avenue South, Hopkins, Minnesota 55343.  The Company’s telephone number is (952) 935-6921.

Financial Condition and Management’s Plans

The Company has net income of $813,702 for the year ended December 31, 2006 and has a working capital of $586,603 and stockholders’ deficiency of $2,559,341 at December 31, 2006.

Management’s plans and objectives to improve the financial condition of the Company are based on a strategy to become a technology leader in centrifuge and conveyor design and production by being a product focused company, growing sales, reducing debt, and accumulating cash.

Steady growth may be achieved by identifying the Company’s core business, (centrifuges, spindles, and conveyors), seeking relationships that move beyond the manufacturing of specific parts and into the preparation of sub-assemblies and completed assemblies for its customers, developing a focus towards proprietary products and away from contract manufacturing, and building long term, sustainable competitive advantages over competitors.  The Company seeks to become involved with its customers early in their development and design process allowing the Company to participate in the earlier, higher value added stage of product development and to establish a closer working relationship with its customers.

The Company intends to add new customers by applying centrifuge technology to a variety of filtering and separating applications, developing new spindle applications, and by growing and nurturing the conveyor business. The Company intends to add new conveyor customers by expanding its distribution network, creating strategic alliances and new marketing initiatives.  The Company seeks to pursue a course investing in market driven research and development that will lead to innovation and new value propositions in the future, establishing a reputation and expertise for product development.  The Company seeks to be identified as a centrifuge, spindle and conveyor manufacturer and intends to focus on higher value added products that allow it to use its design, manufacturing and engineering capabilities.

Cash control, cost management, and margin preservation are fundamental to the Company’s profitability. Any new corporate strategies considered must be accountable to existing headcounts and capital resources meaning the Company must resist strategies that require significant inflows of capital, unless capital can be prudently raised.   Other priorities include recapitalizing the balance sheet, generating liquidity, monitoring and changing processes to increase productivity and strategically adding key managers and operational expertise as a measured response as required in a prudent and responsible manner.  The Company also has excess capacity.  Through mergers, acquisitions and organic growth, it believes it can increase its revenues while incurring proportionally less additional overhead.  By increasing productivity, improving cost control, reducing expenses and keeping expenses in proportion to the Company’s current sales level, the Company intends to sustain positive cash flow.

 The Company does not expect capital needs in 2007 to exceed the capacity of its asset based line of credit as allowable receivables and inventory borrowings are expected to cover operating requirements.  While the asset based line of credit expires in June 2007, the Company believes it will be able to replace this facility.  The Company believes that cash from operations and renewal of and advances from its credit facility will provide enough liquidity for the next 12 months of operations.

There can be no assurance that management will be able to accomplish all of the above plans and objectives or achieve the necessary improvements in its cash flows and financial position to meet its obligations as they become due.  The Company’s ability to continue operations is dependent on its ability to increase sales and maintain adequate margins on sales, as well as its ability to maintain its credit facilities.  In addition, if the Company is unable to maintain sales from current levels and generate positive cash flows from operations, it would be unable to meet its debt service requirements and may be forced to cease operations or seek protection under U.S. bankruptcy laws.

Accordingly, there can be no assurance that the Company will continue as a going concern in its current form.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.                                                              Significant Accounting Policies

Accounts Receivable

The Company extends unsecured credit to customers in the normal course of business and believes all accounts receivable in excess of the allowance for doubtful accounts to be fully collectible.  If accounts receivable in excess of the provided allowance is determined uncollectible, they are charged to expense in the year that determination is made.   The Company does not accrue interest on trade accounts receivable.  Accounts receivable are due 30 days after the invoice date.  Accounts receivable are written off only after all collection attempts have failed.

Inventories

Inventories are valued at the lower of cost or market with cost determined on a first-in, first-out basis.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost.  Depreciation and amortization is provided for by the straight-line method based on the estimated useful lives of the related assets. Useful lives ranged from 15 to 40 years for buildings and building improvements and 5 to 7 years for machinery and equipment.  Expenditures for major renewals and betterments are capitalized, and expenditures for maintenance and repairs are charged to operations as incurred.  Upon retirement or other disposition of property, plant or equipment, the applicable cost and accumulated depreciation and amortization are eliminated from the accounts, and the resulting gain or loss is included in operations unless the sale is subject to the Company leasing the property back for a period of time.

Revenue Recognition

The Company’s revenue is recognized in accordance with generally accepted accounting principles as outlined in the SEC’s Staff Accounting Bulletin No. 104 “Revenue Recognition,” which requires that four basic criteria be met before revenue can be recognized: (i) persuasive evidence of an arrangement exists; (ii) the price is fixed or determinable; (iii) collectibility is reasonably assured; and (iv) product delivery has occurred or services have been rendered. The Company recognizes revenue as products are shipped.

Advertising

Advertising costs are charged to operations when incurred.  Advertising expense was $131,305 and $91,526 for the years ended December 31, 2006 and 2005, respectively.

Shipping and Handling Costs

Shipping and handling costs charged to customers have been included in net sales.  Shipping and handling costs incurred by the Company have been included in the cost of sales.

Income Taxes

The Company utilizes the asset and liability method of accounting for income taxes whereby deferred taxes are determined based on the temporary difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Financial Instruments

The carrying amount for all financial instruments approximates fair value. The carrying amounts for cash, accounts payable and accrued liabilities approximate fair value because of the short maturity of these instruments. The fair value of lines of credit and related party debt approximates the carrying amounts based upon the Company’s expected borrowing rate for debt with similar remaining maturities and comparable risk.

Net Income (Loss) per Common Share

Basic net income (loss) per common share attributable to common shareholders is computed by dividing net income (loss) attributable to common shareholders by the weighted average number of common shares outstanding for the reporting period. Diluted net income (loss) per common share attributable to common shareholders is computed by dividing net income (loss) attributable to common shareholders by the sum of the weighted average number of common shares outstanding plus all additional common stock that would have been outstanding if potentially dilutive common shares related to common share equivalents (stock options, stock warrants, and convertible preferred shares) had been issued.

Cash

The Company deposits its cash in high credit quality financial institutions. The balances, at times, may exceed federally insured limits.

Stock-Based Compensation

The Company has various types of stock-based compensation plans. These plans are administered by the compensation committee of the Board of Directors, which selects persons to receive awards and determines the number of shares subject to each award and the terms, conditions, performance measures and other provisions of the award. Refer to Notes 8, 9 and 10 for additional information related to these stock-based compensation plans.

Effective January 1, 2006, the Company adopted Statement No. 123R, Share-Based Payment (SFAS 123R), which requires companies to measure and recognize compensation expense for all stock-based payments at fair value. SFAS 123R is being applied on the modified prospective basis. Prior to the adoption of SFAS 123R, the Company accounted for its stock-based compensation plans under the recognition and measurement principles of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, and accordingly, recognized no compensation expense related to the stock-based plans.

Under the modified prospective approach, SFAS 123R applies to new awards and to awards that were outstanding on January 1, 2006 that are subsequently modified, repurchased, cancelled or vest. Under the modified prospective approach, compensation cost recognized in 2006 includes compensation cost for all share-based payments granted prior to, but not yet vested on, January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R, and compensation cost for all shared-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R. Prior periods were not restated to reflect the impact of adopting the new standard.

As a result of adopting SFAS 123R on January 1, 2006, the net income and net income per share for the year ended December 31, 2006, were $76,588 and $0.01 lower, respectively, than if the Company had continued to account for stock-based compensation under APB Opinion No. 25.

Prior to the adoption of SFAS 123R, we followed the intrinsic value method in accordance with APB 25 to account for our equity grants.  Accordingly, no compensation expense was recognized for stock purchase rights granted in connection with the issuance of stock options under our employee stock option plans.  The following table illustrates the effect on net loss and net loss per share had the Company accounted for stock-based compensation in accordance with SFAS 123R for the years ended December 31, 2005:

2005
Net income attributable to common stockholders, as reported	$120,844

Employee compensation expense included in net income, net of forfeitures and related tax effects	—

Stock-based employee compensation expense determined under the fair value based method for awards, net of related tax effects	(67,474)

Pro forma net income	$53,370

Earnings per share attributable to common shareholders:
Basic—as reported	$0.01
Basic—pro forma	$0.01

Diluted—as reported	$0.01
Diluted—pro forma	$0.01

Options and warrants issued to non-employees are recorded at fair value, as required by SFAS No. 123, using the Black Scholes pricing model and accounts for options issued to non-employees in accordance with EITF 96-18 “Accounting For Equity Instruments That Are Issued To Other Than Employees For Acquiring, Or In Conjunction With Selling Goods Or Services.”  As such, the Company expensed $88,783 during the year ended December 31, 2005.

The weighted average grant-date fair value of options granted during 2006 and 2005 was $0.40 and $0.28, respectively, which was determined using the Black-Scholes option pricing model with the following key assumptions:

Assumptions	2006	2005

Risk free interest rate range	4.61 – 4.93%	4.05 – 4.36%
Volatility range	41 – 49%	53 – 54%
Expected lives (months)	12 – 120	96 – 120
Expected dividend yield	0%	0%

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

Self-Funded Employee Medical Benefits

The Company participates in a self-insured employee health insurance plan administered by an outside party.  The Company is required to pay up to $30,000 of annual medical claims per participant and the Company’s maximum exposure per the plan is approximately $1,000,000.  The annual plan medical claims will vary depending upon the number of employees and their level of participation.

Segment Reporting

A business segment is a distinguishable component of an enterprise that is engaged in providing an individual product or service or a group of related products or services and that is subject to risks and returns that are different from those of other business segments. The Company’s segments have similar economic characteristics and are similar in the nature of the products sold, type of customers, methods used to distribute the Company’s products and regulatory environment.  Management believes that the Company meets the criteria for aggregating its operating segments into a single reporting segment.

Impact of Recent Accounting Pronouncements

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (SAB 108). SAB 108 provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. Under SAB 108, registrants should quantify errors using both a balance sheet and income statement approach (“dual approach”) and evaluate whether either approach results in a misstatement that is material when all relevant quantitative and qualitative factors are considered. The Company adopted SAB 108 on December 31, 2006.

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, Accounting for Income Taxes (“FIN 48”).  FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FASB Statement No. 109.  FIN 48 stipulates a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, and interest and penalties. The provisions of FIN 48 are to be effective for fiscal years beginning after December 15, 2006 and management is currently evaluating the impact, if any, that FIN 48 will have on the results of operations or financial position.

3.              Selected Balance Sheet Information

	December 31,	December 31,
	2006	2005
Accounts Receivable, net

Accounts receivable	$565,754	$1,034,333
Less allowances for doubtful accounts and sales returns	(7,203)	(10,298)
	$558,551	$1,024,035
Inventories

Raw materials, finished goods and supplies	$1,095,372	$794,890
Work-in-process	172,105	501,431
	$1,267,477	$1,296,321

Property, Plant, and Equipment, Net

Office equipment	$93,586	$82,537
Machinery and equipment	633,424	528,005
Equipment under capital lease obligations	298,599	298,599
Capital tooling	48,785	38,015
	1,074,394	947,156
Less accumulated depreciation	(890,079)	(850,645)
	$184,315	$96,511

Accrued Expenses

Accrued vacation	$115,721	$118,957
Accrued warranty reserve	20,000	20,000
Accrued wages and related payroll taxes	122,419	126,981
Accrued medical claims	40,000	40,000
Accrued interest	1,113	15,081
Accrued profit sharing contribution	21,915	16,603
Other accrued expenses	72,043	71,033

	$393,211	$408,655

Warranty Reserve

The Company warrants its products for one, or five years.  The reserve for warranty is included in accrued expenses and is computed by averaging the last four years warranty costs incurred.  The following summarizes the warranty transactions for the years ended December 31:

	2006	2005

Balance at Beginning of Year	$20,000	$73,693
Claims Paid	(6,048)	(3,693)
Expense Provision	6,048	—
Reserve reduction	—	(50,000	)(1)

Balance at End of Year	$20,000	$20,000

(1)  The reduction relates to improvements in actual warranty expense tracking.

3.                                                              Senior Debt

Senior debt at December 31, 2006 and 2005 was $0 and $519,649, respectively.  The effective interest rate on the asset-based line of credit borrowings was 8.75% and 7.25% for the years ended December 31, 2006 and 2005, respectively. The line of credit is due on demand, and is payable in full on June 30, 2007.

On June 30, 2006, the Company entered into its first amendment to the second amended and restated senior credit agreement consisting of an asset-based line of credit with availability of up to $1,200,000, subject to a borrowing base limitation of 85% of the Company’s eligible accounts receivable.  In addition the Company can borrow up to 40% of eligible raw materials and 30% of eligible finished goods for a one time 120-day period.  The asset-based line of credit bears interest at the bank’s reference rate plus one-half percent and matures in June 2007.  At December 31, 2006, the effective rate was 8.75% on the line of credit.

The credit facility is collateralized by all of the Company’s assets, except for certain equipment obtained with purchase-money financing. The bank may at any time apply the funds available in any Company bank account against the outstanding loan balances.  As of December 31, 2006, $0 was outstanding under the credit facilities.  The line of credit is due on demand; accordingly, this amount has been classified as a current liability as of December 31, 2006 and 2005

5.                                      Notes Payable, Related Parties

Notes payable, related parties at December 31, 2006 and 2005, consisted of the following:

	2006	2005
Notes payable; related entity, due upon demand with interest at 3% subordinated to senior debt, unsecured	$500,000	$500,000
Note payable; related entity, due upon demand with interest at 3% subordinated to senior debt, unsecured	625,000	625,000
Note payable; related entity, due upon demand with interest at 3% subordinated to senior debt, unsecured	1,946,154	1,946,154
	$3,071,154	$3,071,154

Accrued interest on these notes at December 31, 2006 and 2005 was $0 and $0, respectively, and interest expense for the years ended December 31, 2006 and 2005 was $92,134 and $89,597, respectively.  During the years ended December 31, 2006 and 2005 interest expense totaling $92,134 and $89,597, respectively, was forgiven.  The accrued interest forgiven was recorded as additional paid-in capital.  On June 30, 2006 the related parties agreed to extend the due dates of the notes to July 1, 2008.

6.                                      Capital Lease Obligations

The Company leased equipment under noncancelable leases classified as capital leases.  The balance, including accrued interest, was paid in full in January 2006.

7.                                      Sale/Leaseback and Related Party Lease Obligations

On March 21, 2001, the Company entered into two sale-leaseback agreements with Activar Properties (a related party through common ownership) for equipment.  On February 25, 2003, the Company sold the building to Hopkins Eleventh Avenue LLC (a related party through common ownership) and entered into a sale-leaseback arrangement.  Since 2001, the leases have been modified with the most recent on July 1, 2006.  The amended lease combined the former building and equipment lease agreements into one lease.  The new lease term is month to month, with monthly payments totaling $16,250.  As part of the new lease agreements, the related party agreed to forgive deferred rent totaling $942,792, which was recorded to additional paid in capital.

The Company has determined that the amended lease is in substance a term lease based on the Company’s intent to continue to use the equipment and building under the lease for an extended period of time.  Since the Company now leases only a portion of the building, the Company recognized $494,094 of the deferred gain on sale-leaseback immediately into income for the portion of the building no longer leased.  The remaining gain on sale-leaseback related to the building as of July 1, 2006 totaling $557,169 will be amortized over thirty-eight months which is equal to the remaining life of the lease at the time of the amendment. The gain on sale-leaseback of equipment will continue to be amortized over the remaining life of the previous term which had eighteen months remaining as of July 1, 2006.  Rent expense on the leases was $213,319 and $343,392 for the years ended December 31, 2006 and 2005, respectively.

Future deferred gains resulting from this lease are as follows:

	Equipment	Building
2007	$155,576	$175,949
2008	—	175,949
2009	—	117,298
Total deferred gains	$155,576	$469,196

8.                                      Stockholders’ Deficiency

Series A Preferred Stock

The Series A Preferred is convertible at any time, without the payment of any additional consideration, into fully paid and nonassessable shares of common stock on a one for one basis subject to anti-dilution.  The Series A Preferred generally votes with the common stock on matters submitted to the shareholders, with each share of Series A Preferred having that number of votes that is equal to the number of whole shares of common stock into which such share of Series A Preferred is then convertible.

Holders of the Series A preferred stock are entitled to receive cumulative cash dividends, in preference to dividends payable on common stock, at the annual rate of 9% and share equally with the common stock, on an as-converted basis, in any dividends declared on the common stock.  Dividends in arrears totaled $504,000 and $432,000 at December 31, 2006 and 2005, respectively.  In the event of any liquidation, whether voluntary or involuntary, the assets of the Company available for distribution to its shareholders shall be distributed equally among the holders of the common stock and the Series A preferred stock.

In connection with the private placement, the Company, the investors and certain individuals from the Company’s existing stockholders (collectively, the control group) entered into a voting agreement.  Among other provisions, the voting agreement requires that the control group vote their shares to designate the investors as members of the Company’s Board of Directors.  The voting agreement further requires the control group to vote as directed by the investors on all matters, which are presented for a vote to the Company’s stockholders.

Stock Option Plans

The Company’s Stock Option Plans (the Plans) provide for grants of stock options to employees and directors.  The number of common shares available for grant pursuant to the Plans was 693,327 and 862,309 at December 31, 2006 and 2005, respectively.  Options become exercisable over periods of up to four years from the date of grant and expire 10 years from the date of grant.

The following summarizes all option activity under the Plans:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in months)	Aggregate Intrinsic Value
Options outstanding at December 31, 2004	1,219,973	$0.68
Cancelled	(10,282)	$0.45
Granted	253,000	$0.40
Exercised	(29,000)	$0.08
Options outstanding at December 31, 2005	1,433,691	$0.64
Cancelled	(40,058)	$0.79
Granted	242,000	$0.65
Exercised	(6,500)	$0.42
Options outstanding at December 31, 2006	1,629,133	$0.72	78	$153,204
Options exercisable at December 31, 2006	1,418,461	$0.73	74	$149,270

The total intrinsic value of stock options exercised in 2006 and 2005 was $2,470 and $11,250 respectively.  No tax benefit related to the exercise of stock options was recorded due to the Company’s 100% valuation allowance on net deferred tax assets.

At December 31, 2006, there was $21,475 of total stock option compensation expense related to nonvested awards not yet recognized, which is expected to be recognized over the weighted average period of two years.

Warrants

At December 31, 2006, warrants to purchase 250,000 shares of the Company’s common stock at an exercise price of $0.25 per share.  The warrants expire in January 2012.

9.                                      Income Taxes

The following table sets forth the components of the tax-affected deferred tax assets at December 31, 2006 and 2005:

	2006	2005
Net operating losses available for carry forward (expire 2009 to 2023)	$11,132,000	$10,856,000

Other future deductible temporary differences, net	400,000	1,049,000

Net deferred tax asset before valuation allowance	11,532,000	11,905,000

Valuation allowance	(11,532,000)	(11,905,000)

	$—	$—

The Company has established a valuation allowance for any tax benefits for which management believes, based on the relative weight of currently available evidence, that it is “more likely than not” that the related net deferred tax asset will not be realized.  The Company has net operating loss carryforwards for federal income tax purposes of approximately $29,000,000.  Under the Internal Revenue Code, certain stock transactions, including sales of stock and the granting of warrants to purchase stock, may limit the amount of net operating loss carry forwards that may be utilized on an annual basis to offset taxable income in future periods.

Reconciliation of the income tax computed at the federal statutory rate to the actual income tax provision is as follows:

	2006	2005

Income tax (benefit)	$325,000	$77,000
Deferred tax assets	(373,000)	(84,000)
Increase (decrease) in valuation allowance	48,000	7,000

Income tax provision	$—	$—

The Company used the effective tax rates of 34% federal and 6% state in computing income tax expense (benefit).

10.                               Employee Benefit Plans

All employees who are at least 21 years of age and have completed six months of service and have worked at least 1,000 hours are eligible to participate in the Company’s 401(k) Retirement Savings Plan and Profit Sharing Plan.  The Company may make 401(k) matching contributions and profit sharing contributions at the discretion of the Board of Directors.  The Company’s 401(k) matching contributions and profit sharing contributions for the years ended December 31, 2006 and 2005 were $21,293 and $17,000, respectively.

11.                               Significant Customer Information

The Company’s major customers accounted for the following percentages of net sales:

		2006		2005
		Amount	%	Amount	%

Customer A	Net Sales	$4,283,009	43%	$3,373,257	42%
	Accounts Receivable	$106,072	19	$376,806	37

Customer B	Net Sales	$1,222,046	12%	$1,039,926	13
	Accounts Receivable	$93,911	17%	$182,196	18%

12.                                 Sublease on Building

The Company subleased a portion of the building during 2006 and 2005.  The Company has netted sublease income as part of cost of goods sold and general and administrative expenses on the statement of operations.  Total sublease income was approximately $23,000 and $204,000 for the years ended December 31, 2006 and 2005, respectively.  The sublease expired during 2006.

MAGSTAR TECHNOLOGIES, INC.

EXHIBIT INDEX TO ANNUAL REPORT

ON FORM 10-KSB

For the Fiscal Year Ended December 31, 2006

Item No.	Item	Method of Filing

3.1	Restated Articles of Incorporation, As amended	Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2001 (File No. 0-1561)

3.2	Amended Bylaws	Incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1990 (File No. 0-1561)

4.1	Form of the Company’s Common Stock Certificate	Incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1990 (File No. 0-1561)

4.2	Voting Agreement, dated September 12, 2000, by and among the Company, certain shareholders and investors	Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, dated October 24, 2000 (File No. 0-1561)

10.1	1997 Non-Employee Director Stock Option Plan	Incorporated by reference to Exhibit 10.8 to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 1997 (File No. 0-1561)

10.2	2001 Stock Option Plan	Incorporated by reference to Exhibit 10.6 to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2001 (File No. 0-1561)

10.3	2001 Stock Purchase Plan	Incorporated by reference to Exhibit 10.7 to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2001 (File No. 0-1561)

10.4	Environmental and ADA Indemnification Agreement, dated December 3, 1997, between the Company and US Bancorp National Association	Incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K, dated December 18, 1997 (File No. 0-1561)

10.5	Environmental Letter of Undertaking, dated December 3, 1997, between the Company and US Bancorp National Association	Incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K, dated December 18, 1997 (File No. 0-1561)

Item No.	Item	Method of Filing

10.6	Securities Purchase Agreement, dated October 10, 2000, by and among the Company and certain Investors	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated October 24, 2000 (File No. 0-1561)

10.7	Amended and Restated Credit Agreement dated October 10, 2000, by and between the Company and US Bancorp National Association	Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, dated October 24, 2000 (File No. 0-1561)

10.8

Amended, Restated and Consolidated Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement, dated October 10, 2000 by and between the Company and US Bancorp National Association

Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K, dated October 24, 2000 (File No. 0-1561)

10.9	Security Agreement, dated October 10, 2000, by and between the Company and US Bancorp National Association	Incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K, dated October 24, 2000 (File No. 0-1561)

10.10	$6,800,000 Amended and Restated Note, dated October 10, 2000, given by the Company to US Bancorp National Association	Incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K, dated October 24, 2000 (File No. 0-1561)

10.11	First Amendment to Amended and Restated Credit Agreement, dated November 30, 2001, by and between the Company and US Bancorp National Association	Incorporated by reference to Exhibit 10.15 to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2001 (File No. 0-1561)

10.12	Asset Purchase Agreement, Promissory Note and Equipment Lease by and between Reuter Manufacturing, Inc. and MagStar Technologies, Inc. for the acquisition of certain assets at December 1, 2000	Incorporated by reference to Exhibit 10.20 to the Company’s Annual Report on Form 10-KSB, for the year ended December 31, 2000 (File No. 0-1561)

10.13	Bill of Sale and two Master Equipment Leases, with attached exhibits and assignments, dated March 21, 2001 related to the sale-leaseback of equipment between the Company and Activar Properties, Inc.	Incorporated by reference to Exhibit 10.21 to the Company’s Quarterly Report on Form 10-Q, for the quarter ended March 31, 2001 (File No. 0-1561)

10.14	Promissory Note between the Company and Activar Properties, Inc. related to the purchase of Quickdraw Conveyor Systems, Inc. dated February 23, 2001	Incorporated by reference to Exhibit 10.22 to the Company’s Quarterly Report on Form 10-Q, for the quarter ended March 31, 2001 (File No. 0-1561)

Item No.	Item	Method of Filing

10.15	Option Amendment Agreement, dated October 1, 2001 by and between Michael J. Tate and the Company	Incorporated by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2001 (File No. 0-1561)

10.16	12% Promissory Note dated January 21, 2002 issued to Richard F. McNamara	Incorporated by reference to Exhibit 10.20 to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2001 (File No. 0-1561)

10.17	Warrant for Purchase of Shares of Common Stock of the Company dated January 21, 2002 issued to Richard F. McNamara	Incorporated by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2001 (File No. 0-1561)

10.18	Lease from Hopkins Eleventh Avenue, LLC to the Company dated February 21, 2003	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated March 11, 2003 (File No. 0-1561)

10.19	Promissory Note from Hopkins Eleventh Ave LLC dated February 21, 2003	Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, dated March 11, 2003 (File No. 0-1561)

10.20	Third Amendment to Amended and Restated Credit Agreement dated as of September 30, 2003	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated October 31, 2003 (File No. 0-1561)

10.21	Fourth Amendment to Amended and Restated Credit Agreement dated as of January 6, 2004	Incorporated by reference to Exhibit 10.25 to the Company’s Annual Report on Form 10-KSB, dated December 31, 2003 (File No. 0-1561)

10.22	Amended Equipment Lease Agreement between Activar Properties, Inc. and the Company dated as of December 30, 2002	Incorporated by reference to Exhibit 10.26 to the Company’s Annual Report on Form 10-KSB, dated December 31, 2003 (File No. 0-1561)

10.23	Fifth Amendment to Amended and Restated Credit Agreement dated as of August 13, 2004	Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-QSB, dated June 30, 2004 (File No. 0-1561)

10.24	Second Amended and Restated Credit Agreement dated as of June 30, 2005	Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-QSB, dated June 30, 2005 (File No. 0-1561)

10.25	First amendment to second amended and restated senior credit agreement dated as of June 30, 2006	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on June 30, 2006 (File No. 0-1561)

Item No.	Item	Method of Filing

14.1	Code of Ethics and Business Conduct	Incorporated by reference to Exhibit 14.1 to the Company’s Annual Report on Form 10-KSB, dated December 31, 2003 (File No. 0-1561)

14.2	Code of Ethics for Senior [Financial] Executives	Incorporated by reference to Exhibit 14.2 to the Company’s Annual Report on Form 10-KSB, dated December 31, 2003 (File No. 0-1561)

23.1	Consent of Independent Registered Accounting Firm	Filed herewith electronically

31.1	Certification of President and Chief Executive Officer	Filed herewith electronically

31.2	Certification of Treasurer and Chief Financial Officer	Filed herewith electronically

32.1	Certification of Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002	Filed herewith electronically

32.2	Certification of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002	Filed herewith electronically

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-119238 and 333-61927) of MagStar Technologies, Inc. of our report dated February 24, 2005, which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, appearing in this Annual Report on Form 10-KSB for the year ended December 31, 2006.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota

March 27, 2007

EXHIBIT 31.1

CERTIFICATION

I, Jon L. Reissner, President and Chief Executive Officer of MagStar Technologies, Inc., certify that:

1.             I have reviewed this Annual Report on Form 10-KSB of MagStar Technologies, Inc;

2.             Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.             Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.             The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

(a)     Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)     Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)     Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)     Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5.             The small business issuer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

(a)     All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

(b)     Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date:    March 27, 2007

/s/	Jon L. Reissner

Jon L. Reissner
President and Chief Executive Officer

EXHIBIT 31.2

CERTIFICATION

I, Joseph A. Petrich, Treasurer and Chief Financial Officer of MagStar Technologies, Inc., certify that:

1.                                       I have reviewed this Annual Report on Form 10-KSB of MagStar Technologies, Inc;

2.                                       Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.                                       Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.                                       The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

(a)     Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)     Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)     Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)     Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5.   The small business issuer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

(a)     All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

(b)     Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date:     March 27, 2007

/s/	Joseph A. Petrich

Joseph A. Petrich
Treasurer and Chief Financial Officer

EXHIBIT 32.1

CERTIFICATION OF

PRESIDENT AND CHIEF EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of MagStar Technologies, Inc. (the “Company”) on Form 10-KSB for the fiscal year ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jon L. Reissner, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jon L. Reissner
Jon L. Reissner
President and Chief Executive Officer
March 27, 2007

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed to be filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.

EXHIBIT 32.2

CERTIFICATION OF

TREASURER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of MagStar Technologies, Inc. (the “Company”) on Form 10-KSB for the fiscal year ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph A. Petrich, Treasurer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joseph A. Petrich
Joseph A. Petrich
Treasurer and Chief Financial Officer
March 27, 2007

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed to be filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.

Exhibit B

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 10-QSB

(Mark One)

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2007

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from to

Commission File Number 0-1561

MAGSTAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-0780999
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

410 - 11th Avenue South, Hopkins, Minnesota 55343
(Address of principal executive offices)

952/935-6921
(Issuer’s telephone number, including area code)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes ☒    No ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).
                                                                                Yes ☐    No  ☒

As of August 7, 2007, there were 9,137,223 and 1,000,000 shares of the registrant’s Common Stock, $.1875 par value and Preferred Stock, $.1875 par value, respectively, outstanding.

Transitional Small Business Disclosure Format (Check one):  YES    ☐            NO  ☒

2

PART I.  FINANCIAL INFORMATION

MAGSTAR TECHNOLOGIES, INC.

ITEM 1.  FINANCIAL INFORMATION

BALANCE SHEETS

JUNE 30, 2007 AND DECEMBER 31, 2006

	June 30,	December 31,
	2007	2006
	(Unaudited)	Audited
ASSETS
Current Assets:
Cash	$600	$91,681
Accounts receivable, net	957,172	558,551
Inventories	1,430,574	1,267,477
Other current assets	59,8108	51,264
Total current assets	2,448,154	1,968,973

Property, plant and equipment, net	162,164	184,315
Patents	35,486	34,142
Total assets	$2,645,804	$2,187,430

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current Liabilities:
Senior debt	$345,000	$—
Checks issued in excess of cash in bank	48,087	—
Accounts payable to related parties	616	—
Notes payable to related parties	45,688	—
Accounts payable	903,189	491,302
Accrued expenses	383,169	393,211
Deposits	36,193	166,332
Short term deferred gain on sale – leaseback equipment	77,788	155,576
Short term deferred gain on sale – leaseback building	175,949	175,949
Total current liabilities	2,015,679	1,382,370

Long-Term Liabilities:
Notes payable to related parties – long-term	3,071,154	3,071,154
Deferred gain on sale – leaseback building, net of current portion	205,275	293,247
Total liabilities	5,292,108	4,746,771

Stockholders’ deficiency:
Convertible preferred stock, par value $.1875 per share, Authorized 2,500,000 shares; 1,000,000 issued and outstanding	187,500	187,500
Common stock, par value $.1875 per share, authorized 30,000,000 shares; 9,137,223 issued and outstanding at June 30, 2007 and December 31, 2006	1,713,229	1,713,229
Additional paid-in capital	23,706,349	23,665,876
Accumulated deficit	(28,253,382)	(28,125,946)
Total stockholders’ deficiency	(2,646,304)	(2,559,341)
Total liabilities and stockholders’ deficiency	$2,645,804	$2,187,430

See accompanying notes to financial statements.

3

MAGSTAR TECHNOLOGIES, INC.

STATEMENTS OF OPERATIONS

	(Unaudited)		(Unaudited)
	For the three months ended		For the six months ended
	June 30,		June 30,
	2007	2006	2007	2006

Net sales	$2,707,294	$2,624,353	$4,870,643	$5,521,116
Cost of sales	2,081,813	2,095,144	3,856,599	4,086,291

Gross profit	625,481	529,209	1,014,044	1,434,825

Selling, general and administrative expenses
Gain on sale – leasebacks	(82,880)	(121,890)	(165,760)	(243,777)
Other selling, general and administrative expenses	618,789	521,568	1,247,396	1,179,188

Total selling, general and administrative expenses, net	535,909	399,678	1,081,636	935,411

Operating income (loss)	89,572	129,531	(67,592)	499,414

Other income (expense):
Interest expense	(32,192)	(27,411)	(61,250)	(59,182)
Other, net	839	16,000	1,406	16,000

Total other income (expense), net	(31,353)	(11,411)	(59,844)	(43,182)

Net income (loss)	58,219	118,120	(127,436)	456,232

Deemed dividend on preferred stock	18,000	18,000	36,000	36,000

Net income (loss) attributable to common shareholders	$40,219	$100,120	$(163,436)	$420,232

Net income (loss) per share attributable to common shareholders – basic	$0.00	$0.01	$(0.02)	$0.05
Net income (los) per share attributable to common shareholders – diluted	$0.00	$0.01	$(0.02)	$0.04

Weighted average common shares outstanding – basic	9,137,223	9,137,223	9,137,223	9,135,016
Weighted average common shares outstanding - diluted	9,521,864	10,563,040	9,137,223	10,566,609

See accompanying notes to financial statements.

4

STATEMENTS OF CASH FLOWS

	(Unaudited)
	For the six months ended June 30,
	2007	2006
Cash flows from operating activities:
Net income (loss)	$(127,436)	$456,232
Adjustments to reconcile net income (loss) to net cash,
Provided by (used in) operating activities:

Depreciation and amortization	23,386	13,589
Gain on sale-leaseback	(165,760)	(243,777)
Deferred equipment lease	—	(47,530)
Share-based compensation to employees and non-employees	40,473	67,628
Deferred rent	—	(10,231)
Accrued interest on notes payable to related parties	45,688	45,688

Changes in operating assets and liabilities:
Accounts receivable	(398,621)	59,517
Inventories	(163,097)	(204,319)
Prepaid expenses	(8,544)	7,388

Accounts payable	411,887	216,759
Accrued expenses	(10,042)	(19,134)
Accounts payable to related parties	616	10,513
Deposits	(130,139)	11,360
Other liabilities	—	(240)

Net cash provided by (used in) operating activities	(481,589)	363,443

Cash flows from investing activities:
Purchases of equipment	—	(109,301)
Payments for patents	(2,579)	(3,560)

Net cash (used in) investing activities	(2,579)	(112,861)

Cash flows from financing activities:
Change in senior debt	345,000	(150,566)
Payments on capital leases	—	(48,137)
Proceeds from exercise of stock options	—	2,730
Net change in checks issued in excess of cash in bank	48,087	(21,972)

Net cash provided by (used in) financing activities	393,087	(217,945)
Net increase in cash	(91,081)	32,637
Cash, beginning of year	91,681	600

Cash, end of period	$600	$33,237

Supplemental disclosures of cash flow information:
Cash paid for interest	$14,153	$25,773

Noncash investing and financing activities:
Forgiveness of related party debt	$0	$942,792

5

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

1.                                       Financial Statements:

The unaudited financial statements of MagStar Technologies, Inc. (the “Company”) for the three and six month periods ended June 30, 2007 and 2006 reflect, in the opinion of management, all adjustments (which include normal recurring adjustments) necessary to fairly state the financial position, and the results of operations and cash flows for the reported periods.  The results of operations for any interim period are not necessarily indicative of results expected for the full year.  The December 31, 2006, balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America.  These unaudited interim financial statements should be read in conjunction with the financial statements and related notes for the year ended December 31, 2006, which are included in the Company’s 2006 Annual Report on Form 10-KSB.

Net Income (Loss) Per Common Share:

Basic net income (loss) per common share attributable to common shareholders is computed using the weighted average number of shares outstanding for the period.  Diluted net income (loss) per common share attributable to common shareholders is computed using the weighted average number of shares outstanding per common share adjusted for the incremental dilutive shares attributed to outstanding stock options under the Company’s stock option plans, stock purchase warrants and convertible preferred stock.  At June 30, 2007, the Company had outstanding warrants for the purchase of 250,000 shares of common stock and stock options for the purchase of 1,748,433 shares of common stock.

Stock-Based Compensation

As more fully described in our Annual Report on Form 10-KSB for the year ended December 31, 2006, the Company has granted stock options over the years to employees, non-employees and directors under various stockholder approved stock option plans. As of June 30, 2007, the Company had 1,748,433 stock options outstanding.  All share-based payments to employees, including grants of employee stock options, are valued at fair value on the date of grant and are expensed over the applicable vesting period.  The fair value of each option grant was determined as of grant date, utilizing the Black-Scholes option pricing model. Based on these valuations, we recognized compensation expense of $11,043 ($0.01 per share) and $40,473 ($0.01 per share) in the three months and six months periods ended June 30, 2007.  The amortization of each option grant will continue over the remainder of the vesting period of each option grant. We expect that the impact on earnings for the remainder of 2007 for stock based compensation will be approximately $33,000 and estimate the impact on future earnings to be approximately $70,000.

6

Warranty Reserve

The Company warrants its products for one or five years. The reserve for warranty is included in accrued expenses and is computed by averaging the last four years warranty costs incurred.  The following summarizes the warranty transactions for the three-month periods ended:

	June 30,	June 30,
	2007	2006

Balance at Beginning of Period	$20,000	$20,000
Claims paid	—	—
Expense Provision	—	—
Balance at End of Period	$20,000	$20,000

Segment Reporting

A business segment is a distinguishable component of an enterprise that is engaged in providing an individual product or service or a group of related products or services and that is subject to risks and returns that are different from those of other business segments. The Company’s segments have similar economic characteristics and are similar in the nature of the products sold, type of customers, methods used to distribute the Company’s products and regulatory environment.  Management believes that the Company meets the criteria for aggregating its operating segments into a single reporting segment.

Management’s Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.                                       Significant Customers:

The Company had two customers that accounted for a significant percentage of net sales as follows:

	For the three months ended June 30,		For the six months ended June 30,
	2007	2006	2007	2006

Customer A	1,153,249	1,104,160	1,597,485	2,735,151
% of Sales	43%	42%	33%	50%
% of Accounts Receivable	34%	22%	34%	22%

Customer B	325,819	236,711	628,938	604,244
% of Sales	12%	9%	13%	11%
% of Accounts Receivable	10%	1%	10%	1%

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3.                                       Senior Debt:

On July 2, 2007, the Company entered into its second amendment to the second amended and restated senior credit agreement consisting of an asset-based line of credit with availability of up to $1,200,000, subject to a borrowing base limitation of 85% of the Company’s eligible accounts receivable.  In addition the Company can borrow up to 40% of eligible raw materials and 30% of eligible finished goods for a one time 120-day period.  The asset-based line of credit bears interest at the bank’s reference rate plus one-half percent and matures on July 31, 2007.

On August 7, 2007, the Company entered into its third amendment to the second amended and restated senior credit agreement consisting of the same terms as its second amendment to the second amended and restated senior credit agreement with a maturity date of June 30, 2008.

The credit facility is collateralized by all of the Company’s assets, except for certain equipment. The bank may at any time apply the funds available in any Company bank account against the outstanding loan balance.  As of June 30, 2007, $345,000 was outstanding under the credit facility.  The line of credit is due on demand and accordingly, is classified as a current liability in the Company’s June 30, 2007 balance sheet.  At June 30, 2007, the effective rate was 8.75% on the line of credit.

4.                                       Related Party Transactions

On March 21, 2001, the Company entered into two sale-leaseback agreements with Activar Properties (a related party through common ownership).  On February 25, 2003, the Company sold the building to Hopkins Eleventh Avenue LLC (a related party through common ownership) and entered into a sale-leaseback arrangement.  Since 2001, the leases have been modified with the most recent on July 1, 2006.  The amended lease combined the former building and equipment lease agreements into one lease.  The new lease term is month to month, with monthly payments totaling $16,250.

The Company has determined that the amended lease is in substance a term lease based on the Company’s intent to continue to use the equipment and building under the lease for an extended period of time.  As of June 30, 2007 the remaining gain on sale-leaseback related to the building and equipment will be amortized over twenty-six months and six months respectively.

On June 30, 2006, related party creditors agreed to restructure their short-term debt to term notes, due and payable on July 1, 2008 at an interest rate of 3%.  The notes totaled $3,116,842 including accrued interest at June 30, 2007.

ITEM 2.  MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward Looking Statements

The information in this discussion may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements involve risks and uncertainties, including statements regarding the Company’s capital needs, business strategy and expectations.  Any statements that are not of historical fact may be deemed to be forward-looking statements.  These forward-looking statements involve substantial risks and uncertainties.  In some cases you can identify forward-looking statements by terminology such as “may,”  “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,”

8

“predict,” “potential,” or “continue”, the negative of the terms or other comparable terminology.  Forward-looking statements in this Report may also include references to anticipated sales volume and product margins, efforts aimed at establishing new or improving existing relationships with customers, other business development activities, anticipated financial performance, business prospects and similar matters.  Actual events or results may differ materially from the anticipated results or other expectations expressed in the forward-looking statements.  In evaluating these statements, you should consider various factors, including the risks included from time to time in other reports or registration statements filed with the United States Securities and Exchange Commission.  These factors may cause the Company’s actual results to differ materially from any forward-looking statements.  The Company disclaims any obligation to publicly update these statements, or disclose any difference between actual results and those reflected in these statements.

General

MagStar Technologies, Inc. (“MagStar” or the “Company”) is a publicly owned company headquartered in Hopkins, Minnesota.  The Company’s stock is quoted on the Over-The-Counter Bulletin Board under the symbol “MGST”. MagStar is a manufacturer of conveyors, material handling equipment, motion control devices, and contract manufactured medical devices.  MagStar’s primary product is Quickdraw brand conveyor systems, used in factory and laboratory automation.  MagStar also manufactures customized motion control products (custom servo motors, spindles, and linear slides), disposable based medical centrifuges and devices, and its other proprietary product, oil centrifuges.  Products manufactured by MagStar are used in high-tech manufacturing, electronics assembly, surgical procedures, and laboratory processes.   Engineering strengths, precision machining abilities, and assembly services enable MagStar to be a prototype developer and production manufacturer of high performance and cost effective products.

The Company was established in 1948 as Reuter Manufacturing, Inc., and specialized in precision machining and assemblies.  In early 2001, the Company changed its name to MagStar Technologies, Inc.

The Company’s ability to continue operations is dependent on its ability to sustain sales and maintain adequate margins on sales, as well as its ability to maintain its credit facilities.  In addition, if the Company is unable to sustain sales at higher levels and sustain positive cash flows from operations and maintain its credit facilities, it would be unable to meet its debt service requirements and may be forced to cease operations and / or liquidate assets.

Accordingly, there can be no assurance that the Company will continue as a going concern in its current form.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

9

Results of Operations

The Company’s net sales of $2,707,294 for the second quarter ended June 30, 2007 increased by 3% or $82,941 from $2,624,353 for the same period in 2006.  The Company’s net sales of $4,870,643 for the six months ended June 30, 2007 decreased by 12% or $650,473 from $5,521,116 for the same period in 2006.   Net sales from the Company’s major product lines for the second quarter and six months ended June 30, 2007 compared to the same periods in 2006 are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Quickdraw conveyors	$1,029,219	$772,311	$1,906,073	$1,357,443
Spindles and motion control	1,284,480	1,363,675	2,043,286	3,153,543
Industrial centrifuges	139,318	305,757	325,929	543,654
Contract Manufacturing	259,887	262,524	601,119	528,831
Other revenue	(5,610)	(79,914)	(5,764)	(62,355)
Total net sales	$2,707,294	$2,624,353	$4,870,643	$5,521,116

Sales to the Company’s largest customer, Customer A, were $1,153,249 or 43% of net sales for the second quarter of 2007 compared to $1,104,160, or 42% of net sales for the same period in 2006.  Sales to Customer B, the Company’s second largest customer were $325,819 or 12% of net sales for the second quarter of 2007 compared to $236,711 or 9% of sales for the same period in 2006.  Sales increased overall during the second quarter of 2007 compared to the same period in 2006 due to an increase in Quickdraw conveyor sales.  Sales to the Company’s largest customer, Customer A, were $1,597,485 or 33% of net sales for the six months ended June 30, 2007 compared to $2,735,151 or 50% of net sales for the same period in 2006.  Sales to Customer B, the Company’s second largest customer were $628,938 or 13% of net sales for the six months ended June 30, 2007 compared to $604,244 or 11% of sales for the same period in 2006.  Sales decreased overall during the six months ended June 30, 2007 compared to the same period in 2006 due to a large decrease in demand by the Company’s largest customer.  The decrease was offset by a continual increase in Quickdraw conveyor sales.

Gross profit was $625,481 or 23% for the second quarter ended June 30, 2007, compared to $529,209 or 20% for the same period in 2006.  Gross profit increased by $96,272 or 18% due to increased sales in the second quarter of 2007.  Gross profit was $1,014,044 or 21% for the six months ended June 30, 2007, compared to $1,434,825 or 26% for the same period in 2006.  Gross profit decreased by $420,781 or 29% due to decreased sales in the six months ended June 30, 2007.  The gross profit for future quarters is dependent on the volume of sales and the product mix.

Selling, general and administrative expenses were $535,909 or 20% of net sales for the second quarter of 2007 compared to $399,678 or 15% of net sales for the same period in 2006.  The increase for the quarter ended June 30, 2007 of $136,231 or 34% is primarily due to increased selling expenses attributable to commissions, travel and a decrease in the recognized gain from the sale of building.  Selling, general and administrative expenses were $1,081,636 or 22% of net sales for the six months ended June 30, 2007 compared to $935,411 or 17% of net sales for the same period in 2006.  The increase for the six months ended June 30, 2007 of $146,225 or 16% is primarily due to increased selling expenses attributable to commissions, travel and a decrease in the recognized gain from the sale of building.

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In the second quarter of 2007, the Company had operating income of $89,572 or 3% of net sales compared to $129,531 or 5% of net sales for the same period of 2006.  The operating income decreased for the second quarter by $39,959 or 31% due to the reasons discussed above.  For the six months ended June 30, 2007, the Company had operating loss of $67,592 or 1% of net sales compared to $499,414 or 9% of net sales for the same period of 2006.  The operating income decreased for the six months ended June 30, 2007 by $567,006 or 114% due to the reasons discussed above.

Other expenses (net) were $31,353 or 1% of net sales for the second quarter of 2007 compared to $11,411 or 1% for the same period of 2006.  The increase for the quarter ended June 30, 2007 of $19,942 or 175% was primarily due to a higher average outstanding balance on our senior debt during 2007 compared to 2006 and a recognized gain on equipment sales in 2006.  Other expenses (net) were $59,844 or 1% of net sales for the six months ended June 30, 2007 compared to $43,182 or 1% for the same period of 2006.  The increase for the six months ended June 30, 2007 of $16,662 or 39% is primarily due to a recognized gain on equipment sales during 2006.

The Company recorded net income for the second quarter ended June 30, 2007 and did not  record a provision for income taxes and, generally, does not pay regular income taxes because of the availability of its net operating loss carry forwards.

The effect of inflation on the Company’s results has not been significant.

Net income attributable to common shareholders for the second quarter of 2007 was $40,219 or $0.00 per basic and diluted share, compared to a net income attributable to common shareholders of $100,120 or $0.01 per basic and diluted share for the second quarter of 2006.  Net loss attributable to common shareholders for the six months ended June 30, 2007 was $163,436 or ($0.02) per basic and diluted share, compared to a net income attributable to common shareholders of $420,232 or $0.05 per basic and $0.04 per diluted share for the second quarter of 2006.  The change in net income is due to the reasons discussed above.

Liquidity and Capital Resources

At June 30, 2007, the Company had working capital of $432,475, compared to $586,603 at December 31, 2006. The current ratio was 1.21 at June 30, 2007 and 1.42 at December 31, 2006.  The decrease in working capital is primarily due to an increase in senior debt and accounts payable as a result of operating losses during the six month period ended June 30, 2007.

Net cash used in operating activities was $481,589 for the six months ended June 30, 2007, compared to net cash from operating activities of $363,443 for the comparable period in 2006.  The decrease in cash flows from operating activities for the six months ended June 30, 2007, from the comparable period in 2006, was due primarily to net operating losses from operations as a result of decreased sales.

Net cash used in investing activities for the six month period ended June 30, 2007 was $2,579, compared to $112,861 used in investing activities during the same six month period in 2006.  The change was due to decreased expenditures in capital equipment. The Company anticipates minimal commitments for capital expenditures during the next 12 months.

Net cash provided by financing activities was $393,087 for the six month period ended June 30, 2007, compared to cash used in financing activities of $217,945 for the same period in 2006.  The change was primarily due to additional borrowings in senior debt during 2007 versus paying down the senior debt in 2006.

11

On July 2, 2007, the Company entered into its second amendment to the second amended and restated senior credit agreement consisting of an asset-based line of credit with availability of up to $1,200,000, subject to a borrowing base limitation of 85% of the Company’s eligible accounts receivable.  In addition the Company can borrow up to 40% of eligible raw materials and 30% of eligible finished goods for a one time 120-day period.  The asset-based line of credit bears interest at the bank’s reference rate plus one-half percent and matures on July 31, 2007.

On August 7, 2007, the Company entered into its third amendment to the second amended and restated senior credit agreement consisting of the same terms as its second amendment to the second amended and restated senior credit agreement with a maturity date of June 30, 2008.

The credit facility is collateralized by all of the Company’s assets, except for certain equipment. The bank may at any time apply the funds available in any Company bank account against the outstanding loan balance.  As of June 30, 2007, $345,000 was outstanding under the credit facility.  The line of credit is due on demand and accordingly, is classified as a current liability in the Company’s June 30, 2007 balance sheet.  At June 30, 2007, the effective rate was 8.75% on the line of credit.

On March 21, 2001, the Company entered into two sale-leaseback agreements with Activar Properties (a related party through common ownership).  On February 25, 2003, the Company sold the building to Hopkins Eleventh Avenue LLC (a related party through common ownership) and entered into a sale-leaseback arrangement.  Since 2001, the leases have been modified with the most recent on July 1, 2006.  The amended lease combined the former building and equipment lease agreements into one lease.  The new lease term is month to month, with monthly payments totaling $16,250.

The Company has determined that the amended lease is in substance a term lease based on the Company’s intent to continue to use the equipment and building under the lease for an extended period of time.  As of June 30, 2007 the remaining gain on sale-leaseback related to the building and equipment will be amortized over twenty-six months and six months respectively.

On June 30, 2006, related party creditors agreed to restructure their short-term debt to term notes, due and payable on July 1, 2008 at an interest rate of 3%.  The notes totaled $3,116,842 including accrued interest at June 30, 2007.

Troubled Financial Condition and Management’s Plans

Management’s plans and objectives to improve the financial condition of the Company include the following:

•         Grow sales of new and existing customers offering the application of MagStar’s strengths, which are factory and laboratory automation conveyors, motion control and spindle devices, and industrial centrifuges.

•         Focus on products and capabilities that are a source of unique value for customers and a reflection of what MagStar does best.

•         Pursue a course of investing in research and development which management believes will lead to innovation and new value propositions in the future, establishing a reputation and expertise for product development.

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•         Focus on proprietary products and away from contract manufacturing, developing long term sustainable comparative advantages over our competitors.

•         Seek growth through strategic acquisitions, alliances, and mergers.

•         Improve productivity, improve cost control, and manage expenses in proportion with the Company’s current sales levels to achieve and maintain positive cash flow.

•         Strategically add key managers and operational expertise as required in a prudent and responsible manner.

There can be no assurance that management will be able to accomplish any of the above plans and objectives or achieve the necessary improvements in its cash flows and financial position to meet its obligations as they become due.  Nor can there be any assurance that the Company’s financial performance will improve even if the above strategy is fully implemented.

The Company’s ability to continue operations is dependent on its ability to maintain sales with adequate margins, manage expenses, and maintain credit facilities with a lending institution. Accordingly, there can be no assurance that the Company will continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Summary

The decreased operating performance for the six month period ending June 30, 2007 compared to the same period in 2006 is the result of decreased sales and lower margins on certain products sold.  With the appropriate managerial policy actions, the upside and downside risks to the attainment of both sustainable growth and operational stability should be kept roughly equal.  Management is cautiously optimistic and intends to respond to changes in economic prospects as needed to fulfill its obligation to prudent fiscal management and stable and fiscally responsible growth, while focusing on its profitable strengths and advantages.

This Form 10-QSB contains forward-looking statements that involve risk and uncertainties, including references to sales, business development activities, anticipated financial performance, business prospects, and similar matters.  In addition, the Company has a high concentration of business with major customers and any significant reduction in sales to these customers may have a material effect on net income.  Because of these and other uncertainties, actual results could differ materially from those reflected in any forward-looking statements.

Critical Accounting Policies and Estimates

The Company’s significant accounting policies are described in Note 2 to the Financial Statements included in our annual report on form 10-KSB for the year ended December 31, 2006.  The accounting policies used in preparing the Company’s interim 2007 condensed financial statements are the same as those described in the Company’s annual report.

The Company’s critical accounting policies are those both having the most impact to the reporting of the Company’s financial condition and results, and requiring significant judgments and estimates.  The Company’s critical accounting policies include those related to revenue recognition, share-based compensation and valuation of inventories.

13

Impact of Recent Accounting Pronouncements

FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109,” requires that a company evaluate all tax positions recognized in that company’s financial statements for any uncertainty that the tax positions will not be sustained under examination.  The company must determine whether it is more likely than not that a tax position will be sustained upon examination.  The company must also measure the amount of benefit to recognize in its financial statements for tax positions which meet the more likely than not threshold.  The adoption of FASB Interpretation No. 48 during 2007 did not impact the Company.

ITEM 3.  CONTROLS AND PROCEDURES

Management of the Company has evaluated, with the participation of the Chief Executive Officer and Chief Financial Officer of the Company, the effectiveness of the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the quarter covered by this Quarterly Report on Form 10-QSB.  Based on that evaluation, the Chief Executive Officer and Chief Financial Officer of the Company have concluded that the Company’s disclosure controls and procedures as of the end of the quarter covered by this Quarterly Report on Form 10-QSB are effective to provide assurance that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Securities and Exchange Commission. However, due to the limited number of Company employees engaged in the authorization, recording, processing and reporting of transactions, there is inherently a lack of segregation of duties. The Company periodically assesses the cost versus benefit of adding the resources that would remedy or mitigate this situation and currently, does not consider the benefits to outweigh the costs of adding additional staff in light of the oversight of the financial statements by senior management.

There were no changes in the Company’s internal control over financial reporting identified in that evaluation that occurred during the fiscal quarter covered by this Quarterly Report on Form 10-QSB that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company held an annual meeting of its Shareholders on Thursday, May 17, 2007.

James L. Reissner, Michael J. Tate, Robert L. Stehlik, James H. Zavoral, M.D., and Jon L. Reissner were re-elected as directors of the Company.  Each director received the following votes:

	Shares
	In Favor	Withhold Authority

James L. Reissner	8,619,173	50,531
Michael J. Tate	8,619,173	50,531
Robert L. Stehlik	8,619,173	50,531
James H. Zavoral, M.D.	8,619,173	50,531
Jon L. Reissner	8,619,173	50,531

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Additionally, the Shareholders ratified the appointment of Virchow, Krause & Company, LLP as independent auditors of the Company for the year ending December 31, 2007 with the following vote:  8,651,589 shares in favor, 9,645 shares voting against and 8,470 shares abstaining.

 ITEM 6.  EXHIBITS

31.1                                      Certificate of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2                                      Certificate of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1                                      Certificate of Chief Executive and Chief Financial Officers pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGSTAR TECHNOLOGIES, INC.
(Registrant)

Date: August 7, 2007	By:	/s/ Jon L. Reissner
Jon L. Reissner
President and Chief Executive Officer
(Principal Executive Officer)

Date: August 7, 2007	By:	/s/ Joseph A. Petrich
Joseph A. Petrich
Treasurer and Chief Financial Officer
(Principal Financial Officer)

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INDEX TO EXHIBITS

Exhibit	Item

31.1	Certificate of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2	Certificate of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1	Certificate of Chief Executive and Financial Officers pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

17

EXHIBIT 31.1

CERTIFICATION

I, Jon L. Reissner, certify that:

1.             I have reviewed this Quarterly Report on Form 10-QSB of MagStar Technologies, Inc;

2.                                     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.                                        Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.                                        The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

(a)           Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)           Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c)           Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5.                                        The small business issuer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

(a)           All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

(b)           Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: August 7, 2007
	/s/	Jon L. Reissner
Jon L. Reissner
President and Chief Executive Officer

EXHIBIT 31.2

CERTIFICATION

I, Joseph A. Petrich, certify that:

1.              I have reviewed this Quarterly Report on Form 10-QSB of MagStar Technologies, Inc;

2.                                     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.                                        Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.                                        The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

(a)            Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)            Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c)            Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5.                                        The small business issuer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

(a)            All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

(b)            Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: August 7, 2007
/s/	Joseph A. Petrich
Joseph A. Petrich
Treasurer and Chief Financial Officer

EXHIBIT 32.1

CERTIFICATION

OF PRESIDENT AND CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of MagStar Technologies, Inc. (the “Company”) on Form 10-QSB for the fiscal quarter ending June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officers of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)             The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)             The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jon L. Reissner

Jon L. Reissner
President and Chief Executive Officer
August 7, 2007

/s/ Joseph A. Petrich

Joseph A. Petrich
Treasurer and Chief Financial Officer
August 7, 2007

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed to be filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.